As filed with the Securities and Exchange Commission on April 24, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ING GROEP N.V.

(Exact Name of Registrant as Specified in Its Charter)

The Netherlands

(State or other jurisdiction of incorporation or organization)

Not Applicable

(I.R.S. Employer Identification Number)

Bijlmerdreef 106

1102 CT Amsterdam

P.O. Box 1800, 1000 BV Amsterdam

The Netherlands

Telephone: +31 20 576 4190

(Address and telephone number of registrant’s principal executive offices)

Marcy S. Cohen

ING Financial Holdings Corporation

1133 Avenue of the Americas

New York, New York 10036

Telephone: +1 646-424-6000

(Name, address, and telephone number of agent for service)

Please send copies of all communications to:

Evan S. Simpson Sullivan & Cromwell LLP 1 New Fetter Lane London EC4A 1AN United Kingdom +44-20-7959-8900	Connie I. Milonakis Davis Polk & Wardwell London LLP 5 Aldermanbury Square London EC2V 7HR United Kingdom +44-20-7418-1300

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement:

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

Explanatory Note

The prospectus contained herein relates to both of the following:

•

the initial offering of newly-issued debt securities, capital securities and ordinary shares (including ordinary shares represented by American depositary shares (“ADSs”)), on a continuous or delayed basis, at indeterminate aggregate initial public offering prices; and

•

market-making transactions that may occur on a continuous or delayed basis in the securities described above, after they were initially offered and sold, and in debt securities of ING Groep N.V., the initial offering and sale of which have already occurred.

When the prospectus is delivered to an investor in the initial offering described above, the investor will be informed of that fact in the confirmation of sale. When the prospectus is delivered to an investor who is not informed as per the initial offering, it is delivered in a market-making transaction.

PROSPECTUS

ING GROEP N.V.

(Amsterdam, The Netherlands)

Debt Securities

Capital Securities

Ordinary Shares

American Depositary Shares

ING Groep N.V. from time to time may offer to sell debt securities, capital securities, ordinary shares and American depositary shares, or “ADSs,” representing our ordinary shares. ADSs, representing our ordinary shares, are listed on the New York Stock Exchange under the symbol “ING.”

When we offer securities, we will provide you with a prospectus supplement describing the terms of the specific issues of securities including their offering price and the specific manner in which they may be offered. You should read this prospectus and the accompanying supplement carefully before you invest. We may offer and sell the securities directly to purchasers, through underwriters, dealers or agents, including ING Financial Markets LLC or another of our affiliates, or through any combination of these methods, on a continuous or delayed basis.

Investing in the securities involves risks. Please see “Risks Relating to our Debt Securities and Capital Securities” beginning on page 9 as well as the risk factors set forth in our most recent Annual Report on Form 20-F and in other reports incorporated herein by reference. We may include specific risk factors in an applicable prospectus supplement under the heading “Risk Factors.”

The securities are not deposit liabilities and are not covered by any compensation scheme, or insured by any governmental body, of the United States, The Netherlands, or any other jurisdiction.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

We may use this prospectus in the initial sale of these securities. In addition, one or more of our affiliates may use this prospectus in a market-making transaction involving any of these securities after the initial sale. Unless we or our agent informs the purchaser otherwise in the confirmation of sale, this prospectus is being used in a market-making transaction.

Prospectus dated April 24 , 2025

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus or incorporated by reference into this prospectus as further described below under “Available Information.” This summary does not contain all the information that you should consider before investing in the securities being offered by this prospectus. You should carefully read the entire prospectus, the documents incorporated by reference into this prospectus and the prospectus supplement relating to the securities that you propose to buy, especially any description of investment risks that we may include in the prospectus supplement.

ING Groep N.V.

ING Groep N.V. is a holding company, which was incorporated in 1991 under the laws of The Netherlands, with its corporate seat and headquarters in Amsterdam, The Netherlands. ING Group currently serves around 40 million customers in over 38 countries, offering banking services to meet a broad customer base. ING Groep N.V. is a listed company and holds all shares of ING Bank N.V., which is not separately listed. ING Groep N.V.’s headquarters are located at Bijlmerdreef 106, 1102 CT Amsterdam, P.O. Box 1800, 1000 BV Amsterdam, The Netherlands. For further information about ING Groep N.V. and its subsidiaries, please refer to the section entitled “Available Information.”

The Securities We Are Offering

We may offer any of the following securities from time to time:

•	debt securities;

•	capital securities;

•	ordinary shares; and

•	American depositary shares, or ADSs, representing our ordinary shares.

When we use the term “securities” in this prospectus, we mean any of the securities we may offer pursuant to this prospectus and a prospectus supplement, unless we say otherwise. This prospectus, including the following summary, describes the general terms that may apply to the securities. The specific terms of any particular securities that we may offer will be described in a separate supplement to this prospectus.

Notwithstanding any other agreements, arrangements or understandings between us and any holder or beneficial holder of our debt securities or capital securities, by acquiring our debt securities or our capital securities, each holder and beneficial holder thereof or of any interest therein acknowledges, accepts, recognizes, agrees to be bound by, and consents to the exercise of, any Dutch Bail-in Power (as defined herein) by the relevant resolution authority (references to the “relevant resolution authority” is to any authority with the ability to exercise a Dutch Bail-in Power) that may result in the reduction (including to zero), cancellation or write-down (whether on a permanent basis or subject to a write-up by the resolution authority) of all, or a portion, of the principal amount of, or interest on, the applicable debt securities or capital securities and/or the conversion of all, or a portion, of the principal amount of, or interest on, the applicable debt securities or capital securities into shares or claims which may give right to shares or other instruments of ownership or other securities or other of our obligations or obligations of another person (whether or not at the point of non-viability and independently of or in combination with a resolution action), including by means of a variation to the terms of the debt securities or capital securities (which may include amending the interest amount or the maturity or interest payment dates, including by suspending payment for a temporary period), or that the debt securities or capital securities must otherwise be applied to absorb losses, or any expropriation of the applicable debt securities or capital securities, in each case, to give effect to the exercise by the relevant resolution authority of such Dutch Bail-in Power. For more information on the Dutch Bail-in Power, see “Description of Debt Securities—Agreement and Acknowledgment with Respect to the Exercise of Dutch Bail-in Power” and “Description of Capital Securities—Agreement and Acknowledgment with Respect to the Exercise of Dutch Bail-in Power”.

Because our assets consist principally of interests in the subsidiaries through which we conduct our businesses, our cash flow and our consequent ability to service our debt, including the debt securities, are largely dependent upon the cash flow and earnings of our subsidiaries, including dividends we receive from some of those subsidiaries. In addition, our right to participate as an equity holder in any distribution of assets of any of our subsidiaries upon the subsidiary’s liquidation or otherwise, and thus the ability of our security holders to benefit from the distribution, is junior to the rights of creditors of the subsidiary, except to the extent that any claim we may have as a creditor of the subsidiary is recognized. In addition, dividends, loans and advances to us from some of our subsidiaries may be restricted by the net capital requirements of our various regulators. We also guarantee certain obligations of some of our subsidiaries; as a result, any liability we may have for our subsidiaries’ obligations could reduce our assets that are available to satisfy our direct creditors, including investors in our securities.

Debt Securities

Our debt securities may be senior or subordinated in right of payment. For any particular debt securities we offer, your prospectus supplement will describe the specific designation, the aggregate principal or face amount and the purchase price, the ranking, whether senior or subordinated, the stated maturity, if any, the redemption terms, if any, the rate, or manner of calculating the rate, and the payment dates for interest, if any, the amount or manner of calculating the amount payable at maturity and any other specific terms.

We will issue the senior and subordinated debt securities, if any, under separate indentures between us and The Bank of New York Mellon, as trustee.

The capital securities described in this prospectus are also debt securities. However, because they have certain unique terms designed to accommodate our expectation that one or more series of capital securities, if issued, will qualify as “additional tier 1” regulatory capital of ING Groep N.V. for purposes of capital adequacy rules, we have described the capital securities and the capital securities indenture separately under “Description of Capital Securities.”

Capital Securities

We may offer capital securities, which are subordinated securities of ING Groep N.V. and may be convertible into ordinary shares of ING Groep N.V. or ADSs in certain circumstances. The capital securities will not be secured by any assets or property of ING Groep N.V. or any of its subsidiaries or affiliates (including its subsidiary ING Bank N.V.). For any particular capital securities we offer, your prospectus supplement will describe the specific designation and aggregate principal amount, the maturity date, if any, whether the capital securities are intended to qualify as “additional tier 1” capital for regulatory purposes, the ranking relative to our other debt and equity, the provisions for cancellation of interest payments, the terms on which they may or will be converted, and any other specific terms.

American Depositary Shares and Ordinary Shares

We may offer ADSs representing our ordinary shares. ADSs are evidenced by ADRs. ADRs are American depositary receipts, which usually make owning foreign shares easier. Each ADR will represent one ordinary share. The ADRs will be issued by JPMorgan Chase Bank, N.A., as depositary. We describe the ordinary shares and the ADSs in detail under “Description of Ordinary Shares” and “Description of American Depositary Shares.”

Form of Securities

We will issue the securities in book-entry form through one or more depositaries, such as The Depository Trust Company, or “DTC,” Euroclear Bank SA/NV, as operator of the Euroclear system, or “Euroclear,” or Clearstream Banking, S.A. or “Clearstream, Luxembourg,” named in your prospectus supplement. Each sale of a security in book-entry form will settle in immediately available funds through the depositary, unless otherwise stated. We will generally issue debt securities and capital securities only in registered form, without coupons.

Payment Currencies

Amounts payable in respect of the securities, including the purchase price, will be payable in U.S. dollars, unless your prospectus supplement says otherwise.

Listing

If any securities are to be listed on a securities exchange or quoted on a quotation system, your prospectus supplement will say so.

Use of Proceeds

Unless we indicate otherwise in your prospectus supplement, we intend to use the net proceeds from the initial sales of securities to provide additional funds for our operations and for other general corporate purposes.

Manner of Offering

The securities will be offered in connection with their initial issuance or in market-making transactions by our affiliates after initial issuance. Those offered in market-making transactions may be securities that will only be issued after the date of this prospectus, as well as debt securities that we have previously issued.

When we issue new securities, we may offer them for sale to or through underwriters, dealers and agents, including our affiliates, or directly to purchasers. Your prospectus supplement will include any required information about the firms we use and the discounts or commissions we may pay them for their services.

AVAILABLE INFORMATION

We file annual reports on Form 20-F with, and furnish other reports and information on Form 6-K to, the U.S. Securities and Exchange Commission (the “SEC”). However, as a foreign private issuer, we and our shareholders are exempt from some of the Securities Exchange Act reporting requirements, including proxy solicitations rules, the short-swing insider profit disclosure rules of Section 16 of the Exchange Act with respect to our ordinary shares and the rules regarding the furnishing of quarterly reports to the SEC, which are required to be furnished only if required or otherwise provided in our home country domicile.

Our filings with the SEC are available through the SEC’s Internet site at http://www.sec.gov, through the New York Stock Exchange, Inc., 11 Wall Street, New York, New York 10005, on which our ADSs are listed, and on our website at http://www.ing.com.

The SEC allows us to “incorporate by reference” the information we file with them, which means:

•	incorporated documents are considered part of this prospectus;

•	we can disclose important information to you by referring you to those documents; and

•

information that we file with the SEC in the future and incorporate by reference herein will automatically update and supersede information in this prospectus and information previously incorporated by reference herein.

We incorporate by reference the following documents or information filed with or furnished to the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	our Annual Report on Form 20-F for the year ended December 31, 2024, filed on March 6, 2025 (the “2024 Form 20-F”);

•	our Current Report on Form 6-K, furnished to the SEC on April 22, 2025, concerning the results of our 2025 Annual General Meeting; and

•

any filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”), as well as any Form 6-K furnished to the SEC to the extent such Form 6-K expressly states that we incorporate such form by reference, on or after the date of this prospectus and before the termination of any offering of securities hereunder.

We have filed a registration statement on Form F-3 under the Securities Act of 1933, as amended (the “Securities Act”), with the SEC covering the securities. For further information on the securities of ING Groep N.V., you should review our registration statement and its exhibits. This prospectus is a part of the registration statement and summarizes material provisions of the contracts and other documents to which we refer you. Since this prospectus may not contain all the information that you may find important, you should review the full text of these documents. We have included copies of these documents as exhibits to our registration statement.

We will provide to you, upon your oral or written request, at no cost, a copy of any filings referred to above, excluding exhibits, other than those specifically incorporated by reference into the documents you request. Requests should be directed to the following address: ING Groep N.V., Attention: Investor Relations, Bijlmerdreef 106, 1102 CT Amsterdam, P.O. Box 1800, 1000 BV Amsterdam, The Netherlands, telephone: +31 20 576 4190.

We have not authorized any other person to give any information not contained in or incorporated by reference into this prospectus or the relevant prospectus supplement or in any free writing prospectus prepared by or on behalf of us or to which we refer you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus and the relevant prospectus supplement and any free writing prospectus prepared by or on behalf of us or to which we refer you constitute an offer to sell the securities, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained or incorporated by reference into this prospectus and the relevant prospectus supplement and in any free writing prospectus prepared by or on behalf of us or to which we refer you is current only as of the respective dates of such documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

Certain of the statements contained in this prospectus, the related prospectus supplements and certain documents incorporated by reference herein or therein are “forward-looking statements” and are not historical facts, including, without limitation, certain statements made of future expectations and other forward-looking statements that are based on management’s current views and assumptions and involve known and unknown risks and uncertainties that could cause actual results, performance or events to differ materially from those expressed or implied in such statements. Actual results, performance or events may differ materially from those expressed or implied in such statements due to a number of factors, including, without limitation:

•

changes in general economic conditions and customer behaviour, in particular economic conditions in ING’s core markets, including changes affecting currency exchange rates and the regional and global economic impact of the invasion of Russia into Ukraine and related international response measures;

•	changes affecting interest rate levels;

•	any default of a major market participant and related market disruption;

•	changes in performance of financial markets, including in Europe and developing markets;

•	fiscal uncertainty in Europe and the United States;

•	discontinuation of or changes in ‘benchmark’ indices;

•	inflation and deflation in our principal markets;

•	changes in conditions in the credit and capital markets generally, including changes in borrower and counterparty creditworthiness;

•	failures of banks falling under the scope of state compensation schemes;

•	non-compliance with or changes in laws and regulations, including those concerning financial services, financial economic crimes and tax laws, and the interpretation and application thereof;

•

geopolitical risks, political instabilities and policies and actions of governmental and regulatory authorities, including in connection with the invasion of Russia into Ukraine and the related international response measures;

•	legal and regulatory risks in certain countries with less developed legal and regulatory frameworks;

•	prudential supervision and regulations, including in relation to stress tests and regulatory restrictions on dividends and distributions, (also among members of the group);

•	ING’s ability to meet minimum capital and other prudential regulatory requirements;

•	changes in regulation of US commodities and derivatives businesses of ING and its customers;

•	application of bank recovery and resolution regimes, including write-down and conversion powers in relation to our securities;

•

outcome of current and future litigation, enforcement proceedings, investigations or other regulatory actions, including claims by customers or stakeholders who feel misled or treated unfairly, and other conduct issues;

•	changes in tax laws and regulations and risks of non-compliance or investigation in connection with tax laws, including FATCA;

•

operational and IT risks, such as system disruptions or failures, breaches of security, cyber-attacks, human error, changes in operational practices or inadequate controls including in respect of third parties with which we do business and including any risks as a result of incomplete, inaccurate, or otherwise flawed outputs from the algorithms and data sets utilized in artificial intelligence;

•

risks and challenges related to cybercrime including the effects of cyber-attacks and changes in legislation and regulation related to cybersecurity and data privacy, including such risks and challenges as a consequence of the use of emerging technologies, such as advanced forms of artificial intelligence and quantum computing;

•	changes in general competitive factors, including ability to increase or maintain market share;

•	inability to protect our intellectual property and infringement claims by third parties;

•	inability of counterparties to meet financial obligations or ability to enforce rights against such counterparties;

•	changes in credit ratings;

•

business, operational, regulatory, reputation, transition and other risks and challenges in connection with climate change, diversity, equity and inclusion and other ESG-related matters, including data gathering and reporting and also including managing the conflicting laws and requirements of governments, regulators and authorities with respect to these topics;

•	inability to attract and retain key personnel;

•	future liabilities under defined benefit retirement plans;

•	failure to manage business risks, including in connection with use of models, use of derivatives, or maintaining appropriate policies and guidelines;

•	changes in capital and credit markets, including interbank funding, as well as customer deposits, which provide the liquidity and capital required to fund our operations; and

•

the other risks and uncertainties detailed in our filings with the SEC, including the 2024 Form 20-F, which is available on the SEC’s website at http://www.sec.gov, and ING’s more recent disclosures, including press releases, which are available on www.ing.com.

Any forward looking statements made by or on behalf of ING speak only as of the date they are made, and ING assumes no obligation or undertaking to publicly update or revise any forward-looking statements, whether as a result of new information or future events or for any other reason. You should, however, consult any additional disclosures that ING may make in any documents which it publishes and/or files with the SEC.

This prospectus, the related prospectus supplements and certain documents incorporated by reference herein or therein may contain inactive textual addresses to internet websites operated by us and third parties. Reference to such websites is made for information purposes only, and information found at such websites is not incorporated by reference into this registration statement. ING does not make any representation or warranty with respect to the accuracy or completeness of, or take any responsibility for, any information found at any websites operated by third parties. ING specifically disclaims any liability with respect to any information found at websites operated by third parties. ING cannot guarantee that websites operated by third parties remain available following the filing of this prospectus, the related prospectus supplements and certain documents incorporated by reference herein or therein or that any information found at such websites will not change following the filing of this prospectus, the related prospectus supplements and certain documents incorporated by reference herein or therein. Many of those factors are beyond ING’s control.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC utilizing a shelf registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of those securities and their offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any accompanying prospectus supplement, together with the additional information described under the heading “Available Information”, carefully before you invest.

Unless otherwise specified in this prospectus, references to “ING Groep N.V.” or “we,” “our” and “us” are to ING Groep N.V., the holding company incorporated under the laws of The Netherlands, and not to its consolidated subsidiaries; references to “ING,” “ING Group” or the “Group” are to ING Groep N.V. and its consolidated subsidiaries; references to “ING Bank” are to ING Bank N.V., together with its consolidated subsidiaries. ING Groep N.V.’s primary banking subholding is ING Bank N.V.

RISKS RELATING TO OUR DEBT SECURITIES AND CAPITAL SECURITIES

Your investment in our debt securities and capital securities will involve certain risks. You should consider carefully the following risk factors together with the risk information contained in the relevant prospectus supplement, before you decide that an investment in the securities is suitable for you.

For a discussion of the risk factors affecting ING Groep N.V. and its business, see “Item 3: Key Information — Risk Factors” of the 2024 Form 20-F, which is incorporated by reference into this prospectus and similar sections of the other documents incorporated herein by reference. The following risk factors are additional to the risk factors included in the 2024 Form 20-F.

Risks Relating to Our Debt Securities and Capital Securities Generally

Our debt securities and capital securities are obligations only of ING Groep N.V. Claims against ING Groep N.V. are structurally subordinated to the creditors of and other claimants against its subsidiaries.

Our debt securities and capital securities are the obligations only of ING Groep N.V., whose rights to participate in the assets of any subsidiary if such subsidiary is liquidated will be subject to the prior claims of such subsidiary’s creditors and any preference shareholders, except in the limited circumstance where ING Groep N.V. is a creditor with claims that are recognized to be ranked ahead of or pari passu with such claims. Accordingly, if one of ING Groep N.V.’s subsidiaries were to be wound up, liquidated or dissolved, (i) holders of debt securities and capital securities would have no right to proceed against the assets of such subsidiary, and (ii) the liquidator of such subsidiary would first apply the assets of such subsidiary to settle the claims of the creditors of such subsidiary, including for this purpose holders (which may include ING Groep N.V.) of any preference shares and other tier 1 capital instruments of such other subsidiary, before ING Groep N.V., to the extent ING Groep N.V. is an ordinary shareholder of such other subsidiary and would be entitled to receive any distributions from such other subsidiary.

There is no restriction on the amount or type of further securities or indebtedness that we or our subsidiaries may issue, incur or guarantee.

Subject to complying with applicable regulatory requirements in respect of our leverage and capital ratios and loss absorbing capacity, there is no restriction on the amount or type of further securities or indebtedness that we or our subsidiaries may issue, incur or guarantee, as the case may be, that rank pari passu with the debt securities offered hereby or, in the case of subordinated debt securities and capital securities, rank senior to such securities. The issue or guaranteeing of any such further securities or indebtedness may reduce the amount recoverable by holders of the debt securities and capital securities following a liquidation (upon dissolution (ontbinding) or otherwise), moratorium of payments (surseance van betaling) or bankruptcy (faillissement) of ING Groep N.V. and may limit our ability to meet our obligations under our debt securities and capital securities.

Regulatory action in the event of a bank failure could materially adversely affect the value of our debt securities and capital securities.

As more fully described in “Item 3: Key Information — Risk Factors — Risks related to the regulation and supervision of the Group — We are subject to the EU recovery and resolution regime and several other bank recovery and resolution regimes that include statutory write-down and conversion as well as other powers, which remains subject to significant uncertainties as to scope and impact on us..” and “Item 4. Information on the Company—Regulation and Supervision—Bank Recovery and Resolution Directive.” in the 2024 Form 20-F, our debt securities and capital securities may become subject to actions that can be taken or measures that can be applied by resolution authorities if ING Group experiences serious financial problems or if the stability of the financial system is in serious and immediate danger as a result of the financial condition of ING Group.

In certain circumstances, resolution authorities have the power to (whether at the point of non-viability when the resolution authority determines that otherwise ING Group will no longer be financially viable, or as or taken together with a resolution action), among others, (i) convert relevant capital instruments or eligible liabilities or bail-inable liabilities into shares or other instruments of ownership and/or (ii) write down relevant capital instruments or eligible liabilities or reduce or cancel the principal amount of, or interest on, certain unsecured liabilities (which could include certain securities that have been or will be issued by ING Group, including under this registration statement), whether in whole or in part and whether or not on a permanent basis. In addition, in certain circumstances, authorities also have the power to transfer liabilities of an entity to third parties or to a bridge bank or to an asset management company, and to expropriate securities issued by failing financial institutions. If we are subject to resolution, holders of our debt securities could also be affected by issuer substitution or replacement, transfer of debt, expropriation, modification of terms and/or suspension or termination of listings. Other relevant powers of the competent authorities may be to amend or alter the maturity date and/or any interest payment date of debt instruments or other bail-inable liabilities of the relevant financial institution, including by suspending payment for a temporary period, or to amend the interest amount payable under such instruments. None of these actions would be expected to constitute an event of default under those instruments or other eligible or bail-inable liabilities entitling holders to seek repayment. The application of actions, measures or powers as meant in this section may adversely affect the value of the relevant securities or result in an investor in the relevant securities losing all or some of his investment. Each prospective investor in our securities should refer to the sections entitled “Item 3: Key Information — Risk Factors — Risks related to the regulation and supervision of the Group — We are subject to the EU recovery and resolution regime and several other bank recovery and resolution regimes that include statutory write-down and conversion as well as other powers, which remains subject to significant uncertainties as to scope and impact on us.” and “Item 4. Information on the Company—Regulation and Supervision—Bank Recovery and Resolution Directive.” in the 2024 Form 20-F or similar information included in other documents incorporated by reference into this registration statement.

Under the terms of our debt securities and capital securities, you have agreed to be bound by the exercise of any Dutch Bail-in Power by the relevant resolution authority.

Notwithstanding any other agreements, arrangements or understandings between us and any holder or beneficial holder of our debt securities or capital securities, by acquiring any of our debt securities and capital securities, each holder and beneficial owner of our debt securities and capital securities or any interest therein acknowledges, accepts, recognizes, agrees to be bound by, and consents to the exercise of, any Dutch Bail-in Power by the relevant resolution authority that may result in the reduction (including to zero), cancellation or write-down (whether on a permanent basis or subject to a write-up by the resolution authority) of all, or a portion, of the principal amount of, or interest on, our debt securities and capital securities and/or the conversion of all or a portion of the principal amount of, or interest on, our debt securities and capital securities into shares or claims which may give right to shares or other instruments of ownership or other securities or other of our obligations or obligations of another person (whether or not at the point of non-viability and independently of or in combination with a resolution action), including by means of a variation to the terms of our debt securities and capital securities (which may include amending the interest amount or the maturity or interest payment dates, including by suspending payment for a temporary period), or that the debt securities or capital securities must otherwise be applied to absorb losses, or any expropriation of our debt securities and capital securities, in each case, to give effect to the exercise by the relevant resolution authority of such bail-in power (whether at the point of non-viability or as taken together with a resolution action). With respect to the above, references to principal and interest shall include only those payments of principal and interest (if any) that are due, but which have not been paid, prior to the exercise of any Dutch Bail-in Power. Each holder and beneficial owner of our debt securities and capital securities or any interest therein further acknowledges and agrees that the rights of the holders of our debt securities and capital securities are subject to, and will be varied, if necessary, so as to give effect to, the exercise of any Dutch Bail-in Power by the relevant resolution authority. In addition, by acquiring any of our debt securities and capital securities, each holder and beneficial owner of our debt securities and capital securities or any interest therein further acknowledges, agrees to be bound by, and consents to the exercise by the relevant resolution authority of, any power to suspend any payment in respect of our debt securities and capital securities for a temporary period.

Accordingly, any Dutch Bail-in Power may be exercised in such a manner as to result in you and other holders or beneficial owners of our debt securities and capital securities losing all or a part of the value of your or its investment in our debt securities and capital securities or receiving a different security from our debt securities and capital securities, which may be worth significantly less than our debt securities and capital securities and which may have significantly fewer protections than those typically afforded to debt securities and capital securities. Moreover, the relevant resolution authority may exercise its authority to implement the Dutch Bail-in Power without providing any advance notice to the holders of our debt securities and capital securities. For more information, see “Description of Debt Securities — Agreement and Acknowledgment with Respect to the Exercise of Dutch Bail-in Power” and “Description of Capital Securities — Agreement and Acknowledgment with Respect to the Exercise of Dutch Bail-in Power.” See also “—Regulatory action in the event of a bank failure could materially adversely affect the value of our debt securities and capital securities.”

The circumstances under which the relevant resolution authority would exercise its proposed Dutch Bail-in Power are currently uncertain.

Despite there being proposed pre-conditions for the exercise of the Dutch Bail-in Power, there remains uncertainty regarding the specific factors which the relevant resolution authority would consider in deciding whether to exercise the Dutch Bail-in Power with respect to the relevant financial institution and/or securities, such as our debt securities and capital securities, issued by that institution.

Moreover, as the final criteria that the relevant resolution authority would consider in exercising any Dutch Bail-in Power are expected to provide it with considerable discretion, holders of our debt securities and capital securities may not be able to refer to publicly available criteria in order to anticipate a potential exercise of any such Dutch Bail-in Power and consequently its potential effect on the Group and our debt securities and capital securities.

The rights of holders of our debt securities and capital securities to challenge the exercise of any Dutch Bail-in Power by the relevant resolution authority are likely to be limited.

Holders of our debt securities and capital securities may have no or only limited rights to challenge, to demand compensation for losses and/or seek a suspension of any decision of the relevant resolution authority to exercise its Dutch Bail-in Power or to have that decision reviewed by a judicial or administrative process or otherwise.

Risks Relating to our Debt Securities Generally

Holders of our debt securities have very limited remedies in the case of non-payment under our debt securities.

Under the terms of our debt securities, there is no event of default except in the event of our bankruptcy or, in certain circumstances, liquidation, unless otherwise specified in the applicable prospectus supplement. The trustee and holders of our debt securities will be entitled to declare the principal amount of our debt securities due and payable prior to the scheduled maturity only upon our bankruptcy or a relevant liquidation (in which case the principal amount of our debt securities will be automatically accelerated). Your remedies for our breach of any obligations under our debt securities (including our obligation to pay amounts of principal and interest that have become due) are extremely limited, as described immediately below.

The non-payment of interest or principal on any interest payment date or redemption date (in whole or in part) is not an event of default under the terms of our debt securities or the senior debt indenture or subordinated debt indenture, as applicable. Accordingly, there is no right under our debt securities or under the senior debt indenture or subordinated debt indenture, as applicable, to accelerate any payments under the debt securities in such circumstances.

In addition, the exercise of the Dutch Bail-in Power by the relevant resolution authority with respect to our debt securities will not constitute an event of default or a default under our debt securities or the senior debt indenture or subordinated debt indenture, as applicable. By acquiring any of our debt securities, each holder and beneficial owner of our debt securities or any interest therein acknowledges and agrees that exercise of the Dutch Bail-in Power by the relevant resolution authority with respect to our debt securities will not give rise to a default for purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act. See “Description of Debt Securities — Agreement and Acknowledgment with Respect to the Exercise of Dutch Bail-in Power” above and “—Regulatory action in the event of a bank failure could materially adversely affect the value of our debt securities and capital securities” below for more information with respect to exercise of the Dutch Bail-in Power.

Unless otherwise specified in the applicable prospectus supplement, the sole remedies of the holders of our debt securities and the trustee for our breach of any obligation under our debt securities or the senior debt indenture or subordinated debt indenture, as applicable shall be (1) to demand payment of any principal or interest that we fail to pay when it has become due and payable and, in the case of interest, where such failure continues for at least 30 days (provided that the trustee has provided us with notice of such failure to pay interest at least 15 days prior to the end of such 30-day period), (2) to seek enforcement of any of our other obligations under any debt security, the senior debt indenture or the subordinated debt indenture (other than any payment obligation) or damages for our failure to satisfy any such obligation, (3) to exercise the remedies described under “Description of Debt Securities — Limited Remedies for Non-Payment and Breach of Obligations; Trust Indenture Act Remedies” and (4) to claim in our liquidation or bankruptcy. The foregoing shall not prevent the holders our debt securities or the trustee from instituting proceedings for our bankruptcy.

Additional Risks Relating to our Subordinated Debt Securities

Our subordinated debt securities are unsecured and rank junior in right of payment to our senior debt as described further herein, and, as a result, your subordinated debt securities are a riskier investment than senior debt securities.

The subordinated debt securities will be junior in right of payment to all of our senior debt. This means, among other things, that we will not be permitted to pay interest, principal or any other amount on the subordinated debt securities (including upon redemption) if the trustee has been notified that we have failed to pay any principal or interest on our senior debt, until all the amounts owing on our senior debt have been paid in full. As described further under “Description of Debt Securities — Subordination Provisions”, the subordinated debt indenture defines “senior debt” as all indebtedness and obligations of, or guaranteed or assumed by, ING Groep N.V. for borrowed money or evidenced by bonds, debentures, notes or other similar instruments, whether existing now or in the future, and all amendments, renewals, extensions, modifications and refundings of any indebtedness or obligations of that kind, all the foregoing not stated in the instrument which created, incurred or guaranteed such indebtedness or obligation to be subordinated.

In addition, in the event of our liquidation (upon dissolution (ontbinding) or otherwise) or a moratorium of payments (surseance van betaling), or if we are declared bankrupt (failliet verklaard), the claims of the trustee (on behalf of the holders of our subordinated debt securities but not the rights and claims of the trustee in its personal capacity under the subordinated debt indenture) and the holders of our subordinated debt securities against us, in respect of such subordinated debt securities (including any damages or other amounts (if payable)) will be subordinated to the claims of all “senior creditors” (as such term will be defined in the relevant prospectus supplement). Therefore, in the event of our liquidation (upon dissolution (ontbinding) or otherwise) or a moratorium of payments (surseance van betaling), or if we are declared bankrupt (failliet verklaard), our assets would first be applied to satisfy all rights and claims of senior creditors. If we do not have sufficient assets to settle claims of such senior creditors in full, the claims of holders of our subordinated debt securities will not be settled and, as a result, such holders will lose the entire amount of their investment in the subordinated debt securities. The subordinated debt securities will share equally in payment with claims certain other subordinated creditors if we do not have sufficient funds to make full payments on all relevant subordinated claims. In such a situation, holders of our subordinated debt securities could lose all or part of their investment.

Risks Relating to our Capital Securities Generally

Investing in our capital securities involves risks that will be described in detail in the relevant prospectus supplement.

Risks Relating to Securities Payable in a Currency Other Than U.S. Dollars

If you intend to invest in a debt security or capital security whose principal and/or interest is payable in a currency other than U.S. dollars, you should consult your own financial and legal advisors as to the currency risks entailed by your investment. Securities of this kind are not an appropriate investment for investors who are unsophisticated with respect to foreign currency transactions.

The information in this prospectus is directed primarily to investors who are U.S. residents. Investors who are not U.S. residents should consult their own financial and legal advisors about currency-related risks particular to their investment.

An Investment in a Security Denominated in a Currency Other Than U.S. Dollars Involves Currency-Related Risks

An investment in a debt security or capital security with a specified currency other than U.S. dollars entails significant risks that are not associated with a similar investment in a security payable solely in U.S. dollars. These risks include the possibility of significant changes in rates of exchange between the U.S. dollar and the various non-dollar currencies or composite currencies and the possibility of the imposition or modification of foreign exchange controls or other conditions by either the U.S. or non-U.S. governments. These risks generally depend on factors over which we have no control, such as economic and political events and the supply of and demand for the relevant currencies in the global markets.

Changes in Currency Exchange Rates Can Be Volatile and Unpredictable

Rates of exchange between the U.S. dollar and many other currencies have been highly volatile, and this volatility may continue and perhaps spread to other currencies in the future. Fluctuations in currency exchange rates could adversely affect an investment in a security denominated in a specified currency other than U.S. dollars. Depreciation of the specified currency against the U.S. dollar could result in a decrease in the U.S. dollar-equivalent value of payments on the security, including the principal payable at maturity or settlement value payable upon exercise. That in turn could cause the market value of the security to fall. Depreciation of the specified currency against the U.S. dollar could result in a loss to the investor on a U.S. dollar basis.

Government Policy Can Adversely Affect Currency Exchange Rates and an Investment in a Non-Dollar Security

Currency exchange rates can either float or be fixed by sovereign governments. From time to time, governments use a variety of techniques, such as intervention by a country’s central bank or imposition of regulatory controls or taxes, to affect the exchange rate of their currencies. Governments may also issue a new currency to replace an existing currency or alter the exchange rate or exchange characteristics by devaluation or revaluation of a currency. Thus, a special risk in purchasing non-U.S. dollar-denominated securities is that their U.S. dollar-equivalent yields or payouts could be significantly and unpredictably affected by governmental actions. Even in the absence of governmental action directly affecting currency exchange rates, political or economic developments in the country issuing the specified currency for a non-dollar security or elsewhere could lead to significant and sudden changes in the exchange rate between the dollar and the specified currency. These changes could affect the U.S. dollar-equivalent value of the security as participants in the global currency markets move to buy or sell the specified currency or U.S. dollars in reaction to these developments.

Governments have imposed from time to time and may in the future impose exchange controls or other conditions with respect to the exchange or transfer of a specified currency that could affect exchange rates as well as the availability of a specified currency for a security at its maturity or on any other payment date. In addition, the ability of a holder to move currency freely out of the country in which payment in the currency is received or to convert the currency at a freely determined market rate could be limited by governmental actions.

Non-Dollar Securities Will Permit Us to Make Payments in Dollars or Delay Payment if We Are Unable to Obtain the Specified Currency

Securities payable in a currency other than U.S. dollars will provide that if, because of circumstances beyond our control, the other currency is subject to convertibility, transferability, market disruption or other conditions affecting its availability at or about the time when a payment on the securities comes due, we will be entitled to make the payment in U.S. dollars or delay making the payment. These circumstances could include the imposition of exchange controls or our inability to obtain the other currency because of a disruption in the currency markets. If we made payment in U.S. dollars, the exchange rate we would use would be determined in the manner described under “Description of Debt Securities — Payment Mechanics for Debt Securities — How We Will Make Payments Due in Other Currencies — When the Specified Currency Is Not Available.” A determination of this kind may be based on limited information and would involve significant discretion on the part of our foreign exchange agent. As a result, the value of the payment in dollars an investor would receive on the payment date may be less than the value of the payment the investor would have received in the other currency if it had been available, and may even be zero. In addition, a government may impose extraordinary taxes on transfers of a currency. If that happens, we will be entitled to deduct these taxes from any payment on securities payable in that currency.

We Will Not Adjust Non-Dollar Securities to Compensate for Changes in Currency Exchange Rates

Except as described above, we will not make any adjustment or change in the terms of a debt security or capital security payable in a currency other than U.S. dollars in the event of any change in exchange rates for that currency, whether in the event of any devaluation, revaluation or imposition of exchange or other regulatory controls or taxes or in the event of other developments affecting that currency, the U.S. dollar or any other currency. Consequently, investors in non-dollar debt securities and capital securities will bear the risk that their investment may be adversely affected by these types of events.

In a Lawsuit for Payment on a Non-Dollar Security, an Investor May Bear Currency Exchange Risk

Unless otherwise specified in your prospectus supplement, the debt securities and capital securities under the applicable indenture will be governed by New York law. Under Section 27 of the New York Judiciary Law, a state court in the State of New York rendering a judgment on a security denominated in a currency other than U.S. dollars would be required to render the judgment in the specified currency; however, the judgment would be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment. Consequently, in a lawsuit for payment on a security denominated in a currency other than U.S. dollars, investors would bear currency exchange risk until judgment is entered, which could be a long time.

In courts outside of New York, investors may not be able to obtain judgment in a specified currency other than U.S. dollars. For example, a judgment for money in an action based on a non-dollar security in many other U.S. federal or state courts ordinarily would be enforced in the United States only in U.S. dollars. The date used to determine the rate of conversion of the currency in which any particular security is denominated into U.S. dollars will depend upon various factors, including which court renders the judgment.

Information about Exchange Rates May Not Be Indicative of Future Performance

If we issue a debt security or capital security denominated in a specified currency other than U.S. dollars, we may include in your prospectus supplement a currency supplement that provides information about historical exchange rates for the specified currency. Any information about exchange rates that we may provide will be furnished as a matter of information only, and you should not regard the information as indicative of the range of, or trends in, fluctuations in currency exchange rates that may occur in the future. The exchange rate specified in your prospectus supplement will likely differ from the exchange rate used under the terms that apply to a particular debt security or capital security.

Determinations Made by the Exchange Rate Agent

All determinations made by the exchange rate agent will be made in its sole discretion (except to the extent expressly provided in this prospectus or in your prospectus supplement that any determination is subject to approval by ING Groep N.V.). In the absence of manifest error, its determinations will be conclusive for all purposes and will bind all holders and us. The exchange rate agent will not have any liability for its determinations.

CAPITALIZATION AND INDEBTEDNESS

The following table shows the actual capitalization and indebtedness of the Group as of December 31, 2024. The information in the following table is derived from the audited consolidated financial statements of the Group as of December 31, 2024, which are incorporated by reference into this registration statement. This table should be read together with such audited consolidated financial statements and the notes thereto in the 2024 Form 20-F. The accounting principles used to prepare this information comply with IFRS as issued by the International Accounting Standards Board.

As of December 31, 2024
(in € millions)
Capitalization
Share capital(1)	31
Share premium	17,116
Other reserves	(687)
Retained earnings	36,243
Shareholders’ equity (parent)(2)	52,703
Non-controlling interests	995

Total equity	53,698

Outstanding indebtedness
Debt securities designated at fair value through profit or loss	9,844
Debt securities in issue	142,367
Subordinated liabilities designated at fair value through profit or loss	122
Subordinated loans	17,878

Total indebtedness(3)	170,211

Total capitalization and indebtedness(4)	223,909

Group contingent liabilities and commitments	218,728
Cash and cash equivalents	69,069

(1)

Ordinary shares (nominal value €0.01 per share; authorized 9,142,000,000 shares; issued 3,147,391,173 shares). On October 31, 2024, ING commenced a €2,000 million share buyback program and expects it to be completed before April 30, 2025. As of April 17, 2025 a total of 114,366,879 shares have been repurchased at an average price of €15.73 per share and for a total consideration of €1,798 million. ING intends to cancel these shares in June 2025. The total amount of the share buyback program of €2,000 million is already deducted from total equity as of December 31, 2024. On March 3, 2025, ING announced a share repurchase program which was completed on March 5, 2025. In total 3,674,043 shares have been repurchased at an average price of €17.44 per share and for a total consideration of €64 million. The purpose of the share repurchase program is to meet obligations under ING’s share-based compensation plans.

(2)

In 2024, ING declared and paid an interim dividend of €1,129 million (€0.35 per share) and proposed a final dividend of €2,152 million (€0.71 per share) to be paid after adoption of the annual accounts in April 2025. In addition, in January 2025 ING paid a cash dividend to the shareholders of €498 million (€0.161 per share). The €498 million dividend paid in January 2025 is already deducted from total equity as of December 31, 2024.

(3)	The total indebtedness excludes lease liabilities of €1,116 million. Lease liabilities are presented in the balance sheet under Other liabilities.
(4)	On February 17, 2025, ING completed the offering of €1,250,000,000 aggregate principal amount of 3.000% Fixed-to-Floating Rate Callable Senior Notes due August 2031 and €1,500,000,000 aggregate principal amount of 3.500% Fixed-to-Floating Rate Callable Senior Notes due August 2036. The notes will be classified as liabilities on the balance sheet, with an amount of €2,710 million included under debt securities in issue and an amount of €27 million included under debt securities designated at fair value through profit or loss. On February 20, 2025, ING announced the redemption of €750 million of Fixed Rate Subordinated Tier 2 Notes (ISIN: XS1796079488) on the call date of March 22, 2025. These securities are included in the above table on the lines ‘Subordinated loans’ and ‘Subordinated liabilities at fair value through profit or loss’, with a total amount of €751 million and €10 million respectively. On February 20, 2025, ING announced the redemption of $1,250 million of 6.500% Perpetual Additional Tier 1 Contingent Convertible Capital Securities (CUSIP 456837AF0/ISIN US456837AF06) on the call date of April 16, 2025. These securities are included in the above table on the line ‘Subordinated loans’, with a total amount of €1,223 million. On February 26, 2025, ING announced the redemption of two series of outstanding SEC registered securities: the $500 million Callable Floating Rate Senior Notes (CUSIP 456837 BD4 / ISIN US456837BD49) and the $1,250 million 3.869% Callable Fixed-to-Floating Rate Senior Notes (CUSIP 456837 BA0 / ISIN US456837BA00) on their call date of March 28, 2025. Both series are included in the above table on the lines ‘Debt securities in issue’ and ‘Debt securities designated at fair value through profit or loss’, with total amounts of €1,687 million and €15 million, respectively. On March 25, 2025, ING completed the offering of $750,000,000 aggregate principal amount of 4.858% Callable Fixed-to-Floating Rate Senior Notes due 2029 (the “2029 Notes”), $1,000,000,000 aggregate principal amount of 5.066% Callable Fixed-to-Floating Rate Senior Notes due 2031 (the “2031 Notes”) and $1,000,000,000 aggregate principal amount of 5.525% Callable Fixed-to-Floating Rate Senior Notes due 2036 (the “2036 Notes”) and $750,000,000 aggregate principal amount of Callable Floating Rate Senior Notes due 2029 (the “floating rate notes” and, together with the 2029 Notes, the 2031 Notes and the 2036 Notes, the “Notes”) The Notes will be classified as liabilities on the balance sheet, with an amount of €3,337 million included under debt securities in issue and an amount of €36 million included under debt securities designated at fair value through profit or loss. Other than as set forth herein, there has been no material change since December 31, 2024 in the capitalization and indebtedness of the Group.

USE OF PROCEEDS

Unless otherwise specified in your prospectus supplement, we will use the net proceeds from the initial sales of the securities offered under this prospectus and your prospectus supplement to provide additional funds for the Group’s operations and for other general corporate purposes. The Group’s general corporate purposes may include the repayment or reduction of indebtedness, acquisitions and working capital requirements.

DESCRIPTION OF DEBT SECURITIES

Please note that, unless otherwise stated, in this section references to “holders” mean those who own debt securities registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in debt securities registered in street name or in debt securities issued in book-entry form through one or more depositaries. Owners of beneficial interests in the debt securities should read the section below entitled “Legal Ownership and Book-Entry Issuance.”

This section and your prospectus supplement will summarize all the material terms of each indenture and your debt security. They do not, however, describe every aspect of each indenture and your debt security. For example, in this section and your prospectus supplement, we use terms that have been given special meaning in the indenture, but we describe the meaning for only the more important of those terms. As you read this section, please remember that the specific terms of your debt security as described in your prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If there are any differences between your prospectus supplement and this prospectus, your prospectus supplement will control. Thus, the statements we make in this section may not apply to your debt security. The indentures and their associated documents, including your debt security, contain the full legal text of the matters described in this section and your prospectus supplement, and the summary of material terms contained herein is subject to, and qualified by reference to, all of the definitions and provisions of the relevant indenture, any supplement to the relevant indenture and the form of instrument representing each series of debt securities. We have filed copies of the indentures with the SEC as exhibits to our registration statement. See “Available Information” above for information on how to obtain a copy. The terms of the debt securities include those stated in the indentures and any supplements thereto, and those terms made part of the indenture by reference to the Trust Indenture Act.

The capital securities described in this prospectus are also debt securities. However, because they have certain unique terms designed to accommodate our expectation that one or more series of capital securities, if issued, will qualify as “additional tier 1” regulatory capital of ING Groep N.V. for purposes of capital adequacy rules, we have described the capital securities and the capital securities indenture separately under “Description of Capital Securities.”

General

The debt securities are not deposit liabilities and are not covered by any compensation scheme, or insured by any governmental body, of the United States, The Netherlands, or any other jurisdiction.

Because our assets consist principally of interests in the subsidiaries through which we conduct our businesses, our cash flow and our consequent ability to service our debt, including the debt securities, are largely dependent upon the cash flow and earnings of our subsidiaries, including dividends we receive from some of those subsidiaries. In addition, our right to participate as an equity holder in any distribution of assets of any of our subsidiaries upon the subsidiary’s liquidation or otherwise, and thus the ability of our security holders to benefit from the distribution, is junior to the rights of creditors of the subsidiary, except to the extent that any claim we may have as a creditor of the subsidiary is recognized. In addition, dividends, loans and advances to us from some of our subsidiaries may be restricted by the net capital requirements of our various regulators. We also guarantee certain obligations of some of our subsidiaries; as a result, any liability we may have for our subsidiaries’ obligations could reduce our assets that are available to satisfy our direct creditors, including investors in our securities.

The indentures do not limit the amount of debt securities that we may issue. We may issue the debt securities in one or more series, or as units comprised of two or more related series. Your prospectus supplement will describe the specific terms of your debt security, which will include some or all of the following:

•	the title of the series of debt securities;

•	whether it is a senior debt security or a subordinated debt security;

•	any limit on the total principal amount of the debt securities of the same series;

•	the stated maturity or maturities, if any;

•	the price at which we will originally issue your debt security, expressed as a percentage of the principal amount of the debt securities of the same series, and the original issue date;

•	any provisions for “reopening” the offering at a later time to offer additional debt securities having the same terms as your debt security;

•	the authorized denominations, if other than $1,000 and integral multiples of $1,000;

•	the specified currency or currencies for principal and interest, if not U.S. dollars;

•

if we or you have a right to choose the currency, currency unit or composite currency in which payments on any of the debt securities of the series will be made, the currency, currency unit or composite currency that we or you may elect, the period during which we or you must make the election and the other material terms applicable to the right to make such elections;

•	whether your debt security is a fixed rate debt security or a floating rate debt security and also whether it is an original issue discount debt security;

•	if your debt security is an original issue discount debt security, the yield to maturity;

•

if applicable, the circumstances under which your debt security may be redeemed at our option or repaid at the holder’s option before the stated maturity and other relevant terms, including any redemption commencement date, repayment date(s), redemption price(s) and redemption period(s);

•

the date or dates on which any interest on the debt securities of the series will be payable, the regular record date or dates we will use to determine who is entitled to receive interest payments and any right to extend or defer the interest payment periods and the duration of the extension;

•

the place or places where the principal and any premium and interest in respect of the debt securities of the series will be payable and where any transfer, conversion or exchange, if applicable, will occur;

•

the depositary for your debt security, if other than DTC, and any circumstances under which the holder may request securities in non-global form, if we choose not to issue your debt security in book-entry form only;

•	if applicable, the circumstances under which we will pay additional amounts on any debt securities and under which we can redeem the debt securities if we have to pay additional amounts;

•	whether your debt securities will be listed on the New York Stock Exchange or any other securities exchange or whether the debt securities will not be listed;

•	if applicable, any additional investment considerations relating to the debt securities;

•

if your debt security is subject to mandatory or optional remarketing or other mandatory or optional resale provisions, the date or period during which such resale may occur, any conditions to such resale and any right of the holder to substitute securities for the securities subject to resale;

•	any conditions or limitations to defeasance of the debt securities, to the extent different from those described under “ — Defeasance” in this prospectus;

•	any changes or additions to the events of default or covenants contained in the relevant indenture;

•	if applicable, any subordination provisions that will apply, to the extent different from those described in this prospectus;

•	the names and duties of any co-trustees, authenticating agents, paying agents, transfer agents or registrars for your debt security;

•	any applicable provision related to the Dutch Bail-in Power (as defined below) in connection with applicable regulatory capital, loss absorbing capacity or other requirements;

•	any specific Dutch or U.S. federal income tax considerations relating to the debt securities not addressed in this prospectus; and

•	any other terms of your debt security, which could be different from those described in this prospectus.

If your debt security is a fixed rate debt security, the prospectus supplement will also describe:

•	the annual rate or rates at which your debt security will bear interest, if any;

•	the date or dates from which that interest, if any, will accrue; and

•	the interest payment dates to the extent different from those described herein.

If your debt security is a floating rate debt security, the prospectus supplement will also describe:

•	the interest rate basis;

•	any applicable index currency or maturity, spread or spread multiplier or initial maximum or minimum rate;

•	the interest reset, determination, calculation and payment dates;

•	the day count used to calculate interest payments for any period; and

•	the calculation agent.

The prospectus supplement relating to any series of debt securities may also include, if applicable, a discussion of certain U.S. federal income tax considerations and considerations under the Employee Retirement Income Security Act of 1974, as amended, or ERISA.

Debt securities may bear interest at a fixed rate or a floating rate or we may issue debt securities that bear no interest or that bear interest at a rate below the prevailing market interest rate or at a discount to their stated principal amount.

While this prospectus describes terms that apply generally to all the debt securities, the prospectus supplement applicable to your debt security will summarize specific financial and other terms of your debt security. Consequently, as you read this section, please remember that the specific terms of your debt security as described in your prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If there are any differences between your prospectus supplement and this prospectus, your prospectus supplement will control. Thus, the statements we make in this section may not apply to your debt security.

Holders of debt securities have no voting rights except as explained in this section below under “—Events of Default and Remedies”, and “—Modifications of the Indentures”.

Agreement and Acknowledgment with Respect to the Exercise of Dutch Bail-in Power

With a view to Article 55 of the Directive 2014/59/EU of the European Parliament and of the Council (the “Bank Recovery and Resolution Directive” or “BRRD”), unless otherwise indicated in the relevant prospectus supplement, we will include the following two paragraphs in the terms of the debt securities:

(a)

Notwithstanding any other agreements, arrangements or understandings between us and any holder or beneficial owner of our debt securities, by acquiring any debt securities, each holder and beneficial owner of a debt security or any interest therein acknowledges, accepts, recognizes, agrees to be bound by, and consents to the exercise of, any Dutch Bail-in Power by the relevant resolution authority that may result in the reduction (including to zero), cancellation or write-down (whether on a permanent basis or subject to a write-up by the resolution authority) of all, or a portion, of the principal amount of, or interest on, the debt securities and/or the conversion of all, or a portion, of the principal amount of, or interest on, the debt securities into shares or claims which may give right to shares or other instruments of ownership or other securities or other of our obligations or obligations of another person, including by means of a variation to the terms of the debt securities (which may include amending the interest amount or the maturity or interest payment dates, including by suspending payment for a temporary period), or that the debt securities or capital securities must otherwise be applied to absorb losses, or any expropriation of the debt securities, in each case, to give effect to the exercise by the relevant resolution authority of such Dutch Bail-in Power. Each holder and beneficial owner of a debt security or any interest therein further acknowledges and agrees that the rights of the holders and beneficial owners of the debt securities are subject to, and will be varied, if necessary, so as to give effect to, the exercise of any Dutch Bail-in Power by the relevant resolution authority. In addition, by acquiring any debt securities, each holder and beneficial owner of a debt security or any interest therein further acknowledges, agrees to be bound by, and consents to the exercise by the relevant resolution authority of, any power to suspend any payment in respect of the debt securities for a temporary period.

(b)

For these purposes, a “Dutch Bail-in Power” is any statutory write-down and/or conversion power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in The Netherlands in effect and applicable in The Netherlands to us or other members of the Group, including but not limited to any such laws, regulations, rules or requirements (including, but not limited to, the Dutch Financial Supervision Act) that are implemented, adopted or enacted within the context of a European Union directive or regulation of the European Parliament and of the Council establishing a framework for the recovery and resolution of credit institutions and investment firms (including but not limited to the BRRD and the SRM Regulation, in each case as amended or superseded) and/or within the context of a Dutch resolution regime under the Dutch Intervention Act (as implemented in relevant statutes) and any amendments thereto, or otherwise, pursuant to which obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, cancelled and/or converted into shares or other securities or obligations of the obligor or any other person or may be expropriated (and a reference to the “relevant resolution authority” is to any authority with the ability to exercise a Dutch Bail-in Power).

The Dutch Bail-in Power may be imposed without any prior notice by the relevant resolution authority of its decision to exercise such power. No principal of, or interest on, the debt securities shall become due and payable after the exercise of any Dutch Bail-in Power by the relevant resolution authority except as permitted under the laws and regulations of The Netherlands and the European Union applicable to us.

In addition, the exercise of any Dutch Bail-in Power may require interests in the debt securities and/or other actions implementing any Dutch Bail-in Power to be held or taken, as the case may be, through clearing systems, intermediaries or persons other than DTC.

By acquiring any debt securities, each holder and beneficial owner of a debt security or any interest therein, to the extent permitted by the Trust Indenture Act, shall be deemed to waive any and all claims against the trustee for, and to agree not to initiate a suit against the trustee in respect of, and to agree that the trustee shall not be liable for, any action that the trustee takes, or abstains from taking, in either case in accordance with the exercise of the Dutch Bail-in Power by the relevant resolution authority with respect to such debt securities.

We (or the relevant resolution authority) shall provide a written notice directly to DTC as soon as practicable of any exercise of the Dutch Bail-in Power with respect to any debt securities by the relevant resolution authority for purposes of notifying holders of such occurrence, including the amount of any cancellation of all, or a portion, of the principal amount of, or interest on, such debt securities. We shall also deliver a copy of such notice to the trustee for information purposes. Failure to provide such notices will not have any impact on the effectiveness of, or otherwise invalidate, any such exercise of the Dutch Bail-in Power.

By its acquisition of debt securities, each holder of debt securities acknowledges and agrees that the exercise of the Dutch Bail-in Power by the relevant resolution authority with respect to such debt securities shall not give rise to a default for purposes of Section 315(b) (Notice of Defaults) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act.

ING Groep N.V.’s obligations to indemnify the trustee in accordance with the indentures shall survive the exercise of a Dutch Bail-in Power by the relevant resolution authority with respect to any debt securities.

By acquiring any debt securities, each holder and beneficial owner of a debt security or any interest therein acknowledges and agrees that, upon the exercise of any Dutch Bail-in Power by the relevant resolution authority with respect to the debt securities, (a) the trustee shall not be required to take any further directions from holders of the debt securities under Section 5.15 (Control by Holders) of the senior debt indenture or the Section 5.12 (Control by Holders) of the subordinated debt indenture, as applicable and (b) the senior debt indenture or the subordinated debt indenture, as applicable, shall impose no duties upon the trustee whatsoever with respect to the exercise of any Dutch Bail-in Power by the relevant resolution authority. If holders or beneficial owners of the debt securities have given a direction to the trustee pursuant to the relevant sections of the senior debt indenture or the subordinated debt indenture, as applicable, prior to the exercise of any Dutch Bail-in Power by the relevant resolution authority, such direction shall cease to be of further effect upon such exercise of any Dutch Bail-in Power and shall become null and void at such time. Notwithstanding the foregoing, if, following the completion of the exercise of the Dutch Bail-in Power by the relevant resolution authority in respect of the debt securities, the debt securities remain outstanding (for example, if the exercise of the Dutch Bail-in Power results in only a partial conversion and/or partial write-down of the principal of the debt securities), then the trustee’s duties under the senior debt indenture or the subordinated debt indenture, as applicable, shall remain applicable with respect to such debt securities following such completion to the extent required by the Trust Indenture Act that we and the trustee shall agree by means of a supplemental indenture or amendment.

By acquiring any debt securities, each holder of debt securities shall be deemed to have (a) consented to the exercise of any Dutch Bail-in Power as it may be imposed without any prior notice by the relevant resolution authority of its decision to exercise such power with respect to such debt securities and (b) authorized, directed and requested DTC and any direct participant in DTC or other intermediary through which it holds debt securities to take any and all necessary action, if required, to implement the exercise of any Dutch Bail-in Power with respect to such debt securities as it may be imposed, without any further action or direction on the part of such holder or the trustee.

The exercise of any Dutch Bail-in Power by the relevant resolution authority with respect to any debt securities will not be a default or an event of default under the senior debt indenture or the subordinated indenture, as applicable.

If any debt securities provide for the delivery of property, any reference in this prospectus and the relevant prospectus supplement to payment by ING Groep N.V. under the debt securities will be deemed to include that delivery of property.

The relevant prospectus supplement may describe further related provisions with respect to the Dutch Bail-in Power, including certain waivers by holders of debt securities of certain claims against the trustee, the extent permitted by the Trust Indenture Act.

Subsequent Holders’ Agreement. Holders of debt securities that acquire such debt securities in the secondary market shall be deemed to acknowledge, accept, agree to be bound by, and consent to, the same provisions described herein and in the relevant prospectus supplement to the same extent as the holders of such debt securities that acquire debt securities upon their initial issuance, including, without limitation, with respect to the acknowledgement and agreement to be bound by and consent to the terms of the debt securities, including in relation to Dutch Bail-in Powers.

Debt Securities May Be Senior or Subordinated

We may issue senior or subordinated debt securities. Neither the senior debt securities nor the subordinated debt securities will be secured by any property or assets of the Group. Thus, by owning a debt security, you are one of our unsecured creditors.

The senior debt securities will constitute part of our senior debt, will be issued under our senior debt indenture described below, will be our unsecured and unsubordinated obligations, ranking pari passu without any preference among themselves and equally with all of our other unsecured and unsubordinated obligations from time to time outstanding, save as otherwise provided by law.

The subordinated debt securities will constitute part of our subordinated debt, will be issued under our subordinated debt indenture described below and, except as otherwise described in your prospectus supplement, will be subordinate in right of payment to all of our “senior debt,” as defined in the subordinated debt indenture. The prospectus supplement for any series of subordinated debt securities or the information incorporated in this prospectus by reference will indicate the approximate amount of senior indebtedness outstanding.

When we refer to “debt securities” in this prospectus, we mean both the senior debt securities and the subordinated debt securities.

The Senior and Subordinated Debt Indentures

The senior debt securities and the subordinated debt securities are each governed by a document called an indenture — the senior debt indenture, in the case of the senior debt securities, and the subordinated debt indenture, in the case of the subordinated debt securities. Each indenture is a contract between us and The Bank of New York Mellon, which will initially act as trustee. Neither indenture limits our ability to incur additional indebtedness, including additional senior indebtedness.

The trustee under each indenture has two main roles:

•

first, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, which we describe later under “— Events of Default and Remedies”; and

•	second, the trustee performs administrative duties for us, such as sending you interest payments and notices.

See “— Our Relationship with the Trustee” below for more information about the trustee.

The indenture and its associated documents, including any supplemental indenture and your debt security, contain the full text of the matters described in this section and the other terms described in your prospectus supplement. A copy of each indenture has been filed with the SEC as part of our registration statement. See “Available Information” above for information on how to obtain a copy.

When we refer to the indenture or the trustee with respect to any debt securities, we mean the indenture under which those debt securities are issued, including any supplemental indenture, and the trustee under that indenture.

Subordination Provisions

Holders of subordinated debt securities should recognize that contractual provisions in the subordinated debt indenture may prohibit us from making payments on those securities. Subordinated debt securities are subordinate in right of payment, to the extent and in the manner stated in the subordinated debt indenture, to all of our senior indebtedness, including all debt securities we have issued and will issue under the senior debt indenture.

Except as otherwise modified with respect to a particular issuance of debt securities, the subordinated debt indenture defines “senior debt” as all indebtedness and obligations of, or guaranteed or assumed by, ING Groep N.V. for borrowed money or evidenced by bonds, debentures, notes or other similar instruments, whether existing now or in the future, and all amendments, renewals, extensions, modifications and refundings of any indebtedness or obligations of that kind, all the foregoing not stated in the instrument which created, incurred or guaranteed such indebtedness or obligation to be subordinated. Senior debt excludes the subordinated debt securities and any other indebtedness or obligations specifically designated as being subordinate, or not superior, in right of payment to the subordinated debt securities.

We may modify the subordination provisions, including the definition of senior indebtedness, with respect to one or more series of subordinated debt securities. We will describe any such modification in your prospectus supplement.

The subordinated debt indenture provides that, unless all principal of, and any premium or interest on, the senior indebtedness has been paid in full, no payment or other distribution may be made in respect of any subordinated debt securities in the following circumstances:

•	in the event of our liquidation (upon dissolution (ontbinding) or otherwise) or a moratorium of payments (surseance van betaling), or if we are declared bankrupt (failliet verklaard); or

•

(a) in the event and during the continuation of any failure by us to pay principal, premium or interest on any senior indebtedness beyond any applicable grace period, unless the failure to pay has been cured or waived or ceased to exist or (b) in the event that any judicial proceeding is pending with respect to a failure by us to make any such payment.

If the trustee under the subordinated debt indenture or any holders of the subordinated debt securities receive any payment or distribution that is prohibited under the subordination provisions, then the trustee or the holders will have to repay that money to the holders of the senior indebtedness.

Even if the subordination provisions prevent us from making any payment when due on the subordinated debt securities of any series, we will be in default on our obligations under that series if we do not make the payment when due. In such an event, the trustee under the subordinated debt indenture and the holders of that series can take limited action against us, as described under “— Events of Default and Remedies — Limited Remedies for Non-Payment and Breach of Obligations; Trust Indenture Act Remedies” below; however, they will not receive any money until the claims of holders of senior indebtedness are fully satisfied.

The subordinated debt indenture allows the holder of senior indebtedness to obtain a court order requiring us and any holder of subordinated debt securities to comply with the subordination provisions.

Our Relationship with the Trustee

The Bank of New York Mellon is initially serving as the trustee for all series of debt securities to be issued under each indenture. The Bank of New York Mellon has provided commercial banking and other services for us and our related companies in the past and may continue to do so in the future. Among other things, The Bank of New York Mellon serves as, or may serve as, trustee or agent with regard to certain of our other outstanding debt obligations.

Consequently, if an actual or potential event of default occurs with respect to any of these securities, trust agreements or subordinated guarantees, the trustee may be considered to have a conflicting interest for purposes of the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. In that case, the trustee may be required to resign under one or more of the indentures, trust agreements or subordinated guarantees and we would be required to appoint a successor trustee. For this purpose, a “potential event of default” means an event that would be an event of default if the requirements for giving us default notice or for the default having to exist for a specific period of time were disregarded.

Governing Law

Unless otherwise specified in your prospectus supplement, the senior debt indenture, subordinated debt indenture and the debt securities will be governed by New York law, except that, as specified in the senior debt indenture and subordinated debt indenture, any applicable subordination provisions of each series of subordinated debt securities and provisions relating to waiver of set-off of each series of debt securities and the related provisions in the relevant indenture will be governed by and construed in accordance with Dutch law.

We May Issue Many Series of Debt Securities

We may issue as many distinct series of debt securities under either indenture as we wish. This section summarizes terms of the securities that apply generally to all series. The provisions of each indenture allow us not only to issue debt securities with terms different from those of debt securities previously issued under that indenture, but also to “reopen” a previous issue of a series of debt securities and issue additional debt securities of that series. We will only reopen an issuance if the additional debt securities issued in the reopening and the outstanding debt securities of the relevant series are fungible for U.S. federal income tax purposes. Most of the financial and other specific terms of your series, whether it be a series of the senior debt securities or subordinated debt securities, will be described in your prospectus supplement. Those terms may vary from the terms described here.

When we refer to a series of debt securities, we mean a series issued under the applicable indenture. When we refer to your prospectus supplement, we mean the prospectus supplement describing the specific terms of the debt security you purchase. The terms used in your prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

Amounts that We May Issue

Neither indenture limits the aggregate amount of debt securities that we may issue or the number of series or the aggregate amount of any particular series. Any debt securities owned by us or any of our affiliates are deemed not to be outstanding.

Neither the indentures nor the debt securities limit our ability to incur other indebtedness or to issue other securities. Also, we are not subject to financial or similar restrictions by the terms of the debt securities, unless described in your prospectus supplement.

Principal Amount, Stated Maturity and Maturity

The principal amount of a debt security means the principal amount payable at its stated maturity, if any, unless that amount is not determinable, in which case the principal amount of a debt security is its face amount.

The term “stated maturity” with respect to any debt security means the day on which the principal amount of that debt security is scheduled to become due. The principal may become due sooner by reason of redemption or acceleration after an event of default. The day on which the principal actually becomes due, whether at the stated maturity or earlier, is called the maturity of the principal. We may also issue debt securities that do not have a stated maturity and are perpetual in nature.

We also use the terms “stated maturity” and “maturity” to refer to the days when other payments become due. For example, we may refer to a regular interest payment date when an installment of interest is scheduled to become due as the “stated maturity” of that installment.

When we refer to the “stated maturity” or the “maturity” of a debt security without specifying a particular payment, we mean the stated maturity or maturity, as the case may be, of the principal.

Currency of Debt Securities

Amounts that become due and payable on your debt security in cash will be payable in a currency, composite currency, basket of currencies or currency unit or units specified in your prospectus supplement. We refer to this currency, composite currency, basket of currencies or currency unit or units as a “specified currency.” The specified currency for your debt security will be U.S. dollars, unless your prospectus supplement states otherwise. Some debt securities may have different specified currencies for principal and interest. You will have to pay for your debt securities by delivering the requisite amount of the specified currency for the principal to ING Groep N.V. or another firm that we name in your prospectus supplement, unless other arrangements have been made between you and us or you and that firm. We will make payments on your debt securities in the specified currency, except as described below in “ — Payment Mechanics for Debt Securities.”

Debt Securities Not Secured by Assets

No series of debt securities will be secured by any property or assets of ING Groep N.V.

Types of Debt Securities

We may issue any of the following three types of senior debt securities or subordinated debt securities (in addition to capital securities):

Fixed Rate Debt Securities

A debt security of this type will bear interest at a fixed rate described in your prospectus supplement. This type includes zero coupon debt securities, which bear no interest and are instead issued at a price lower than the principal amount. See “— Original Issue Discount Debt Securities” below for more information about zero coupon and other original issue discount debt securities.

Unless otherwise specified in your prospectus supplement, each fixed rate debt security that is not a zero coupon debt security will bear interest from its original issue date or from the most recent date to which interest on the debt security has been paid or made available for payment. Interest will accrue on the principal of a fixed rate debt security at the fixed yearly rate stated in your prospectus supplement, until the principal is paid or made available for payment. Each payment of interest due on an interest payment date or the date of maturity will include interest accrued from and including the last date to which interest has been paid, or made available for payment, or from the issue date if no interest has been paid or made available for payment, to but excluding the interest payment date or the date of maturity. Unless otherwise specified in your prospectus supplement, we will compute interest on fixed rate debt securities on the basis of a 360-day year of twelve 30-day months. We will pay interest on each interest payment date and at maturity as described below under “— Payment Mechanics for Debt Securities.”

Floating Rate Debt Securities

A debt security of this type will bear interest at rates that are determined by reference to an interest rate formula. In some cases, the rates may also be adjusted by adding or subtracting a spread or multiplying by a spread multiplier and may be subject to a minimum rate or a maximum rate. If your debt security is a floating rate debt security, the formula and any adjustments that apply to the interest rate will be specified in your prospectus supplement.

Unless otherwise specified in your prospectus supplement, each floating rate debt security will bear interest from its original issue date or from the most recent date to which interest on the debt security has been paid or made available for payment. Interest will accrue on the principal of a floating rate debt security at the yearly rate determined according to the interest rate formula stated in your prospectus supplement, until the principal is paid or made available for payment. We will pay interest on each interest payment date and at maturity as described below under “— Payment Mechanics for Debt Securities.”

Calculation of Interest. Calculations relating to floating rate debt securities will be made by the calculation agent, an institution that we appoint as our agent for this purpose. That institution may be an affiliate of ours. The prospectus supplement for a particular floating rate debt security will name the institution that we have appointed to act as the calculation agent for that debt security as of its original issue date. We may appoint a different institution to serve as calculation agent from time to time after the original issue date of the debt security without your consent and without notifying you of the change.

For each floating rate debt security, the calculation agent will determine, on the corresponding interest calculation or determination date, as described in your prospectus supplement, the interest rate that takes effect on each interest reset date. In addition, the calculation agent will calculate the amount of interest that has accrued during each interest period — i.e., the period from and including the original issue date, or the last date to which interest has been paid or made available for payment, to but excluding the payment date. For each interest period, the calculation agent will calculate the amount of accrued interest by multiplying the face or other specified amount of the floating rate debt security by an accrued interest factor for the interest period. This factor will equal the sum of the interest factors calculated for each day during the interest period. The interest factor for each day will be expressed as a decimal and will be calculated by dividing the interest rate, also expressed as a decimal, applicable to that day by 360 or by the actual number of days in the year, as specified in your prospectus supplement.

Upon the request of the holder of any floating rate debt security, the calculation agent will provide for that debt security the interest rate then in effect — and, if determined, the interest rate that will become effective on the next interest reset date. The calculation agent’s determination of any interest rate, and its calculation of the amount of interest for any interest period, will be final and binding in the absence of manifest error.

All percentages resulting from any calculation relating to a debt security will be rounded upward or downward, as appropriate, to the next higher or lower one hundred-thousandth of a percentage point, e.g., 9.876541% (or 0.09876541) being rounded down to 9.87654% (or 0.0987654) and 9.876545% (or 0.09876545) being rounded up to 9.87655% (or 0.0987655). All amounts used in or resulting from any calculation relating to a floating rate debt security will be rounded upward or downward, as appropriate, to the nearest cent, in the case of U.S. dollars, or to the nearest corresponding hundredth of a unit, in the case of a currency other than U.S. dollars, with one-half cent or one-half of a corresponding hundredth of a unit or more being rounded upward.

In determining the base rate that applies to a floating rate debt security during a particular interest period, the calculation agent may obtain rate quotes from various banks or dealers active in the relevant market, as described in your prospectus supplement. Those reference banks and dealers may include the calculation agent itself and its affiliates, as well as any underwriter, dealer or agent participating in the distribution of the relevant floating rate debt securities and its affiliates, and they may include affiliates of ING.

Indexed Debt Securities and Convertible Debt Securities

We may issue debt securities having a principal amount payable at maturity and/or amount(s) of interest payable determined by reference to securities of one or more issuers, one or more currencies, one or more commodities, any other financial, economic or other measure or instrument or one or more indices or baskets of the foregoing items. In addition, we may issue debt securities that are convertible into or exchangeable for ordinary shares, cumulative preference shares, ADSs, or other securities of ING Groep N.V. or another issuer. If we issue one of these types of securities, your prospectus supplement will include the relevant information describing how payments of principal and/or amounts of interest on the debt securities will be determined, the circumstances under which the debt securities may be converted, and the material income tax consequences of owning such securities.

Original Issue Discount Debt Securities

A debt security may be an original issue discount debt security. A debt security of this type is issued at a price lower than its principal amount and provides that, upon redemption or acceleration of its maturity, an amount less than its principal amount will be payable. An original issue discount debt security may be a zero coupon debt security. A debt security issued at a discount to its principal may, for U.S. federal income tax purposes, be considered an original issue discount debt security, regardless of the amount payable upon redemption or acceleration of maturity. See “Taxation — Material Tax Consequences of Owning Our Debt Securities — U.S. Taxation — U.S. Holders — Original Issue Discount” below for a description of the U.S. federal income tax consequences of owning an original issue discount debt security.

Redemption and Repayment

Unless otherwise indicated in your prospectus supplement, your debt security will not be entitled to the benefit of any sinking fund — that is, we will not deposit money on a regular basis into any separate custodial account to repay your debt securities. In addition, we will not be entitled to redeem your debt security before its stated maturity, if any, unless your prospectus supplement specifies a redemption date. You will not be entitled to require us to buy your debt security from you, before its stated maturity, if any, unless your prospectus supplement specifies one or more repayment dates.

Optional Redemption and Repayment at the Holder’s Option

If your prospectus supplement specifies a redemption date or a repayment date, it will also specify one or more redemption prices or repayment prices, which will be expressed as a percentage of the principal amount of your debt security. It may also specify one or more redemption periods during which the redemption prices relating to a redemption of debt securities during those periods will apply.

If your prospectus supplement specifies a redemption commencement date, your debt security will be redeemable at our option at any time on or after that date or on specific dates after such date. If we redeem your debt security, we will do so at the specified redemption price, together with interest accrued to the redemption date. If different prices are specified for different redemption periods, the price we pay will be the price that applies to the redemption period during which your debt security is redeemed.

If your prospectus supplement specifies a repayment date, your debt security will be repayable at your option on the specified repayment date at the specified repayment price, together with interest accrued to the repayment date. We urge street name and other indirect owners to contact their banks or brokers for information about how to exercise a repayment right in a timely manner.

Unless the relevant prospectus supplement provides otherwise, in the event that we exercise an option to redeem any debt security, including pursuant to the provisions described under “—Optional Tax and Regulatory Redemption” below, we will give to the trustee and the holder written notice of our election to redeem the debt security, the principal amount of the debt security to be redeemed and the date fixed for such redemption, not less than 30 days nor more than 60 days before the applicable redemption date, except in the event of an optional tax redemption as described below. We will give the notice in the manner described below in “ — Notices.”

If we elect to redeem any debt securities, including pursuant to the provisions described under “—Optional Tax and Regulatory Redemption” below, and prior to the payment of the redemption amount with respect to such redemption the relevant resolution authority exercises a Dutch Bail-in Power in respect of such debt securities, the relevant redemption notice will be automatically rescinded and will be of no force and effect, and no payment of the redemption amount will be due and payable. For more information regarding the Dutch Bail-in Power, see “— Acknowledgment and Agreement with Respect to the Exercise of the Dutch Bail-in Power” above.

If a debt security represented by a global security is subject to repayment at the holder’s option, the depositary or its nominee, as the holder, will be the only person who can exercise the right to repayment. Any indirect owners who own beneficial interests in the global security and wish to exercise a repayment right must give proper and timely instructions to their banks or brokers through which they hold their interests, requesting that such banks or brokers notify the depositary to exercise the repayment right on their behalf. Different firms have different deadlines for accepting instructions from their customers, and you should take care to act promptly enough to ensure that your request is given effect by the depositary before the applicable deadline for exercise.

In addition, we or our affiliates may purchase debt securities from investors who are willing to sell from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices. Debt securities that we or they purchase may, at our discretion, be held, resold or canceled.

Optional Tax and Regulatory Redemption

Unless otherwise indicated in your prospectus supplement, we may redeem each series of debt securities in whole, but not in part, at our option at any time upon not more than 60 nor less than 30 days’ notice to the holders of such debt securities, at a redemption price equal to the principal amount of such debt securities (or if the debt securities are original issue discount securities, such amount as determined pursuant to the formula set forth in the applicable prospectus supplement) plus any additional amounts due as a result of any withheld tax, if:

•

we would be required to pay additional amounts, as explained below under “—Payment of Additional Amounts with Respect to the Debt Securities,” as a result of a change in or amendment to, the laws or regulations of The Netherlands or any political subdivision or authority therein or thereof having the power to tax, including any treaty to which The Netherlands is a party, or any change in the application of official or generally published interpretation of such laws or regulations, including a decision of any court or tribunal, or any interpretation or pronouncement by any relevant tax authority, which change or amendment (including, for the avoidance of doubt, a decision of any court or tribunal) becomes, or would become, effective on or after the date of issuance of that series;

•

a person located outside The Netherlands, or a jurisdiction in which a successor of ING Groep N.V. is organized, to which we have conveyed, transferred or leased property, would be required to pay additional amounts. We are not required, however, to use reasonable measures to avoid the obligation to pay additional amounts in the event of such merger, conveyance, transfer or lease;

•

in the case of senior debt securities only, as a result of any amendment to, or change in, any Loss Absorption Regulation (as defined below), or any change in the application or official interpretation of any Loss Absorption Regulation, in any such case becoming effective on or after the original issue date of the series of debt securities affected, the debt securities are or (in our opinion or that of the competent authority and/or resolution authority, as appropriate) are likely to be fully or (if so specified in the applicable prospectus supplement) partially excluded from our and/or the Regulatory Group’s (as defined below) minimum requirements for (A) own funds and eligible liabilities and/or (B) loss absorbing capacity instruments, in each case as such minimum requirements are applicable to us and/or the Regulatory Group and determined in accordance with, and pursuant to, the relevant Loss Absorption Regulations; unless the exclusion of the relevant series of debt securities from the relevant minimum requirement(s) is due to the remaining maturity of the debt securities being less than any period prescribed by any applicable eligibility criteria for such minimum requirements under the relevant Loss Absorption Regulations effective with respect to us and/or the Regulatory Group on the original issue date of the series of debt securities affected; or

•

in the case of subordinated debt securities only, there is a change in the regulatory classification of such subordinated debt securities that would be likely to result in their exclusion from Tier 2 capital or reclassification as a lower quality form of own funds for the purposes of the capital adequacy rules applicable to us at the relevant time (other than the capital adequacy rules as in force on the original issue date of the series of subordinated debt securities).

If we redeem your debt security, we will do so at the specified redemption price, together with interest accrued to the redemption date.

Our ability to redeem certain series of debt securities in these circumstances will be subject to obtaining the prior permission of the relevant resolution authority and/or competent authority, as described in “Conditions to Redemption, Substitution, Variation and Purchase” below. Unless otherwise specified in the applicable prospectus supplement, (i) such permission may be granted in the context of a redemption of debt securities for tax reasons only if there is a change in the applicable tax treatment of such debt securities which we demonstrate to the satisfaction of the relevant resolution authority and/or competent authority, as applicable, is material and was not reasonably foreseeable at the time of the issuance of the debt securities and (ii) such permission may be granted in the context of a redemption of subordinated debt securities for regulatory reasons only if there is a change in the applicable regulatory classification of such debt securities that would be likely to result in their exclusion from Tier 2 capital or reclassification as a lower quality form of own funds for the purposes of the capital adequacy rules applicable to us at the relevant time (other than the capital adequacy rules as in force on the original issue date of the series of subordinated debt securities) which we demonstrate to the satisfaction of the relevant resolution authority and/or competent authority, as applicable, was not reasonably foreseeable at the time of the issuance of the debt securities.

“Loss Absorption Regulations” means, at any time, the laws, regulations, requirements, guidelines, rules, standards and policies relating to minimum requirements for own funds and eligible liabilities and/or loss absorbing capacity instruments of The Netherlands, the European Central Bank, the Dutch Central Bank or other competent authority, the resolution authority, the Financial Stability Board and/or of the European Parliament or of the Council of the European Union then in effect in The Netherlands and applicable to us and/or the Regulatory Group including, without limitation to the generality of the foregoing, any delegated or implementing acts (such as regulatory technical standards) adopted by the European Commission and any regulations, requirements, guidelines, rules, standards and policies relating to minimum requirements for own funds and eligible liabilities and/or loss absorbing capacity instruments adopted by the competent authority and/or the resolution authority from time to time (whether or not such regulations, requirements, guidelines, rules, standards or policies are applied generally or specifically to us or to the Regulatory Group).

“Regulatory Group” means ING Groep N.V., its subsidiary undertakings, participations, participating interests and any subsidiary undertakings, participations or participating interests held (directly or indirectly) by any of its subsidiary undertakings from time to time and any other undertakings from time to time consolidated with ING Groep N.V. for regulatory purposes, in each case in accordance with the rules and guidance of the competent authority then in effect.

Conditions to Redemption, Substitution, Variation and Purchase

Notwithstanding any other provision, and unless otherwise indicated in your prospectus supplement, we may redeem, substitute, vary or purchase our debt securities (and give notice thereof to the holders of such debt securities in the case of redemption, substitution or variation) only if we have obtained the prior permission of the relevant resolution authority and/or competent authority, as appropriate, at the time of redemption, substitution, variation or purchase, if such permission is at the relevant time and in the relevant circumstances required (which may require us to demonstrate to the satisfaction of the relevant resolution authority and/or competent authority, as appropriate, that the change in the applicable tax treatment of the debt securities or the change in treatment of the debt securities for purposes of the Loss Absorption Regulations, as applicable, was not reasonably foreseeable at the issue date and, in the case of a tax event, the change in the applicable tax treatment of the debt securities is material), and subject to applicable law or regulation (including without limitation under Directive 2013/36/EU (CRD IV), Regulation (EU) No 575/2013 (CRR including articles 77 and 78 thereof (and, if provided in the applicable supplemental indenture and related prospectus supplement, articles 63(j), 72b(2)(j) and 78a thereof)), Commission Delegated Regulation (EU) No 241/2014, the BRRD and the SRM Regulation, as may be amended or replaced from time to time, and any delegated or implementing acts, laws, regulations, regulatory technical standards, rules or guidelines as then in effect).

Unless the relevant prospectus supplement provides otherwise, we or our affiliates may, whether in the context of market making or otherwise, purchase debt securities, either in the open market at prevailing prices or in private transactions at negotiated prices, in each case subject to prior permission of the relevant resolution authority and/or competent authority, as appropriate, at the time of redemption or purchase, if such permission is then required by applicable law or regulation including without limitation under Directive 2013/36/EU (CRD IV), Regulation (EU) No 575/2013 (CRR including articles 77 and 78 thereof (and, if provided in the applicable supplemental indenture and related prospectus supplement, articles 63(j), 72b(2)(j) and 78a thereof)), Commission Delegated Regulation (EU) No 241/2014, the BRRD and the SRM Regulation, as may be amended or replaced from time to time, and any delegated or implementing acts, laws, regulations, regulatory technical standards, rules or guidelines as then in effect). Debt securities that we or they purchase may, at our discretion, be held, resold or canceled, provided that such debt securities will only be resold if they would be fungible for U.S. federal income tax purposes with all of the other outstanding debt securities of the same series.

As at the date of this Prospectus, the relevant resolution authority is the Single Resolution Board and the competent authority is the European Central Bank.

Mergers and Similar Transactions

We are generally permitted to merge or consolidate with or into another company. We are also permitted to sell substantially all our assets to another company. With regard to any series of debt securities, however, we may not take any of these actions unless all the following conditions are met:

•

If we are not the successor entity, the successor entity must expressly agree to be legally responsible for the debt securities of that series and the indenture with respect to that series and must be organized as a corporation, partnership, trust, limited liability company or similar entity. The successor entity may be organized under the laws of any jurisdiction.

•	The merger, sale of assets or other transaction must not cause an event of default on the debt securities or any event which, after notice or lapse of time or both, would become an event of default.

If the conditions described above are satisfied with respect to the debt securities of any series, we will not need to obtain the approval of the holders of those debt securities in order to merge or consolidate or to sell our assets. Also, these conditions will apply only if we wish to merge or consolidate with another entity or sell our assets substantially as an entirety to another entity. We will not need to satisfy these conditions if we enter into other types of transactions, including any transaction in which we acquire the stock or assets of another entity, any transaction that involves a change of control of ING Groep N.V. but in which we do not merge or consolidate, and any transaction in which we sell less than substantially all our assets.

Subject to applicable law and regulation (including our obtaining the prior permission of the Single Resolution Board (as resolution authority) and/or the European Central Bank (as competent authority), or any successor relevant resolution authority and/or competent authority, as appropriate, if such permission is required), any of our wholly owned subsidiaries may assume our obligations under the debt securities of any series without the consent of any holder. We, however, must irrevocably guarantee (on a subordinated basis in substantially the manner described under “—Debt Securities May Be Senior or Subordinated—Subordination Provisions” above, in the case of subordinated debt securities) the obligations of the subsidiary under the debt securities of that series. If we do, all of our direct obligations under the debt securities of the series and the applicable indenture shall immediately be discharged. Unless the relevant prospectus supplement provides otherwise, any additional amounts under the debt securities of the series will, to the extent provided as described under “—Payment of Additional Amounts with Respect to the Debt Securities” below, be payable in respect of any taxes imposed by the jurisdiction in which the successor entity is organized, rather than taxes imposed by The Netherlands, subject to exceptions equivalent to those that apply to any obligation to pay additional amounts in respect of taxes imposed by The Netherlands. However, if we make payment under this guarantee, we shall also be required to pay additional amounts related to taxes (subject to the exceptions set forth in “—Payment of Additional Amounts with Respect to the Debt Securities” above) imposed by The Netherlands due to this guarantee payment. A subsidiary that assumes our obligations will also be entitled to redeem the debt securities of the relevant series in the circumstances described under “—Redemption and Repayment” above with respect to any change or amendment to, or change in the official application of the laws or regulations of the assuming corporation’s jurisdiction of incorporation as long as the change or amendment occurs after the date of the subsidiary’s assumption of our obligations.

Tax authorities, including the U.S. Internal Revenue Service, might deem an assumption of our obligations as described above to be an exchange of the existing debt securities for new debt securities, resulting in a recognition of taxable gain or loss and possibly other adverse tax consequences. Investors should consult their tax advisors regarding the tax consequences of such an assumption. Neither we nor any successor would have any obligation to compensate you for any resulting adverse tax consequences relating to your debt securities as a result of an assumption of our obligations.

Defeasance

Defeasance and Covenant Defeasance

Unless we say otherwise in your prospectus supplement, the provisions for full defeasance and covenant defeasance described below apply to each series of senior or subordinated debt securities. In general, we expect these provisions to apply to each debt security that has a specified currency of U.S. dollars and is not a floating rate.

Full Defeasance. If there is a change in U.S. federal tax law, as described below, we can legally release ourselves from all payments and other obligations on your debt securities. This is called full defeasance. To do so, each of the following must occur:

•

We must deposit in trust for the benefit of all holders a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on your debt securities on their various due dates.

•

There must be a change in current U.S. federal tax law or an Internal Revenue Service ruling that lets us make the above deposit without causing you to be taxed on your debt security any differently than if we did not make the deposit and just repaid the debt security ourselves. Under current U.S. federal tax law, the deposit and our legal release from the debt security would be treated as though we took back your debt security and gave you your share of the cash or bonds deposited in trust. In that event, you could recognize gain or loss on your debt security.

•	We must deliver to the trustee a legal opinion of our counsel confirming the tax law change or Internal Revenue Service ruling described above.

In the case of the subordinated debt securities, the following requirements must also be met:

•

No event or condition may exist that, under the provisions described above under “—Subordination Provisions,” would prevent us from making payments of principal, premium or interest on those subordinated debt securities on the date of the deposit referred to above or during the 90 days after that date; and

•

We must deliver to the trustee an opinion of counsel to the effect that (a) the trust funds will not be subject to any rights of holders of senior indebtedness; and (b) after the 90-day period referred to above, the trust funds will not be subject to any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, except that if a court were to rule under any of those laws in any case or proceeding that the trust funds remained our property, then the relevant trustee and the holders of the subordinated debt securities would be entitled to some enumerated rights as secured creditors in the trust funds.

If we ever fully defease your debt security, you will have to rely solely on the trust deposit for payments on your debt security. You will not be able to look to us for payment in the event of any shortfall.

Covenant Defeasance. Under current U.S. federal tax law, we can make the same type of deposit described above and be released from any restrictive covenants relating to your debt security that may be described in your prospectus supplement. This is called covenant defeasance. In that event, you would lose the protection of those restrictive covenants. In order to achieve covenant defeasance, we must do both of the following:

•

we must deposit in trust for the benefit of the holders of those debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and other payments on your debt security on their various due dates; and

•

we must deliver to the trustee a legal opinion of our counsel confirming that under then-current U.S. federal income tax law we may make the above deposit without causing you to be taxed on your debt security any differently than if we did not make the deposit and just repaid the debt security ourselves.

In addition, in order to achieve covenant defeasance for any subordinated debt securities that have the benefit of any restrictive covenants, the conditions described in the last two bullet points under “—Full Defeasance” above must be satisfied. Subordinated debt securities will not have the benefit of any restrictive covenants unless your prospectus supplement specifically provides that they do.

If we accomplish covenant defeasance with regard to your debt security, the following provisions of the indenture and the debt securities would no longer apply:

•	any additional covenants that your prospectus supplement may state are applicable to your debt security; and

If we accomplish covenant defeasance, you can still look to us for repayment of your debt security in the event of any shortfall in the trust deposit. You should note, however, that if an event of default occurs, like our bankruptcy, and your debt security becomes immediately due and payable, there may be a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

Our ability to effect full defeasance or covenant defeasance with respect to any series of debt securities will be subject to obtaining the prior permission of the relevant resolution authority and/or competent authority, as described in “Conditions to Redemption, Substitution, Variation and Repurchase” above. Unless otherwise specified in the applicable prospectus supplement, such permission may be granted for the purpose of defeasance or covenant defeasance only if there is a change in the applicable tax treatment of such debt securities which we demonstrate to the satisfaction of the relevant resolution authority and/or competent authority, as applicable, is material and was not reasonably foreseeable at the time of the issuance of such debt securities.

Events of Default and Remedies

Events of Default and Acceleration of Principal

Unless otherwise specified in your prospectus supplement, an “event of default” with respect to any series of debt securities will result only if:

•	we are declared bankrupt by a court of competent jurisdiction in The Netherlands (or such other jurisdiction in which we may be organized); or

•

an order is made or an effective resolution is passed for our winding-up or liquidation, unless this is done in connection with a merger, consolidation or other form of combination with another company and (a) we are permitted to enter into such merger, consolidation or combination pursuant the provisions described under “— Mergers and Similar Transactions” above or (b) the requisite majority of holders of the relevant series of debt securities, as described under “Modifications of the Indentures—Changes Requiring Majority Approval”, has waived the requirement that we comply with the covenant contained in “— Mergers and Similar Transactions” above.

Upon the occurrence of an event of default, and only in such instance, the entire principal amount of each series of our debt securities will be automatically accelerated, without any action by the trustee or any holder, and will become immediately due and payable together with accrued but unpaid interest, subject to obtaining the approvals described under “—Conditions to Redemption Substitution, Variation and Repurchase” above and, in the case of subordinated debt securities, to the applicable subordination provisions described under “—Subordination Provisions” above and in the relevant prospectus supplement. The payment of principal of our debt securities will be accelerated only in the event of an event of default (but not the bankruptcy, insolvency or reorganization of any of our subsidiaries). There will be no right of acceleration of the payment of principal of our debt securities if we fail to pay any principal, interest or any other amount (including upon redemption) on such debt securities or in the performance of any of our covenants or agreements contained in such debt securities. No such payment default or performance default will result in an event of default under our debt securities or permit any holders to take action to enforce the debt securities, except as described under “ —Limited Remedies for Non-Payment and Breach of Obligations; Trust Indenture Act Remedies” below. Moreover, the exercise of any Dutch Bail-in Power by the relevant resolution authority, as described under “— Agreement and Acknowledgment with Respect to the Exercise of Dutch Bail-in Power” above, will not be an event of default.

Limited Remedies for Non-Payment and Breach of Obligations; Trust Indenture Act Remedies

The sole remedies of the holders of our debt securities and the trustee for our breach of any obligation under the debt securities or the senior debt indenture or subordinated debt indenture, as applicable, shall be (1) to demand payment of any principal or interest that we fail to pay when it has become due and payable and, in the case of interest, where such failure continues for at least 30 days (provided that the trustee has provided us with notice of such failure to pay interest at least 15 days prior to the end of such 30-day period), (2) to seek enforcement of any of our other obligations under any debt security, the senior debt indenture or the subordinated debt indenture (other than any payment obligation) or damages for our failure to satisfy any such obligation, (3) to exercise the remedies described under “—Events of Default” above and (4) to claim in any proceeding relating to our liquidation (upon dissolution (ontbinding) or otherwise), moratorium of payments (surseance van betaling) or bankruptcy (faillissement). The foregoing shall not prevent holders of our debt securities or the trustee from instituting proceedings for our bankruptcy.

Notwithstanding the foregoing, (1) the trustee shall have such powers as are required to be authorized to it under the Trust Indenture Act in respect of the rights of the holders of our debt securities under the provisions of the senior debt indenture and subordinated debt indenture and (2) nothing shall impair the right of a holder of our debt securities under the Trust Indenture Act, absent such holder’s consent, to sue for any payment due but unpaid with respect to its debt securities; provided that any judgment or award obtained in respect of a series of our subordinated debt securities or the subordinated debt indenture will be subject to the subordination provisions set forth in the subordinated debt indenture and any subordination provision in any applicable supplemental indenture thereto.

No Other Remedies

Other than the limited remedies specified herein under “Limited Remedies for Non-Payment and Breach of Obligations; Trust Indenture Act Remedies” above, no remedy against us will be available to the trustee (acting on behalf of the holders of our debt securities) or holders of our debt securities whether for the recovery of amounts owing in respect of such debt securities or under the senior debt indenture or subordinated debt indenture or in respect of any breach by us of any of our obligations under or in respect of the terms of our debt securities or the senior debt indenture or subordinated debt indenture in relation thereto; provided, however, that such limitation shall not apply to our obligations to pay the fees and expenses of, and to indemnify, the trustee (including fees and expenses of trustee’s counsel) and the trustee’s rights to apply money collected to first pay its fees and expenses shall not be subject to the subordination provisions set forth in the subordinated debt indenture and any subordination provision in any supplemental indenture thereto.

Waiver of Set-Off and Counterclaim

Subject to applicable law and unless the applicable prospectus supplement provides otherwise, neither any holder or beneficial owner of our debt securities nor the trustee acting on behalf of the holders and beneficial owners of our debt securities may exercise, claim or plead any right of set-off, compensation or retention in respect of any amount owed to it by us in respect of, or arising under, or in connection with, our debt securities, the senior debt indenture or the subordinated debt indenture, and each holder and beneficial owner of our debt securities, by virtue of its holding of any such debt securities or any interest therein, and the trustee acting on behalf of the holders and beneficial owners of our debt securities, shall be deemed to have waived all such rights of set-off, compensation or retention (and, if provided in the applicable supplemental indenture and related prospectus supplement, all such rights of netting). If, notwithstanding the above, any amounts due and payable to any holder or beneficial owner of a debt security or any interest therein by us in respect of, or arising under, the debt securities, the senior debt indenture or the subordinated debt indenture, are discharged by set-off (or, if provided in the applicable supplemental indenture and related prospectus supplement, by netting), such holder or beneficial owner shall, subject to applicable law, immediately pay an amount equal to the amount of such discharge to us (or, in the event of our liquidation (upon dissolution (ontbinding) or otherwise) or a moratorium of payments (surseance van betaling), or if we are declared bankrupt (failliet verklaard), our liquidator or administrator, as the case may be) and, until such time as payment is made, shall hold an amount equal to such amount in trust (where possible) or otherwise for us (or our liquidator or administrator, as the case may be) and, accordingly, any such discharge shall be deemed not to have taken place. By its acquisition of our debt securities, each holder and beneficial owner agrees to be bound by these provisions relating to waiver of set-off (and, if provided in the applicable supplemental indenture and related prospectus supplement, relating to waiver netting). No holder of our debt securities shall be entitled to proceed directly against us except as described in “— Limitation on Suits” below.

Trustee’s Duties

In case of a default under any series of our debt securities, the trustee shall exercise such of the rights and powers vested in it by the senior debt indenture or subordinated debt indenture, as applicable, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. For these purposes, a “default” shall occur upon (i) the occurrence of an event of default, (ii) failure by us to pay any principal or interest when it has become due and payable and, in the case of interest, where such failure continues for at least 30 days (provided that the trustee has provided us with notice of such failure to pay interest at least 15 days prior to the end of such 30-day period) or (iii) breach by us of any term, obligation or commitment (other than any payment obligation) binding on us under the relevant series of debt securities or the senior debt indenture or the subordinated debt indenture, as applicable. Holders of a majority of the aggregate principal amount of the outstanding debt securities of a series may waive any past default specified in clause (iii) in the preceding sentence but may not waive any past default specified in clauses (i) and (ii) in the preceding sentence. For the avoidance of doubt, the exercise of any Dutch Bail-in Power by the relevant resolution authority, as described under “— Agreement and Acknowledgment with Respect to the Exercise of Dutch Bail-in Power” above, will not be a default for these purposes.

If a default occurs and is continuing with respect to any series of our debt securities, the trustee will have no obligation to take any action at the direction of any holders of such series of the debt securities, unless they have offered the trustee security or indemnity satisfactory to the trustee in its sole discretion. The holders of a majority in aggregate principal amount of the outstanding debt securities of a series shall have the right to direct the time, method and place of conducting any proceeding in the name of and on the behalf of the trustee for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to such series of the debt securities. However, this direction (a) must not be in conflict with any rule of law or the senior debt indenture or subordinated debt indenture, as applicable and (b) must not be unjustly prejudicial to the holder(s) of such series of the debt securities not taking part in the direction, in the case of either (a) or (b) as determined by the trustee in its sole discretion. The trustee may also take any other action, not inconsistent with the direction, that it deems proper.

The trustee is required to, within 90 days of a default with respect to the debt securities of any series, give to each affected holder of the debt securities of the affected series notice of any default known to a responsible officer of the trustee, unless the default has been cured or waived. However, the trustee will be entitled to withhold notice if a trust committee of responsible officers of the trustee determine in good faith that withholding of notice is in the interest of the holders.

The trustee makes no representations, and shall not be liable with respect to, any information set forth in this prospectus.

We Will Give the Trustee Information about Defaults Annually

We will furnish to the trustee every year a written statement of two of our officers certifying that to their knowledge we are in compliance with the debt securities and the indenture they are issued under, or else specifying any default.

We urge book-entry and other indirect owners to consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee. Book-entry and other indirect owners are described under “Legal Ownership and Book-Entry Issuance.”

Limitation on Suits

Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, all of the following must occur:

•	the holder must give the trustee a written notice that a default has occurred and remains uncured;

•	the holders of 25% in outstanding principal amount of the debt securities must make a written request that the trustee take action because of the default;

•	such holder must offer indemnity satisfactory to the trustee in its sole discretion against the cost and other liabilities of taking that action;

•	the trustee must not have taken action for 60 days after receipt of the above notice and offer of security or indemnity; and

•	the trustee must not have received an inconsistent direction from the majority in principal amount of the debt securities during that period.

Notwithstanding any contrary provisions, nothing shall impair the right of a holder of the debt securities under the Trust Indenture Act, absent such holder’s consent, to sue for any payments due but unpaid with respect to the debt securities.

Modifications of the Indentures

There are four types of changes we can make to a particular indenture and the debt securities issued thereunder.

Changes Requiring Each Holder’s Approval

First, there are changes that we or the trustee cannot make without the approval of each holder of a debt security affected by the change under a particular indenture. We cannot:

•	change the stated maturity, if any, for any principal or interest payment on a debt security;

•	reduce the principal amount, the amount payable on acceleration of the maturity after an event of default, the interest rate or the redemption price or any premium for a debt security;

•	change our obligation to pay additional amounts in respect of a debt security;

•	permit redemption of a debt security if not previously permitted;

•	modify the provisions of the indenture with respect to the subordination of the debt securities in a manner adverse to holders;

•	impair any right a holder may have to require repayment or conversion of its debt security;

•	change the currency of any payment on a debt security other than as permitted by the debt security;

•	change the place of payment on a debt security, if it is in non-global form;

•	impair a holder’s right to sue for payment of any amount due on its debt security;

•

reduce the percentage in principal amount of the debt securities and any other affected series of debt securities, taken together, the approval of whose holders is needed to change the indenture or the debt securities;

•

reduce the percentage in principal amount of the debt securities and any other affected series of debt securities, taken separately or together, as the case may be, the consent of whose holders is needed to waive our compliance with the applicable indenture or to waive defaults; and

•

change the provisions of the applicable indenture dealing with modification and waiver in any other respect, except to increase any required percentage referred to above or to add to the provisions that cannot be changed or waived without approval of the holder of each affected debt security.

Changes Not Requiring Approval

The second type of change does not require any approval by holders of the debt securities. These changes are limited to clarifications and changes that would not adversely affect the debt securities in any material respect. Nor do we need any approval to make any change that affects only debt securities to be issued under the applicable indenture after the changes take effect.

We may also make changes or obtain waivers that do not adversely affect a particular debt security, even if they affect other debt securities. In those cases, we do not need to obtain the approval of the holder of that debt security; we need only obtain any required approvals from the holders of the affected debt securities or other debt securities.

Modification of Subordination Provisions

We may not amend the subordinated debt indenture to alter the subordination of any outstanding subordinated debt securities without the written consent of each holder of senior indebtedness then outstanding who would be adversely affected. In addition, we may not modify the subordination provisions of the subordinated debt indenture in a manner that would adversely affect the subordinated debt securities of any one or more series then outstanding in any material respect, without the consent of the holders of a majority in aggregate principal amount of all affected series then outstanding, voting together as one class (and also of any affected series that by its terms is entitled to vote separately as a series, as described below).

Changes Requiring Majority Approval

Any other change to either indenture and the debt securities issued under that indenture would require the following approval:

•	if the change affects only one series of debt securities, it must be approved by the holders of a majority in principal amount of the relevant series of debt securities; or

•

if the change affects more than one series of debt securities issued under an indenture, it must be approved by the holders of a majority in principal amount of the series affected by the change, with all affected series voting together as one class for this purpose (and of any series that by its terms is entitled to vote separately as a series, as described below).

In each case, the required approval must be given by written consent.

The same majority approval would be required for us to obtain a waiver of any of our covenants in either indenture. Our covenants include the promises we make about merging which we describe above under “— Mergers and Similar Transactions.” If the holders agree to waive a covenant, we will not have to comply with it. A majority of holders, however, cannot approve a waiver of any provision in a particular debt security, or in the applicable indenture as it affects that debt security, that we cannot change without the approval of each holder of that debt security as described above in “— Changes Requiring Each Holder’s Approval” unless that holder approves the waiver.

Book-entry and other indirect owners should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the applicable indenture or the debt securities or request a waiver.

Special Rules for Action by Holders

When holders take any action under either the senior or subordinated debt indenture, such as giving a notice of default, approving any change or waiver or giving the trustee an instruction, we will apply the following rules.

Only Outstanding Debt Securities Are Eligible

Only holders of outstanding debt securities of the applicable series will be eligible to participate in any action by holders of debt securities of that series. Also, we will count only outstanding debt securities of that series in determining whether the various percentage requirements for taking action have been met. For these purposes, a debt security will not be “outstanding”:

•	if it has been surrendered for cancellation;

•	if we have deposited or set aside, in trust for its holder, money for its payment or redemption;

•	if we have fully defeased it as described above under “— Defeasance — Defeasance and Covenant Defeasance — Full Defeasance”; or

•	if we or one of our affiliates is the owner.

Special Series Voting Rights

We may issue series of debt securities that are entitled, by their terms, to vote separately on matters (for example, modification or waiver of provisions in the applicable indenture) that would otherwise require a vote of all affected series, voting together as a single class. Any such series would be entitled to vote together with all other affected series, voting together as a single class, and would also be entitled to vote separately, as a series only. In some cases, other parties may be entitled to exercise these special voting rights on behalf of holders of the relevant series. For series of debt securities that have these rights, the rights will be described in your prospectus supplement. For series that do not have these special rights, voting will occur as described in the preceding section, but subject to any separate voting rights of any series having special rights. We may issue series having these or other special rights without obtaining the consent of or giving notice to holders of outstanding securities.

Eligible Principal Amount of Some Debt Securities

In some situations, we may follow special rules in calculating the principal amount of a debt security that is to be treated as outstanding for the purposes described above. This may happen, for example, if the principal amount is payable in a currency or currency unit other than U.S. dollars, increases over time or is not to be fixed until maturity.

For any debt security of the kind described below, we will decide how much principal amount to attribute to the debt security as follows:

•

for an original issue discount debt security, we will use the principal amount that would be due and payable on the action date if the maturity of the debt security were accelerated to that date because of an event of default; or

•	for debt securities with a principal amount denominated in one or more currencies or currency units other than the U.S. dollar, we will use the U.S. dollar equivalent, which we will determine.

Determining Record Dates for Action by Holders

We will generally be entitled to set any date as a record date for the purpose of determining the holders that are entitled to take action under either the senior or subordinated debt indenture. In certain limited circumstances, only the trustee will be entitled to set a record date for action by the holders. If we or the trustee set a record date for an approval or other action to be taken by the holders, that vote or action may be taken only by persons or entities who are holders on the record date and must be taken during the period that we specify for this purpose, or that the trustee specifies if it sets the record date. We or the trustee, as applicable, may shorten or lengthen this period from time to time. This period, however, may not extend beyond the 180th day after the record date for the action. In addition, record dates for any global debt security may be set in accordance with procedures established by the depositary from time to time. Accordingly, record dates for global debt securities may differ from those for other debt securities.

Form, Exchange and Transfer of Debt Securities

Form

We will issue each debt security in global — i.e., book-entry — form only, unless we specify otherwise in your prospectus supplement. Debt securities in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the debt securities represented by the global security. Those who own beneficial interests in a global debt security will do so through participants in the depositary’s securities clearance system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We describe book-entry securities below under “Legal Ownership and Book-Entry Issuance.”

If any debt securities cease to be issued in registered global form, they will be issued:

•	only in fully registered form;

•	without interest coupons; and

•	unless we indicate otherwise in your prospectus supplement, in denominations of $1,000 and integral multiples of $1,000.

Transfer and Exchange

Unless we indicate otherwise in your prospectus supplement, holders may exchange their debt securities for debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed.

Holders may exchange or transfer their debt securities at the office of the trustee. They may also replace lost, stolen, destroyed or mutilated debt securities at that office. We have appointed the trustee to act as our agent for registering debt securities in the names of holders and transferring and replacing debt securities. We may appoint another entity to perform these functions or perform them ourselves.

Holders will not be required to pay a service charge to transfer or exchange their debt securities, but they may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may require an indemnity before replacing any debt securities.

If we have designated additional transfer agents for your debt security, they will be named in your prospectus supplement. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

If the debt securities of any series are redeemable and we redeem less than all those debt securities, we may block the transfer or exchange of those debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any debt security selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed.

If a debt security is issued as a global debt security, only the depositary — e.g., DTC, Euroclear or Clearstream, Luxembourg — will be entitled to transfer and exchange the debt security as described in this subsection, since the depositary will be the sole holder of the debt security.

The rules for exchange described above apply to exchanges of debt securities for other debt securities of the same series and kind. If a debt security is exchangeable for a different kind of security, such as one that we have not issued, or for other property, the rules governing that type of exchange will be described in your prospectus supplement.

Payment Mechanics for Debt Securities

Who Receives Payment?

If interest is due on a debt security on an interest payment date, we will pay the interest to the person or entity in whose name the debt security is registered at the close of business on the regular record date relating to the interest payment date as described below under “— Payment and Record Dates for Interest.” If interest is due at maturity but on a day that is not an interest payment date, we will pay the interest to the person or entity entitled to receive the principal of the debt security. If the principal or another amount besides interest is due on a debt security at maturity, we will pay the amount to the holder of the debt security against surrender of the debt security at a proper place of payment, or, in the case of a global security, in accordance with the applicable policies of DTC, Euroclear and Clearstream, Luxembourg, as applicable.

Payment and Record Dates for Interest

Unless we specify otherwise in your prospectus supplement, interest on any fixed rate debt security will be payable semiannually each May 15 and November 15 and at maturity, and the regular record date relating to an interest payment date for any fixed rate debt security will be the May 1 or November 1 next preceding that interest payment date. The regular record date relating to an interest payment date for any floating rate debt security will be the 15th calendar day before that interest payment date. These record dates will apply regardless of whether a particular record date is a “business day,” as defined below. For the purpose of determining the holder at the close of business on a regular record date when business is not being conducted, the close of business will mean 5:00 P.M., New York City time, on that day.

Notwithstanding the foregoing, the record date for any payment date for a debt security in book-entry form will be the business day prior to the payment date.

Business Day

Unless we specify otherwise in your prospectus supplement, the term “business day” means, for any debt security, a day that meets all the following applicable requirements:

•

for all debt securities, it is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in The Netherlands or New York City generally are authorized or obligated by law, regulation or executive order to close and that satisfies any other criteria specified in your prospectus supplement;

•

if the debt security is a floating rate debt security whose interest rate is based on LIBOR, it is also a day on which dealings in the relevant index currency specified in your prospectus supplement are transacted in the London interbank market;

•

if the debt security has a specified currency other than U.S. dollars or euro, it is also a day on which banking institutions are not authorized or obligated by law, regulation or executive order to close in the principal financial center of the country issuing the specified currency;

•

if the debt security either is a floating rate debt security whose interest rate is based on EURIBOR or has a specified currency of euro, it is also a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System, or any successor system, is open for business;

•

if the debt security is held through Euroclear, it is also not a day on which banking institutions in Brussels, Belgium are generally authorized or obligated by law, regulation or executive order to close; and

•

if the debt security is held through Clearstream, Luxembourg, it is also not a day on which banking institutions in Luxembourg are generally authorized or obligated by law, regulation or executive order to close.

How We Will Make Payments Due in U.S. Dollars

We will follow the practice described in this subsection when paying amounts due in U.S. dollars. Payments of amounts due in other currencies will be made as described in the next subsection.

Payments on Global Debt Securities. We will make payments on a global debt security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will pay directly to the depositary, or its nominee, and not to any indirect owners who own beneficial interests in the global debt security. An indirect owner’s right to those payments will be governed by the rules and practices of the depositary and its participants, as described under “Legal Ownership and Book-Entry Issuance — What Is a Global Security?”

Payments on Non-Global Debt Securities. Unless otherwise specified in your prospectus supplement, we will make payments on a debt security in non-global form as follows. We will pay interest that is due on an interest payment date by check mailed on the interest payment date to the holder at his or her address shown on the trustee’s records as of the close of business on the record date. We will make all other payments by check to the paying agent described below, against surrender of the debt security. All payments by check will be made in next-day funds, i.e., funds that become available on the day after the check is deposited.

Alternatively, if a non-global security has a face amount of at least $1,000,000 and the holder asks us to do so, we will pay any amount that becomes due on the debt security by wire transfer of immediately available funds to an account at a bank in New York City, on the due date. To request wire payment, the holder must give the paying agent appropriate transfer instructions at least five business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person who is the holder on the relevant regular record date. In the case of any other payment, payment will be made only after the debt security is surrendered to the paying agent. Any wire instructions, once properly given, will remain in effect unless and until new instructions are given in the manner described above.

Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive payments on their debt securities.

How We Will Make Payments Due in Other Currencies

We will follow the practice described in this subsection for payment amounts that are due in a specified currency other than U.S. dollars.

Payments on Global Debt Securities. We will make payments on a global debt security in the applicable specified currency in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will pay directly to the depositary, or its nominee, and not to any indirect owners who own beneficial interests in the global debt security. An indirect owner’s right to receive those payments will be governed by the rules and practices of the depositary and its participants, as described below in the section entitled “Legal Ownership and Book-Entry Issuance — What is a Global Security?”

Indirect owners of a global security denominated in a currency other than U.S. dollars should consult their banks or brokers for information on how to request payment in the specified currency.

Payments on Non-Global Debt Securities. Except as described in the last paragraph under this heading, we will make payments on debt securities in non-global form in the applicable specified currency. We will make these payments by wire transfer of immediately available funds to any account that is maintained in the applicable specified currency at a bank designated by the holder and acceptable to us and the trustee. To designate an account for wire payment, the holder must give the paying agent appropriate wire instructions at least five business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person or entity who is the holder on the regular record date. In the case of any other payment, the payment will be made only after the debt security is surrendered to the paying agent. Any instructions, once properly given, will remain in effect unless and until new instructions are properly given in the manner described above.

If a holder fails to give instructions as described above, we will notify the holder at the address in the trustee’s records and will make the payment within five business days after the holder provides appropriate instructions. Any late payment made in these circumstances will be treated under the indenture as if made on the due date, and no interest will accrue on the late payment from the due date to the date paid.

Although a payment on a debt security in non-global form may be due in a specified currency other than U.S. dollars, we will make the payment in U.S. dollars if the holder asks us to do so. To request U.S. dollar payment, the holder must provide appropriate written notice to the trustee at least five business days before the next due date for which payment in U.S. dollars is requested. In the case of any interest payment due on an interest date, the request must be made by the person or entity who is the holder on the regular record date. Any request, once properly made, will remain in effect unless and until revoked by notice properly given in the manner described above.

Book-entry and other indirect owners of a debt security with a specified currency other than U.S. dollars should contact their banks or brokers for information about how to receive payments in the specified currency or in U.S. dollars.

Conversion to U.S. Dollars. Unless otherwise indicated in your prospectus supplement, holders are not entitled to receive payment in U.S. dollars of an amount due in another currency, whether on a global debt security or on a non-global debt security.

If your prospectus supplement specifies that holders may request that we make payments in U.S. dollars of an amount due in another currency, the exchange rate agent described below will calculate the U.S. dollar amount you receive in the exchange agent’s discretion. A holder that requests payment in U.S. dollars will bear all associated currency exchange costs, which will be deducted from the payment.

When the Specified Currency Is Not Available. If we are obligated to make any payment in a specified currency other than U.S. dollars, and the specified currency is not available to us due to circumstances beyond our control — which may include the imposition of exchange controls or a disruption in the currency markets — we will be entitled to satisfy our obligation to make the payment in that specified currency by making the payment in U.S. dollars, on the basis of the exchange rate determined by the exchange rate agent described below in its discretion.

The foregoing will apply to any debt security, whether in global or non-global form, and to any payment, including a payment at maturity. Any payment made under the circumstances and in the manner described above will not result in a default or an event of default under any debt security or the applicable indenture.

Exchange Rate Agent. If we issue a debt security in a specified currency other than U.S. dollars, we will appoint a financial institution to act as the exchange rate agent and will name the institution initially appointed when the debt security is originally issued in your prospectus supplement. We may select ING Financial Markets LLC or another of our affiliates to perform this role. We may change the exchange rate agent from time to time after the original issue date of the debt security without your consent and without notifying you of the change.

All determinations made by the exchange rate agent will be made in its sole discretion unless we state in your prospectus supplement that any determination is subject to our approval. In the absence of manifest error, those determinations will be conclusive for all purposes and binding on you and us, without any liability on the part of the exchange rate agent.

Payment When Offices Are Closed

If any payment is due on a debt security on a day that is not a business day, unless we specify otherwise in your prospectus supplement, we will make the payment on the next day that is a business day unless such business day would fall in the next calendar year. Payments postponed to the next business day in this situation will be treated under the indenture as if they were made on the original due date. A postponement of this kind will not result in a default or an event of default under any debt security or the applicable indenture, and no interest will accrue on the postponed amount from the original due date to the next day that is a business day. The term “business day” has a special meaning, which we describe above under “— Business Day”

Paying Agent

We may appoint one or more financial institutions to act as our paying agents, at whose designated offices debt securities in non-global form may be surrendered for payment at their maturity. We call each of those offices a paying agent. We may add, replace or terminate paying agents from time to time. Initially, we have appointed the trustee, at its corporate trust office in New York City, as the paying agent. We must notify the trustee of changes in the paying agents.

Unclaimed Payments

Regardless of who acts as paying agent, all money paid by us to a paying agent that remains unclaimed at the end of two years after the amount is due to a holder will be repaid to us. After that two-year period, the holder may look only to us for payment and not to the trustee, any other paying agent or anyone else.

Payment of Additional Amounts with Respect to the Debt Securities

Unless otherwise indicated in your prospectus supplement, all amounts of principal of, and any premium and interest on, any debt securities will be paid by ING Groep N.V. or any successor thereof without deduction or withholding for any taxes, assessments or other charges imposed by the government of The Netherlands, or the government of a jurisdiction in which a successor to ING Groep N.V. is organized or resident for tax purposes, unless such deduction or withholding is required by applicable law. If deduction or withholding of any of these charges is required by The Netherlands, or by a jurisdiction in which a successor to ING Groep N.V. is organized or resident for tax purposes, ING Groep N.V. or such successor, as the case may be, will pay as additional interest any additional amounts necessary to make the net amount paid to the affected holders equal the amount the holders would have received in the absence of the deduction or withholding. However, “additional amounts” will not be paid for:

•	the amount of any tax, assessment or other governmental charge imposed by any taxing authority of or in the United States;

•	the amount of any withholding or deduction that will be required to be made pursuant to the Dutch Withholding Tax Act 2021 (Wet bronbelasting 2021);

•	the amount of any tax, assessment or other governmental charge which is only payable because:

•

a connection, other than the holding or ownership of the debt security or the receipt of interest and principal thereon, exists between the holder and The Netherlands (or such jurisdiction in which a successor to ING Groep N.V. is organized or resident for tax purposes);

•	the holder presented the debt security for payment (where presentation is required) more than 15 days after the date on which the relevant payment became due or was provided for, whichever is later;

•

the holder failed to comply, on a timely basis, with a written request of ING Groep N.V. or any successor thereof for any applicable information or certification that would have, if provided on a timely basis, permitted the payment to be made without withholding or deduction (or with a reduced rate of withholding or deduction);

•	the amount of any estate, inheritance, gift, sales, excise, transfer or personal property tax or any similar tax, duty, assessment or governmental charge;

•	the amount of any tax, assessment or other governmental charge which is payable other than by deduction or withholding from a payment on or in respect of the debt securities;

•

the amount of any tax, assessment or other governmental charge that a holder or beneficial owner would have been able to avoid (but has not so avoided) by presenting and surrendering the relevant debt security to another paying agent (where presentation and surrendering is required);

•

the amount of any tax, assessment or other governmental charge which is payable by any person acting as custodian bank or collecting agent on behalf of a holder, or otherwise in any manner which does not constitute a withholding or deduction by ING Groep N.V., its paying agent, or any successor thereof from payments made by it;

•

the amount of any tax, assessment or other governmental charge which is withheld or deducted by a paying agent from a payment if the payment could have been made by another paying agent without such withholding or deduction;

•

the amount of any tax, assessment or other governmental charge which is payable by reason of a change in law that becomes effective more than 30 days after the relevant payment becomes due and is made available for payment to the holders, unless such tax, assessment or other governmental charge would have been applicable had payment been made within such 30 day period; or

•	any combination of the taxes, assessments or other governmental charges described above.

In addition, we will not pay “additional amounts” to a holder that is a fiduciary or partnership or an entity that is not the sole beneficial owner of the payment where the law requires the payment to be included in the income of a beneficiary or settlor for tax purposes with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such “additional amounts” had it been the holder.

For the avoidance of doubt, unless the relevant prospectus supplement provides otherwise, any amounts to be paid by us on the debt securities will be paid net of any deduction or withholding imposed or required pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (or any law implementing such an intergovernmental agreement) (a “FATCA Withholding Tax”), and we will not be required to pay additional amounts or otherwise indemnify a holder of the debt securities on account of any FATCA Withholding Tax deducted or withheld by us, any paying agent, or any other party.

Whenever reference is made in any context to the principal of, and any interest on, any debt security, such mention shall be deemed to include any relevant premium or additional amounts to the extent that, in such context, additional amounts are, were or would be payable in respect of such debt security.

The prospectus supplement will describe any additional circumstances under which additional amounts will not be paid with respect to debt securities.

Unless the relevant prospectus supplement provides otherwise, any paying agent shall be entitled to make a deduction or withholding from any payment which it makes under the debt securities and the debt securities indenture for or on account of (i) any present or future taxes, duties, assessments or governmental charges if and to the extent so required by any applicable law and (ii) any FATCA Withholding Tax (together, “applicable law”). In either case, the paying agent shall make any payment after a deduction or withholding has been made pursuant to applicable law and shall report to the relevant authorities the amount so deducted or withheld. However, the paying agent will not be required to make any such deduction or withholding with respect to payments made under the debt securities and the debt securities indenture through the relevant clearing systems.

In all cases, the paying agent shall have no obligation to gross up any payment made subject to any deduction or withholding pursuant to applicable law, except to the extent that it receives payment for such gross up from us. In addition, amounts deducted or withheld by the paying agent under this paragraph will be treated as paid to the holder of a debt security, and we will not pay additional amounts in respect of such deduction or withholding, except to the extent the provisions in this subsection “— Payment of Additional Amounts with respect to the Debt Securities” explicitly provide otherwise.

Notices

Notices to be given to holders of a global debt security will be given only to the depositary, in accordance with its applicable policies as in effect from time to time. Notices to be given to holders of debt securities not in global form will be sent by mail to the respective addresses of the holders as they appear in the trustee’s records, and will be deemed given when mailed. Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive notices.

Service of Process

We have appointed ING Financial Holdings Corporation, acting through its office at 1133 Avenue of the Americas, New York, New York 10036, as our authorized agent for service of process in any legal action or proceeding to which we are party relating to either indenture or any debt securities brought in any federal or state court in the Borough of Manhattan, the City of New York, and have irrevocably submitted to the non-exclusive jurisdiction of those courts.

DESCRIPTION OF CAPITAL SECURITIES

Please note that in this section references to “holders” mean those who own capital securities registered in their own names, on the books that we or the trustee maintains for this purpose, and not those who own beneficial interests in capital securities registered in street name or in capital securities issued in book-entry form through one or more depositaries. Owners of beneficial interests in the capital securities should read the section below entitled “Legal Ownership and Book-Entry Issuance.”

This section and your prospectus supplement will summarize all the material terms of the capital securities indenture and your capital securities. They do not, however, describe every aspect of the capital securities indenture and your capital securities. For example, in this section and your prospectus supplement, we use terms that have been given special meaning in the capital securities indenture, but we describe the meaning for only the more important of those terms. As you read this section, please remember that the specific terms of your capital securities as described in your prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If there are any differences between your prospectus supplement and this prospectus, your prospectus supplement will control. Thus, the statements we make in this section may not apply to your capital securities. The capital securities indenture and its associated documents, including your capital securities, contain the full legal text of the matters described in this section and your prospectus supplement, and the summary of material terms contained herein is subject to, and qualified by reference to, all of the definitions and provisions of the relevant indenture, any supplement to the relevant indenture and the form of instruments representing each series of capital securities. We have filed copies of the form of capital securities indenture with the SEC as an exhibit to our registration statement. See “Available Information” above for information on how to obtain a copy. The terms of the capital securities include those stated in the indenture and any supplements thereto, and those terms made part of the capital securities indenture by reference to the Trust Indenture Act.

General

The capital securities are not deposit liabilities and are not covered by any compensation scheme, or insured by any governmental body, of the United States, The Netherlands, or any other jurisdiction.

Because our assets consist principally of interests in the subsidiaries through which we conduct our businesses, our cash flow and our consequent ability to service our debt, including the capital securities, are largely dependent upon the cash flow and earnings of our subsidiaries, including dividends we receive from some of those subsidiaries. In addition, our right to participate as an equity holder in any distribution of assets of any of our subsidiaries upon the subsidiary’s liquidation or otherwise, and thus the ability of our security holders to benefit from the distribution, is junior to the rights of creditors of the subsidiary, except to the extent that any claim we may have as a creditor of the subsidiary is recognized. In addition, dividends, loans and advances to us from some of our subsidiaries may be restricted by the net capital requirements of our various regulators. We also guarantee certain obligations of some of our subsidiaries; as a result, any liability we may have for our subsidiaries’ obligations could reduce our assets that are available to satisfy our direct creditors, including investors in our securities.

The capital securities indenture does not limit the amount of capital securities that we may issue. We may issue the capital securities in one or more series, or as units comprised of two or more related series. The prospectus supplement will indicate for each series or of two or more related series of capital securities:

•	the issue date;

•	the maturity date, if any;

•	the specific designation and aggregate principal amount of the capital securities;

•	any limit on the aggregate principal amount of the capital securities that may be authenticated or delivered;

•	under what conditions, if any, another issuer may be substituted for ING Groep N.V. as the issuer of the capital securities of the series;

•	whether the capital securities are intended to qualify as capital for capital adequacy purposes;

•	the ranking of the capital securities relative to our issued debt and equity, including to what extent they may rank junior in right of payment to other of our obligations or in any other manner;

•	the prices at which we will issue the capital securities;

•	if interest is payable, the interest rate or rates, or how to calculate the interest rate or rates, and under what circumstances interest is payable;

•	provisions, if any, for the cancellation of any interest payment at our discretion or under other circumstances;

•	limitations, if any, on our ability to pay principal or interest in respect of the capital securities, including situations whereby we may be prohibited from making such payments;

•	whether we will issue the capital securities as discount securities, as explained in this section below, and the amount of the discount;

•	provisions, if any, for the discharge and defeasance of the capital securities;

•	any condition applicable to payment of any principal, premium or interest on the capital securities;

•	the dates and places at which any payments are payable;

•	the places where notices, demands to or upon us in respect of the capital securities may be served and notice to holders may be published;

•	the terms of any mandatory or optional redemption and related notices;

•

any terms on which the capital securities may or will be converted at our option or otherwise into ordinary shares or other securities of ING Groep N.V. (“conversion securities”), and, if so, the nature and terms of the conversion securities into which such capital securities are convertible and any additional or other provisions relating to such conversion, including any triggering event that may give rise to such conversion (which may include, but shall not be limited to, certain regulatory capital events) and the terms upon which such conversion should occur;

•	any terms relating to the adjustment of the conversion securities into which the capital securities may be converted;

•	the terms of any repurchase of the capital securities;

•	the denominations in which the capital securities will be issued, if other than $1,000 and integral multiples thereof;

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the amount, or how to calculate the amount, that we will pay to the capital security holder, if the capital security is redeemed before its stated maturity, if any, or accelerated, or for which the trustee shall be entitled to file and prove a claim to the extent so permitted;

•	the currency or currencies in which the capital securities are denominated, and in which we make any payments;

•	whether we will issue the capital securities wholly or partially as one or more global capital securities and the initial value with respect to such global security or capital security;

•	what conditions must be satisfied before we will issue the capital securities in definitive form (“definitive capital securities”);

•	any reference to an index we will use to determine the amount of any payments on the capital securities;

•

any other or different events of default, other categories of default or covenants applicable to any of the capital securities, and the relevant terms if they are different from the terms in the capital securities indenture;

•	any restrictions applicable to the offer, sale and delivery of the capital securities;

•	whether we will not pay additional amounts, as defined below, on the capital securities;

•	the record date for any payment of principal, interest or premium;

•	any listing of the capital securities on a securities exchange;

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whether holders of the capital securities may exercise, claim or plead any right of set-off, netting, compensation or retention in respect of any amount owed to it by us arising under, or in connection with, the securities;

•	the names and duties of any co-trustees, depositaries, authenticating agents, paying agents, transfer agents or registrars of any series;

•	any other or different terms of the capital securities;

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the respective rights and obligations, if any, of ourselves and holders of the capital securities following a change of control, including, if applicable, the terms and conditions under which we could be required to redeem or make an offer to purchase capital securities;

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any applicable additional provision or provisions related to the Dutch Bail-in Power (as defined below) in connection with applicable regulatory capital, loss absorbing capacity or other requirements; and

•	what we believe are any additional material U.S. federal and Dutch tax considerations.

The prospectus supplement relating to any series of capital securities may also include, if applicable, a discussion of certain considerations under ERISA.

Capital securities may bear interest at a fixed rate or a floating rate or we may issue capital securities that bear no interest or that bear interest at a rate below the prevailing market interest rate or at a discount to their stated principal amount. The relevant prospectus supplement will describe special U.S. federal income tax considerations applicable to discount securities or to capital securities issued at par that are treated for U.S. federal income tax purposes as having been issued at a discount.

While this prospectus describes terms that apply generally to all the capital securities, the prospectus supplement applicable to your capital securities will summarize specific financial and other terms of your capital securities. Consequently, as you read this section, please remember that the specific terms of your capital securities as described in your prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If there are any differences between your prospectus supplement and this prospectus, your prospectus supplement will control. Thus, the statements we make in this section may not apply to your capital securities.

Holders of capital securities have no voting rights except as explained in this section below under “—Modifications of the Capital Securities Indenture,” “—Events of Default,” “—Trustee’s Duties” and “—Limitation on Suits.”

Principal and Interest

The relevant prospectus supplement will specify the date on which we will pay interest, if any, the date, if any, for payments of principal and any premium, if any, on any particular series of capital securities.

The Capital Securities Indenture

The capital securities are governed by a document called an indenture, which is a contract between us and The Bank of New York Mellon, which will initially act as trustee. The indenture does not limit our ability to incur additional indebtedness, including capital securities and additional senior indebtedness.

The trustee under the indenture has two main roles:

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first, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, which we describe later under “— Limitations on Suits”; and

•	second, the trustee performs administrative duties for us, such as sending you interest payments and notices.

See “— Our Relationship with the Trustee” below for more information about the trustee.

The indenture and its associated documents, including any supplemental indenture and your capital securities, contain the full text of the matters described in this section and the other terms described in your prospectus supplement. A copy of each indenture has been filed with the SEC as part of our registration statement. See “Available Information” above for information on how to obtain a copy.

When we refer to the indenture or the trustee with respect to any capital securities, we mean the indenture including any supplemental indenture, and the trustee under that indenture.

Agreement and Acknowledgment with Respect to the Exercise of Dutch Bail-in Power

With a view to Article 55 of the Directive 2014/59/EU of the European Parliament and of the Council (the “Bank Recovery and Resolution Directive” or “BRRD”), we have included the following two paragraphs in the terms of the capital securities:

(a)

Notwithstanding any other agreements, arrangements or understandings between us and any holder or beneficial holder of our capital securities, by acquiring any capital securities, each holder and beneficial owner of a capital security or any interest therein acknowledges, accepts, recognizes, agrees to be bound by, and consents to the exercise of, any Dutch Bail-in Power by the relevant resolution authority that may result in the reduction (including to zero), cancellation or write-down (whether on a permanent basis or subject to a write-up by the resolution authority) of all, or a portion, of the principal amount of, or interest on, the capital securities and/or the conversion of all, or a portion, of the principal amount of, or interest on, the capital securities into shares or claims which may give right to shares or other instruments of ownership or other securities or other of our obligations or obligations of another person (whether or not at the point of non-viability and independently of or in combination with a resolution action), including by means of a variation to the terms of the capital securities (which may include amending the interest amount or the maturity or interest payment dates, including by suspending payment for a temporary period), or that the debt securities or capital securities must otherwise be applied to absorb losses, or any expropriation of the capital securities, in each case, to give effect to the exercise by the relevant resolution authority of such Dutch Bail-in Power (whether at the point of non-viability or as taken together with a resolution action). Each holder and beneficial owner of a capital security or any interest therein further acknowledges and agrees that the rights of the holders and beneficial owners of the capital securities are subject to, and will be varied, if necessary, so as to give effect to, the exercise of any Dutch Bail-in Power by the relevant resolution authority. In addition, by acquiring any capital securities, each holder and beneficial owner of a capital security or any interest therein further acknowledges, agrees to be bound by, and consents to the exercise by the relevant resolution authority of, any power to suspend any payment in respect of the capital securities for a temporary period.

(b)

For these purposes, a “Dutch Bail-in Power” is any statutory write-down and/or conversion power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in The Netherlands in effect and applicable in The Netherlands to us or other members of the Group, including but not limited to any such laws, regulations, rules or requirements (including, but not limited to, the Dutch Financial Supervision Act) that are implemented, adopted or enacted within the context of a European Union directive or regulation of the European Parliament and of the Council establishing a framework for the recovery and resolution of credit institutions and investment firms (including but not limited to the BRRD and Regulation (EU) No 806/2014 of the European Parliament and of the Council (the “SRM Regulation”)) and/or within the context of a Dutch resolution regime under the Dutch Intervention Act (as implemented in relevant statutes) and any amendments thereto, or otherwise, pursuant to which obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, cancelled and/or converted into shares or other securities or obligations of the obligor or any other person (whether at the point of non-viability or as taken together with a resolution action) or may be expropriated (and a reference to the “relevant resolution authority” is to any authority with the ability to exercise a Dutch Bail-in Power).

No principal of, or interest on, the capital securities shall become due and payable after the exercise of any Dutch Bail-in Power by the relevant resolution authority except as permitted under the laws and regulations of The Netherlands and the European Union applicable to us.

In addition, the exercise of any Dutch Bail-in Power may require interests in the capital securities and/or other actions implementing any Dutch Bail-in Power to be held or taken, as the case may be, through clearing systems, intermediaries or persons other than DTC.

By acquiring any capital securities, each holder and beneficial owner of a capital security or any interest therein, to the extent permitted by the Trust Indenture Act, shall be deemed to waive any and all claims against the trustee for, and to agree not to initiate a suit against the trustee in respect of, and to agree that the trustee shall not be liable for, any action that the trustee takes, or abstains from taking, in either case in accordance with the exercise of the Dutch Bail-in Power by the relevant resolution authority with respect to the capital securities.

We shall provide a written notice directly to DTC as soon as practicable of any exercise of the Dutch Bail-in Power with respect to any capital securities by the relevant resolution authority for purposes of notifying holders of such occurrence, including the amount of any cancellation of all, or a portion, of the principal amount of, or interest on, such capital securities. We shall also deliver a copy of such notice to the trustee for information purposes. Failure to provide such notices will not have any impact on the effectiveness of, or otherwise invalidate, any such exercise of the Dutch Bail-in Power.

By acquiring any capital securities, each holder of capital securities acknowledges and agrees that the exercise of the Dutch Bail-in Power by the relevant resolution authority with respect to the capital securities shall not give rise to a default for purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act.

ING Groep’s obligations to indemnify the trustee in accordance with the indentures shall survive the exercise of a Dutch Bail-in Power by the relevant resolution authority with respect to any capital securities.

By acquiring any capital securities, each holder and beneficial owner of a capital security or any interest therein acknowledges and agrees that, upon the exercise of any Dutch Bail-in Power by the relevant resolution authority with respect to such capital securities, (a) the trustee shall not be required to take any further directions from holders of the capital securities under Section 5.12 of the capital securities indenture and (b) the indenture shall impose no duties upon the trustee whatsoever with respect to the exercise of any Dutch Bail-in Power by the relevant resolution authority. If holders or beneficial owners of the capital securities have given a direction to the trustee pursuant to Section 5.12 of the indenture prior to the exercise of any Dutch Bail-in Power by the relevant resolution authority, such direction shall cease to be of further effect upon such exercise of any Dutch Bail-in Power and shall become null and void at such time. Notwithstanding the foregoing, if, following the completion of the exercise of the Dutch Bail-in Power by the relevant resolution authority in respect of such capital securities, the capital securities remain outstanding (for example, if the exercise of the Dutch Bail-in Power results in only a partial write-down of the principal of the capital securities), then the trustee’s duties under the indenture shall remain applicable with respect to the capital securities following such completion to the extent required by the Trust Indenture Act and that we and the trustee shall agree.

By its acquisition of capital securities, each holder of capital securities shall be deemed to have (a) consented to the exercise of any Dutch Bail-in Power as it may be imposed without any prior notice by the relevant resolution authority of its decision to exercise such power with respect to the capital securities and (b) authorized, directed and requested DTC and any direct participant in DTC or other intermediary through which it holds capital securities to take any and all necessary action, if required, to implement the exercise of any Dutch Bail-in Power with respect to the capital securities as it may be imposed, without any further action or direction on the part of such holder or the trustee.

The exercise of any Dutch Bail-in Power by the relevant resolution authority with respect to the capital securities will not be a default or an event of default under the capital securities indenture.

If any capital securities provide for the delivery of property, any reference in this prospectus and the relevant prospectus supplement to payment by ING Groep N.V. under the capital securities will be deemed to include that delivery of property.

The relevant prospectus supplement may describe related provisions with respect to the Dutch Bail-in Power, including certain waivers by holders of capital securities of certain claims against the trustee, the extent permitted by the Trust Indenture Act.

Subsequent Holders’ Agreement. Holders of capital securities that acquire such capital securities in the secondary market shall be deemed to acknowledge, accept, agree to be bound by, and consent to, the same provisions described herein and in the relevant prospectus supplement to the same extent as the holders of such capital securities that acquire capital securities upon their initial issuance, including, without limitation, with respect to the acknowledgement and agreement to be bound by and consent to the terms of the capital securities, including in relation to Dutch Bail-in Powers.

Our Relationship with the Trustee

The Bank of New York Mellon is initially serving as the trustee for all series of capital securities to be issued under the indenture. The Bank of New York Mellon has provided commercial banking and other services for us and our related companies in the past and may continue to do so in the future. Among other things, The Bank of New York Mellon serves as, or may serve as, trustee or agent with regard to certain of our other outstanding debt obligations.

Consequently, if an actual or potential event of default occurs with respect to any of these securities, trust agreements or subordinated guarantees, the trustee may be considered to have a conflicting interest for purposes of the Trust Indenture Act. In that case, the trustee may be required to resign under one or more of the indentures, trust agreements or subordinated guarantees and we would be required to appoint a successor trustee. For this purpose, a “potential event of default” means an event that would be an event of default if the requirements for giving us default notice or for the default having to exist for a specific period of time were disregarded.

Governing Law

Unless otherwise specified in your prospectus supplement, the capital securities indenture and the capital securities will be governed by New York law, except that, as specified in the capital securities indenture, the subordination provisions and provisions relating to waiver of set-off of each series of capital securities and the related provisions in the capital securities indenture will be governed by and construed in accordance with Dutch law.

We May Issue Many Series of Capital Securities

We may issue as many distinct series of capital securities under the indenture as we wish. This section summarizes terms of the securities that apply generally to all series. The provisions of each indenture allow us not only to issue capital securities with terms different from those of capital securities previously issued under that indenture, but also to “reopen” a previous issue of a series of capital securities and issue additional capital securities of that series. We will only reopen an issuance if the additional capital securities issued in the reopening and the outstanding capital securities of the relevant series are fungible for U.S. federal income tax purposes. Most of the financial and other specific terms of your series of capital securities will be described in your prospectus supplement. Those terms may vary from the terms described here.

When we refer to a series of capital securities, we mean a series issued under the indenture. When we refer to your prospectus supplement, we mean the prospectus supplement describing the specific terms of the capital security you purchase. The terms used in your prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

Amounts that We May Issue

The indenture does not limit the aggregate amount of capital securities that we may issue or the number of series or the aggregate amount of any particular series. Any capital securities owned by us or any of our affiliates are deemed not to be outstanding.

Neither the indenture nor the capital securities limit our ability to incur other indebtedness or to issue other securities. Also, we are not subject to financial or similar restrictions by the terms of the capital securities, unless described in your prospectus supplement.

Ranking of Capital Securities

Capital securities will constitute our direct, unsecured and subordinated obligations ranking pari passu without any preference among themselves. The relevant prospectus supplement will set forth the nature of the subordinated ranking of each series of capital securities relative to the debt and equity issued by us, including to what extent the capital securities may rank junior in right of payment to our other obligations or in any other manner.

Form, Exchange and Transfer of Capital Securities

Form

We will issue each capital security in global — i.e., book-entry — form only, unless we specify otherwise in your prospectus supplement. Capital securities in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the capital securities represented by the global security. Those who own beneficial interests in a global capital security will do so through participants in the depositary’s securities clearance system, and the rights of these indirect owners will be governed by the applicable procedures of the depositary and its participants. We describe book-entry securities below under “Legal Ownership and Book-Entry Issuance.”

If any capital securities cease to be issued in registered global form, they will be issued:

•	only in fully registered form;

•	without interest coupons; and

•	unless we indicate otherwise in your prospectus supplement, in denominations of $1,000 and integral multiples of $1,000.

Transfer and Exchange

Unless we indicate otherwise in your prospectus supplement, holders may exchange their capital securities for capital securities of smaller denominations or combined into fewer capital securities of larger denominations, as long as the total principal amount is not changed.

Holders may exchange or transfer their capital securities at the office of the trustee. They may also replace lost, stolen, destroyed or mutilated capital securities at that office. We have appointed the trustee to act as our agent for registering capital securities in the names of holders and transferring and replacing capital securities. We may appoint another entity to perform these functions or perform them ourselves.

Holders will not be required to pay a service charge to transfer or exchange their capital securities, but they may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may require an indemnity before replacing any capital securities.

If we have designated additional transfer agents for your capital security, they will be named in your prospectus supplement. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

If the capital securities of any series are redeemable and we redeem less than all those capital securities, we may block the transfer or exchange of those capital securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any capital security selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any capital security being partially redeemed.

If a capital security is issued as a global capital security, only the depositary — e.g., DTC, Euroclear or Clearstream, Luxembourg — will be entitled to transfer and exchange the capital security as described in this subsection, since the depositary will be the sole holder of the capital security.

The rules for exchange described above apply to exchanges of capital securities for other capital securities of the same series and kind. If a capital security is exchangeable for a different kind of security, such as one that we have not issued, or for other property, the rules governing that type of exchange will be described in your prospectus supplement.

Payment Mechanics for Capital Securities

Who Receives Payment?

If interest is due on a capital security on an interest payment date, we will pay the interest to the person or entity in whose name the capital security is registered at the close of business on the regular record date relating to the interest payment date as described below under “— Payment and Record Dates for Interest.” If interest is due at maturity but on a day that is not an interest payment date, we will pay the interest to the person or entity entitled to receive the principal of the capital security. If the principal or another amount besides interest is due on a capital security at maturity, we will pay the amount to the holder of the capital security against surrender of the capital security at a proper place of payment, or, in the case of a global security, in accordance with the applicable policies of DTC, Euroclear and Clearstream, Luxembourg, as applicable.

Payment and Record Dates for Interest

Unless we specify otherwise in your prospectus supplement, interest on any fixed rate capital security will be payable semiannually each May 15 and November 15 and at maturity, and the regular record date relating to an interest payment date for any fixed rate capital security will be the May 1 or November 1 next preceding that interest payment date. The regular record date relating to an interest payment date for any floating rate capital security will be the 15th calendar day before that interest payment date. These record dates will apply regardless of whether a particular record date is a “business day,” as defined below. For the purpose of determining the holder at the close of business on a regular record date when business is not being conducted, the close of business will mean 5:00 P.M., New York City time, on that day.

Notwithstanding the foregoing, the record date for any payment date for a capital security in book-entry form will be the business day prior to the payment date.

Business Day

The term “business day” means, for any capital security, a day that is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in The Netherlands or New York City generally are authorized or obligated by law, regulation or executive order to close and that satisfies any other criteria specified in your prospectus supplement. If we issue floating rate capital securities or capital securities with a specified currency other than U.S. dollars, we may specify what days will be considered business days in your prospectus supplement.

How We Will Make Payments Due in U.S. Dollars

We will follow the practice described in this subsection when paying amounts due in U.S. dollars. Payments of amounts due in other currencies will be made as described in the next subsection.

Payments on Global Capital Securities. We will make payments on a global capital security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will pay directly to the depositary, or its nominee, and not to any indirect owners who own beneficial interests in the global capital security. An indirect owner’s right to those payments will be governed by the rules and practices of the depositary and its participants, as described under “Legal Ownership and Book-Entry Issuance — What Is a Global Security?”

Payments on Non-Global Capital Securities. Unless otherwise specified in your prospectus supplement, we will make payments on a capital security in non-global form as follows. We will pay interest that is due on an interest payment date by check mailed on the interest payment date to the holder at his or her address shown on the trustee’s records as of the close of business on the record date. We will make all other payments by check to the paying agent described below, against surrender of the capital security. All payments by check will be made in next-day funds, i.e., funds that become available on the day after the check is deposited.

Alternatively, if a non-global security has a face amount of at least $1,000,000 and the holder asks us to do so, we will pay any amount that becomes due on the capital security by wire transfer of immediately available funds to an account at a bank in New York City, on the due date. To request wire payment, the holder must give the paying agent appropriate transfer instructions at least five business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person who is the holder on the relevant regular record date. In the case of any other payment, payment will be made only after the capital security is surrendered to the paying agent. Any wire instructions, once properly given, will remain in effect unless and until new instructions are given in the manner described above.

Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive payments on their capital securities.

How We Will Make Payments Due in Other Currencies

If we issue capital securities in currencies other than U.S. dollars, we will specify how we will make payments in your prospectus supplement.

Payment When Offices Are Closed

If any payment is due on a capital security on a day that is not a business day, unless we specify otherwise in your prospectus supplement, we will make the payment on the next day that is a business day. Payments postponed to the next business day in this situation will be treated under the capital securities indenture as if they were made on the original due date. A postponement of this kind will not result in a default under any capital security or the applicable indenture, and no interest will accrue on the postponed amount from the original due date to the next day that is a business day. The term “business day” has a special meaning, which we describe above under “— Business Day”

Paying Agent

We may appoint one or more financial institutions to act as our paying agents, at whose designated offices capital securities in non-global form may be surrendered for payment at their maturity. We call each of those offices a paying agent. We may add, replace or terminate paying agents from time to time. We may also choose to act as our own paying agent. Initially, we have appointed the trustee, at its corporate trust office in New York City, as the paying agent. We must notify the trustee of changes in the paying agents.

Unclaimed Payments

Regardless of who acts as paying agent, all money paid by us to a paying agent that remains unclaimed at the end of two years after the amount is due to a holder will be repaid to us. After that two-year period, the holder may look only to us for payment and not to the trustee, any other paying agent or anyone else.

Payment of Additional Amounts with Respect to the Capital Securities

Unless otherwise indicated in your prospectus supplement, all amounts of principal of, and any premium and interest on, any capital securities will be paid by ING Groep N.V. or any successor thereof without deduction or withholding for any taxes, assessments or other charges imposed by the government of The Netherlands, or the government of a jurisdiction in which a successor to ING Groep N.V. is organized or resident for tax purposes, unless such deduction or withholding is required by applicable law. If deduction or withholding of any of these charges is required by The Netherlands, or by a jurisdiction in which a successor to ING Groep N.V. is organized or resident for tax purposes, ING Groep N.V. or such successor, as the case may be, will pay as additional interest any additional amounts necessary to make the net amount paid to the affected holders equal the amount the holders would have received in the absence of the deduction or withholding. However, additional amounts will not be paid for:

•	the amount of any tax, assessment or other governmental charge imposed by any taxing authority of or in the United States;

•	the amount of any withholding or deduction that will be required to be made pursuant to the Dutch Withholding Tax Act 2021 (Wet bronbelasting 2021);

•	the amount of any tax, assessment or other governmental charge which is only payable because:

•

a connection, other than the holding or ownership of the capital security or the receipt of interest and principal thereon, exists between the holder and The Netherlands (or such jurisdiction in which a successor to ING Groep N.V. is organized or resident for tax purposes);

•

the holder presented the capital security for payment (where presentation is required) more than 15 days after the date on which the relevant payment became due or was provided for, whichever is later;

•

the holder failed to comply, on a timely basis, with a written request of ING Groep N.V. or any successor thereof for any applicable information or certification that would have, if provided on a timely basis, permitted the payment to be made without withholding or deduction (or with a reduced rate of withholding or deduction);

•	the amount of any estate, inheritance, gift, sales, excise, transfer or personal property tax or any similar tax, duty, assessment or governmental charge;

•	the amount of any tax, assessment or other governmental charge which is payable other than by deduction or withholding from a payment on or in respect of the capital securities;

•

the amount of any tax, assessment or other governmental charge that a holder or beneficial owner would have been able to avoid (but has not so avoided) by presenting and surrendering the relevant capital security to another paying agent (where presentation and surrendering is required);

•

the amount of any tax, assessment or other governmental charge which is payable by any person acting as custodian bank or collecting agent on behalf of a holder, or otherwise in any manner which does not constitute a withholding or deduction by ING Groep N.V., its paying agent or any successor thereof from payments made by it;

•

the amount of any tax, assessment or other governmental charge which is withheld or deducted by a paying agent from a payment if the payment could have been made by another paying agent without such withholding or deduction;

•

the amount of any tax, assessment or other governmental charge which is payable by reason of a change in law that becomes effective more than 30 days after the relevant payment becomes due and is made available for payment to the holders, unless such tax, assessment or other governmental charge would have been applicable had payment been made within such 30 day period; or

•	any combination of the taxes, assessments or other governmental charges described above.

In addition, we will not pay “additional amounts” to a holder that is a fiduciary or partnership or an entity that is not the sole beneficial owner of the payment where the law requires the payment to be included in the income of a beneficiary or settlor for tax purposes with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such “additional amounts” had it been the holder.

For the avoidance of doubt, unless the relevant prospectus supplement provides otherwise, any amounts to be paid by us on the capital securities will be paid net of any deduction or withholding imposed or required pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (or any law implementing such an intergovernmental agreement) (a “FATCA Withholding Tax”), and we will not be required to pay additional amounts or otherwise indemnify a holder of the capital securities on account of any FATCA Withholding Tax deducted or withheld by us, any paying agent, or any other party.

Whenever reference is made in any context to the principal of, and any interest on, any capital security, such mention shall be deemed to include any relevant premium or additional amounts to the extent that, in such context, additional amounts are, were or would be payable in respect of such capital security.

The prospectus supplement will describe any additional circumstances under which additional amounts will not be paid with respect to capital securities.

Unless the relevant prospectus supplement provides otherwise, any paying agent shall be entitled to make a deduction or withholding from any payment which it makes under the capital securities and the capital securities indenture for or on account of (i) any present or future taxes, duties, assessments or governmental charges if and to the extent so required by any applicable law and (ii) any FATCA Withholding Tax (together, “applicable law”). In either case, the paying agent shall make any payment after a deduction or withholding has been made pursuant to applicable law and shall report to the relevant authorities the amount so deducted or withheld. However, the paying agent will not be required to make any such deduction or withholding with respect to payments made under the capital securities and the capital securities indenture through the relevant clearing systems.

In all cases, the paying agent shall have no obligation to gross up any payment made subject to any deduction or withholding pursuant to applicable law, except to the extent that it receives payment for such gross up from us. In addition, amounts deducted or withheld by the paying agent under this paragraph will be treated as paid to the holder of a capital security, and we will not pay additional amounts in respect of such deduction or withholding, except to the extent the provisions in this subsection “— Payment of Additional Amounts with respect to the Capital Securities” explicitly provide otherwise.

Redemption

Any terms of the redemption of any series of capital securities, whether at our option or upon the occurrence of certain circumstances (including, but shall not be limited to, the occurrence of certain tax or regulatory events), will be set forth in your prospectus supplement.

If we elect to redeem any capital securities and prior to the payment of the redemption amount with respect to such redemption the relevant resolution authority exercises a Dutch Bail-in Power in respect of such capital securities, the relevant redemption notice will be automatically rescinded and will be of no force and effect, and no payment of the redemption amount will be due and payable.

Mergers and Similar Transactions

We are generally permitted to merge or consolidate with or into another company. We are also permitted to sell substantially all our assets to another company. With regard to any series of capital securities, however, we may not take any of these actions unless all the following conditions are met:

•

If we are not the successor entity, the successor entity must expressly agree to be legally responsible for the capital securities of that series and the indenture with respect to that series and must be organized as a corporation, partnership, trust, limited liability company or similar entity. The successor entity may be organized under the laws of any jurisdiction.

•

The merger, sale of assets or other transaction must not cause a default on the capital securities, and we must not already be in default, unless the merger or other transaction would cure the default. For purposes of this no-default test, a default would include an event of default that has occurred and not been cured, as described below under “Events of Default.” A default for this purpose would also include any event that would be an event of default if the requirements for giving us default notice or our default having to exist for a specific period of time were disregarded.

If the conditions described above are satisfied with respect to the capital securities of any series, we will not need to obtain the approval of the holders of those capital securities in order to merge or consolidate or to sell our assets. Also, these conditions will apply only if we wish to merge or consolidate with another entity or sell our assets substantially as an entirety to another entity. We will not need to satisfy these conditions if we enter into other types of transactions, including any transaction in which we acquire the stock or assets of another entity, any transaction that involves a change of control of ING Groep N.V. but in which we do not merge or consolidate, and any transaction in which we sell less than substantially all our assets.

Also, if we merge, consolidate or sell our assets substantially in their entirety, neither we nor any successor would have any obligation to compensate you for any resulting adverse tax consequences relating to your capital securities.

Modifications of the Capital Securities Indenture

There are four types of changes we can make to a particular indenture and the capital securities issued thereunder.

Changes Requiring Each Holder’s Approval

First, there are changes that we or the trustee cannot make without the approval of each holder of a capital security affected by the change under capital securities indenture. We cannot:

•	change the stated maturity, if any, for any principal or interest payment on a capital security;

•	reduce the principal amount, the amount payable on acceleration of the maturity after an event of default, the interest rate or the redemption price for a capital security;

•	permit redemption of a capital security if not previously permitted;

•	impair any right a holder may have to require repayment;

•	change the currency of any payment on a capital security other than as permitted by the capital security;

•	change the place of payment on a capital security, if it is in non-global form;

•	impair a holder’s right to sue for payment of any amount due on its capital security;

•

reduce the percentage in principal amount of the capital securities and any other affected series of capital securities, taken together, the approval of whose holders is needed to change the indenture or the capital securities;

•

reduce the percentage in principal amount of the capital securities and any other affected series of capital securities, taken separately or together, as the case may be, the consent of whose holders is needed to waive our compliance with the applicable indenture or to waive defaults; and

•

modify any of the provisions of the applicable indenture dealing with modification or waiver of past events of default, except to increase any such percentage or to provide that certain other provisions of any applicable indenture cannot be modified or waived without the consent of the holders of the capital securities affected thereby.

In addition, unless the relevant prospectus supplement provides otherwise, any variations in the terms and conditions of the capital securities of any series, including modifications relating to the subordination or redemption provisions of such capital securities, can only be made in accordance with the rules and requirements of the European Banking Authority, as and to the extent applicable from time to time.

Changes Not Requiring Approval

The second type of change does not require any approval by holders of the capital securities. These changes are limited to clarifications and changes that would not adversely affect the capital securities in any material respect. Nor do we need any approval to make any change that affects only capital securities to be issued under the applicable indenture after the changes take effect.

We may also make changes or obtain waivers that do not adversely affect a particular capital security, even if they affect other capital securities. In those cases, we do not need to obtain the approval of the holder of that capital security; we need only obtain any required approvals from the holders of the affected capital securities or other capital securities.

Changes Requiring Majority Approval

Any other change to the capital securities indenture and the capital securities issued thereunder would require the following approval:

•	if the change affects only one series of capital securities, it must be approved by the holders of a majority in principal amount of the relevant series of capital securities; or

•

if the change affects more than one series of capital securities issued under the capital securities indenture, it must be approved by the holders of a majority in principal amount of the series affected by the change, with all affected series voting together as one class for this purpose (and of any series that by its terms is entitled to vote separately as a series).

In each case, the required approval must be given by written consent.

The same majority approval would be required for us to obtain a waiver of any of our covenants in the capital securities indenture. Our covenants include the promises we make about merging which we describe above under “— Mergers and Similar Transactions.” If the holders agree to waive a covenant, we will not have to comply with it. A majority of holders, however, cannot approve a waiver of any provision in a particular capital security, or in the capital securities indenture as it affects that capital security, that we cannot change without the approval of each holder of that capital security as described above in “— Changes Requiring Each Holder’s Approval” unless that holder approves the waiver.

Book-entry and other indirect owners should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the applicable indenture or the capital securities or request a waiver.

Events of Default

Unless your prospectus supplement provides otherwise, an “event of default” with respect to the capital securities shall result if (i) a court of competent jurisdiction in The Netherlands (or such other jurisdiction in which we may be organized) makes an order for our winding-up which is not successfully appealed within 30 days of the making of such order, or (ii) our shareholders adopt an effective resolution for our winding-up (other than, in the case of either (i) or (ii) above, under or in connection with a scheme of reconstruction, merger or amalgamation not involving a bankruptcy or insolvency). Subject to certain provisions relating to the subordination of the securities (including those limitations set forth in “— Ranking of Capital Securities” above), if an event of default occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding securities may declare the principal amount of and any accrued but unpaid interest on the securities to be due and payable immediately. However, if the event of default shall be deemed to have been cured after this declaration, but before the trustee obtains a judgment or decree for payment of money due, then the declaration of acceleration and its consequences shall be rescinded.

Other than the limited remedies specified above, on the occurrence of an event of default which is continuing, no remedy against us will be available to the trustee or the holders of the capital securities whether for the recovery of amounts owing in respect of such capital securities or under the capital securities indenture in relation thereto or in respect of any breach by us of any of our other obligations under or in respect of such capital securities or under the capital securities indenture in relation thereto, provided that (1) our obligations to pay the fees and expenses of, and to indemnify, the trustee and the trustee’s rights to apply money collected to first pay its fees and expenses shall survive any such event of default and shall not be subject to any subordination provisions applicable to the capital securities of such series and (2) the trustee will have such powers as are required to be authorized to it under the Trust Indenture Act in respect of the rights of the holders of the capital securities in response to such event of default under the provisions of the capital securities indenture and provided that any payments on the capital securities of such series are subject to the subordination provisions set forth in the capital securities indenture.

Subject to applicable law and unless the applicable prospectus supplement provides otherwise, claims in respect of any capital security may not be set-off (or, if provided in the applicable supplemental indenture and related prospectus supplement, netted) or be the subject of a counterclaim, by the trustee or any holder against or in respect of any of its obligations to us, and the trustee and every holder will be deemed to have waived any right of set-off or counterclaim (and, if provided in the applicable supplemental indenture and related prospectus supplement, any right of netting) in respect of the capital securities or the capital securities indenture that they might otherwise have against us. No holder of capital securities shall be entitled to proceed directly against us except as described in “—Limitation on Suits” below.

Trustee’s Duties

If an event of default occurs and is continuing with respect to the capital securities, the trustee will have no obligation to take any action at the direction of any holders of the capital securities, unless they have offered the trustee security or indemnity satisfactory to the trustee in its sole discretion. The holders of a majority in aggregate principal amount of the outstanding capital securities shall have the right to direct the time, method and place of conducting any proceeding in the name of and on the behalf of the trustee for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the capital securities. However, this direction (a) must not be in conflict with any rule of law or the capital securities indenture and (b) must not be unjustly prejudicial to the holder(s) of the capital securities not taking part in the direction, in the case of either (a) or (b) as determined by the trustee in its sole discretion. The trustee may also take any other action, consistent with the direction, that it deems proper.

The trustee will, within 90 days of an event of default with respect to the capital securities of any series, give to each affected holder of the capital securities of the affected series notice of any event of default it knows about, unless the event of default has been cured or waived. However, the trustee will be entitled to withhold notice if a trust committee of responsible officers of the trustee determine in good faith that withholding of notice is in the interest of the holders.

Limitation on Suits

Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the capital securities, all of the following must occur:

•	the holder must give the trustee a written notice that a default has occurred and remains uncured;

•	the holders of 25% in outstanding principal amount of the capital securities must make a written request that the trustee take action because of the default;

•	such holder must offer indemnity satisfactory to the trustee in its sole discretion against the cost and other liabilities of taking that action;

•	the trustee must not have taken action for 60 days after receipt of the above notice and offer of security or indemnity; and

•	the trustee must not have received an inconsistent direction from the majority in principal amount of the capital securities during that period.

Notwithstanding any contrary provisions, nothing shall impair the right of a holder of the capital securities under the Trust Indenture Act, absent such holder’s consent, to sue for any payments due but unpaid with respect to the capital securities.

Street name and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to waive any past event of default, as described below in “Legal Ownership and Book-Entry Issuance.”

Notices

Notices to be given to holders of a global capital security will be given only to the depositary, in accordance with its applicable policies as in effect from time to time. Notices to be given to holders of capital securities not in global form will be sent by mail to the respective addresses of the holders as they appear in the trustee’s records, and will be deemed given when mailed. Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive notices.

Service of Process

We have appointed ING Financial Holdings Corporation, acting through its office at 1133 Avenue of the Americas, New York, New York 10036, as our authorized agent for service of process in any legal action or proceeding to which we are party relating to the capital securities indenture or capital securities brought in any federal or state court in the Borough of Manhattan, the City of New York, and have irrevocably submitted to the non-exclusive jurisdiction of those courts.

DESCRIPTION OF ORDINARY SHARES

The general meeting of shareholders of ING Groep N.V. is referred to as the “general meeting,” which term refers to both the body consisting of shareholders and other persons entitled to vote as well as the meeting of shareholders and other persons entitled to attend meetings. This section and your prospectus supplement will summarize all the material terms of our ordinary shares, including summaries of certain provisions of our articles of association and applicable Dutch law in effect on the date hereof. They do not, however, describe every aspect of the ordinary shares, the articles of association or Dutch law. References to provisions of our articles of association are qualified in their entirety by reference to the full articles of association, an English translation of which has been filed as an exhibit to the registration statement of which this prospectus is a part.

Share Capital

As at December 31, 2024, our authorized share capital was divided into 9,142,000,000 ordinary shares, with a nominal value of EUR 0.01 per ordinary share, and 4,571,000,000 cumulative preference shares with a nominal value of EUR 0.01 per cumulative preference share. As at December 31, 2023, our authorized share capital was divided into 9,142,000,000 ordinary shares, with a nominal value of EUR 0.01 per ordinary share, and 4,571,000,000 cumulative preference shares with a nominal value of EUR 0.01 per cumulative preference share. The ordinary shares and the cumulative preference shares are each in registered form. The outstanding ordinary shares are fully paid and non-assessable. As at December 31, 2024, 3,147,391,173 ordinary shares were issued and outstanding (as compared to 3,498,194,469 as at December 31, 2023). In addition, as at December 31, 2024 , no cumulative preference shares were issued and outstanding.

Ordinary Shares Held by ING Group (Treasury Shares)

As at December 31, 2024, approximately 51.1 million ordinary shares (as compared to approximately 154.6 million as at December 31, 2023 and approximately 107.4 million as at December 31, 2022) of ING Groep N.V. with a par value of EUR 0.01 were held by ING Groep N.V. or its subsidiaries.

Articles of Association

ING Groep N.V. is a holding company organized under the laws of The Netherlands. Its object and purpose, as set forth in article 3 of its Articles of Association, is to participate in, manage, finance, furnish personal or real security for the obligations of and provide services to other enterprises and institutions of any kind, but in particular enterprises and institutions which are active in the field of lending, the financial markets, investment and/or other financial services, and to engage in any activity which may be related or conducive to the foregoing. ING Groep N.V. is registered under file number 33231073 with the Dutch Trade Register of the Chamber of Commerce and the Articles of Association are available there and on ING’s website.

Dividends

Dividends, whether in cash or ordinary shares, may be payable out of our annual profits as reflected in the annual accounts adopted by the general meeting of ING Groep N.V. showing that distribution is permissible. Dividends are paid through our paying agent, ING Bank N.V.

At its discretion, but subject to statutory provisions and to the extent permitted by law, the Executive Board may, with the prior approval of the Supervisory Board, distribute one or more interim dividends, whether in cash, or ordinary shares, before the annual accounts for any financial year have been adopted by the general meeting.

The Executive Board decides, subject to the approval of our Supervisory Board, what portion of the annual profits (after payment of dividends on outstanding cumulative preference shares, if any) will be added to the reserves of ING Groep N.V. The portion of the annual profits that remains after this addition to the reserves and after payment of dividends on outstanding cumulative preference shares, if any, is at the disposal of the general meeting. The general meeting may declare dividends therefrom and/or add additional amounts to the reserves of ING Groep N.V.; provided that the distribution of dividends does not occur at a time when our shareholders’ equity is, and does not cause our shareholders’ equity to be, below our issued share capital as increased by the amount of reserves required by Dutch law.

The Executive Board determines, with the approval of the Supervisory Board, whether the dividends on ordinary shares are payable in cash, in shares, or at the option of the holders of ordinary shares, in cash or in ordinary shares. Existing reserves that are distributable in accordance with law may be made available to the general meeting for distribution upon proposal by the Executive Board, subject to prior approval by the Supervisory Board.

A proposal of the Executive Board with respect thereto is submitted to the general meeting. See “Item 8 — Financial information — Consolidated Statements and Other Financial Information — Dividend and distribution policy” in the 2024 Form 20-F for a more detailed discussion of the dividend rights of holders of ordinary shares. Our Executive Board may also decide, with the approval of the Supervisory Board, to declare dividends in the currency of a country other than The Netherlands, in which our ordinary shares are traded.

Amendment of Articles of Association, Legal Merger, Split-Up and Winding-Up of ING Groep N.V.

Resolutions to amend our articles of association or to dissolve ING Groep N.V. may only be adopted upon a proposal by the Executive Board that is approved by the Supervisory Board. Such resolution must be approved by a simple majority of the votes cast at a general meeting. By operation of law, resolutions with respect to legal merger (juridische fusie) or split-up (splitsing), both as defined in the Dutch Civil Code, must generally be approved by a majority of at least two-thirds of the votes cast at a general meeting, if less than half of the issued share capital is represented at the meeting.

Adoption of Annual Accounts

As provided by Dutch law and by our articles of association, the Executive Board submits ING Groep N.V.’s annual Dutch statutory accounts, together with a certificate of the audit in respect thereof, to the general meeting for adoption.

Liquidation Rights

In the event of the dissolution and liquidation of ING Groep N.V., the assets remaining after payment of all debts and liquidation expenses are first to be distributed to the holders of cumulative preference shares to the extent of the nominal amount paid up on the cumulative preference shares plus accrued dividends. Any remainder will be distributed to holders of the ordinary shares in proportion to their number of ordinary shares.

Preemptive Rights

Except as provided by Dutch law, each holder of ordinary shares shall have a preemptive right to issues of ordinary shares. Preemptive rights may be restricted or excluded by resolution of the general meeting or a body thereunto duly authorized by the general meeting, which resolution shall require a majority of at least two-thirds of the votes cast if less than half of the issued share capital is represented.

Acquisition and Cancellation of Ordinary Shares

We may acquire ordinary shares, subject to compliance with certain Dutch law requirements (including that the aggregate nominal value of all ordinary shares and/or cumulative preference shares held by ING Groep N.V. and any of its subsidiaries at any one time amounts to no more than 50% of our issued share capital). Shares owned by us may not be voted or counted for quorum purposes. Any such acquisitions are subject to the decision of the Executive Board, the approval of the Supervisory Board and the authorization of the general meeting. Shares held by us may be resold without triggering preemptive rights.

The general meeting has the power to decide to cancel any of our shares we acquire. Any such proposal is subject to general requirements of Dutch law with respect to reduction of capital.

Furthermore, the general meeting may decide to reduce the nominal amount of the shares in our share capital, which resolution shall require a majority of at least two-thirds of the votes cast if less than half if the issued share capital is represented. Any such proposal is subject to general requirements of Dutch law with respect to reduction of capital as well as the relevant provisions of our articles of association.

Limitations on Right to Hold or Vote the Ordinary Shares

There are no limitations imposed by Dutch law or by our articles of association on the right of non-resident owners to hold or vote the ordinary shares solely by reason of such non-residence.

Certain Powers of Directors

The Supervisory Board determines the compensation of the members of the Executive Board within the framework of the remuneration policy adopted by the general meeting and the compensation of members of the Supervisory Board is determined by the general meeting. Without prejudice to their voting rights they may have if they are a shareholder of ING Groep N.V., neither members of the Executive Board nor members of the Supervisory Board will vote on compensation for themselves or any other member of their body.

During the term of their office, members of the Supervisory Board are not allowed to borrow or to accept guarantees from ING Groep N.V. or any of its subsidiaries. Loans that already exist upon appointment as a member of the Supervisory Board however, may be continued. Subsidiaries of ING Groep N.V. however, may in the normal course of their business and on terms that are customary in the sector, provide certain other banking and insurance services to members of the Supervisory Board. These services may include services in which the granting of credit is of a subordinate nature, e.g., credit cards and overdrafts in current accounts. However, as of December 31, 2021, ING and its subsidiaries only provide banking and insurance products to members of the Supervisory Board in the normal course of their business and on terms that are customary in the sector with due observance of the applicable company policies provided that loans, guarantees and the like are subject to the approval of the Supervisory Board, which has delegated its approval authority to its Chairperson and the Vice- Chairperson. Supervisory Board approval is not required for banking and insurance products in which the granting of credit is of a secondary nature, e.g., credit cards and overdrafts in current accounts. Members of the Executive Board are empowered to exercise all the powers of ING Groep N.V. to borrow money on behalf of ING Groep N.V., subject to regulatory restrictions (if any) and, in the case of the issuance of debt securities, to the approval of the Supervisory Board.

Members of the Supervisory Board and members of the Executive Board with a conflict of interest may not participate in the decision-making with respect to the matter or transaction to which the conflict of interest relates, and the votes of such members shall not be taken into account.

The Articles of Association do not contain any age limits for retirement of the members of the Executive Board and members of the Supervisory Board. The retirement target age for members of the Executive Board under the (Dutch) pension plan is in principle the day that the individual reaches the age of 67.

Members of the Executive Board are appointed by the general meeting for a term of four years and may be reappointed.

Supervisory Board members shall be nominated for appointment for a maximum of four years and may be reappointed once for another four-year period. Supervisory Board members may be nominated for reappointment for an additional period of two years, which period may subsequently be extended by at most two years. In the event of a reappointment after having served for two terms of four years or more, reasons must be given in the report of the Supervisory Board. The Supervisory Board may deviate from the above in special circumstances at its discretion.

Both members of the Executive Board and members of the Supervisory Board are appointed from a binding nomination by the Supervisory Board. The general meeting may declare the nomination non-binding by a resolution passed by an absolute majority of the votes cast, which majority represents more than half of the issued share capital. Members of the Executive Board and the Supervisory Board are not required to hold any shares of ING Groep N.V. to qualify as such.

General Meeting

Frequency, notice and agenda of General Meetings

Under Dutch law, we must hold at least one annual general meeting, not later than six months after the end of the fiscal year. Pursuant to our articles of association, general meetings may also be held as often as the Executive Board or the Supervisory Board deems desirable. In addition, shareholders representing at least one-tenth of the issued share capital may request the Executive Board in writing to convene a general meeting, precisely stating the business to be transacted. If the Executive Board or the Supervisory Board has not taken measures so that the meeting can be held within six weeks after such request has been made, the persons who have made the request may, upon their application, be authorized by the judge for interim provisions (voorzieningenrechter) of the competent court to convene such a meeting. Our articles of association specify the places where general meetings may be held, all of which are located in The Netherlands.

We are exempt from the SEC’s proxy solicitation rules under the Securities Exchange Act; see “— Proxy Voting Facilities” for a description of the ability to vote by proxy.

ING Groep N.V.’s general meeting is normally held each year in April or May to discuss the course of business in the preceding financial year on the basis of the reports prepared by the Executive Board and the Supervisory Board, and to decide on:

•	The distribution of dividends or other distributions;

•	The appointment and/or reappointment of members of the Executive Board and the Supervisory Board;

•	Any other items requiring shareholder approval pursuant to Dutch law; and

•	Any other matters proposed by the Supervisory Board, the Executive Board or shareholders in accordance with the Articles of Association.

General meetings are convened by public notice via the ING website (www.ing.com) at least 42 days before the day of the general meeting.

As provided for in the Dutch Civil Code, implementing the Bank Recovery and Resolution Directive (“BRRD”), ING Groep N.V.’s Articles of Association permit this convocation period to be shortened to 10 calendar days if (i) ING meets the criteria for early intervention measures; (ii) resolution can be avoided by means of a capital increase; and (iii) a general meeting would be required to enable ING Group to issue the required number of shares.

As of the date of convening a general meeting, all information relevant for shareholders is made available via the ING Group website. This information includes the notice of the general meeting, the place and time of the meeting, instructions on how to attend the meeting and exercise voting rights, the agenda, the explanatory notes to the agenda including the verbatim text of the proposals, as well as the reports of the Executive Board and the Supervisory Board.

Proposals by shareholders

Proposals to include items on the agenda for a general meeting that have been adequately substantiated under applicable Dutch law can be made by shareholders representing together at least one per cent of the issued share capital, subject to a 60 days’ notice period.

Record date

Pursuant to Dutch law, the record date for attending a general meeting and voting on the proposals at that general meeting is the 28th day before the day of the general meeting. Only those holding shares on the record date may attend the general meeting and may participate, vote and exercise any other rights attached to their shares in the general meeting, regardless of any subsequent sale or purchase of shares. The record date is published in the notice for the general meeting. If a shortened notice period of 10 days is applicable (see above, paragraph: ‘Frequency, notice and agenda of general meetings’), the record date is two days after the convocation date.

In accordance with U.S. requirements, the depositary sets a record date for the ADSs, which determines which ADSs holders are entitled to give voting instructions. This record date can differ from the record date set by ING Group for shareholders.

Attending General Meetings

Shareholders may attend a general meeting or may grant a proxy in writing to a third party to attend the meeting and to vote on their behalf. For logistical reasons, attending the general meeting is subject to the requirement that ING Group is notified by its shareholders in advance on how they will attend. Instructions to that effect are included in the notice for the general meeting. General meetings are webcast on website www.ing.com, so that shareholders who could not attend the general meeting in person can follow the meeting online.

Voting rights on shares

Resolutions are adopted at general meetings by an absolute majority of the votes cast (except where a larger majority of votes is required by the articles of association or Dutch law) and there are generally no quorum requirements applicable to such meetings, except as described in “—Amendment of Articles of Association, Legal Merger, Split-Up and Winding-Up of ING Groep N.V.” above. Each ordinary share and each cumulative preference share presently carries one vote. The Articles of Association do not restrict the voting rights on any class of shares. ING Groep N.V. is not aware of any agreement pursuant to which voting rights on any class of its shares are restricted.

Proxy voting facilities

ING Group provides proxy voting facilities to its investors via ing.com and solicits proxies from its ADR holders in line with common practice in the US.

ING Group uses the “Evote by ING” platform, an online facility through which shareholders can register for a meeting or appoint a proxy.

Also, proxy voting forms are made available on ing.com. By returning the form, shareholders give a proxy to an independent proxy holder (a public notary registered in the Netherlands) to vote on their behalf, in accordance with instructions expressly given on the proxy form. Submitting these forms is subject to additional conditions as specified on such forms.

ING Group will send an electronic confirmation of receipt of the votes to the person that casts the vote. In addition, on request made within three months from the date of the general meeting, ING Group will confirm to the shareholder or a third person designated by the shareholder that the shareholder’s votes have been validly recorded and counted by ING Group, if this information is not already available to the shareholder directly. Main powers of the General Meeting

The main topics on which the general meeting decides are:

•	the appointment of the Executive Board and members of the Supervisory Board, subject to a binding nomination or a proposal of the Supervisory Board as set forth in the Articles of Association;

•	the suspension and dismissal of members of the Executive Board and members of the Supervisory Board;

•	the adoption of the financial statements (annual accounts);

•

the declaration of dividends, subject to the power of the Executive Board to allocate part or all of the profits to the reserves—with approval of the Supervisory Board—and the declaration of other distributions, subject to a proposal by the Executive Board and approved by the Supervisory Board;

•	the appointment/reappointment of the external auditor;

•

an amendment of the Articles of Association, a legal merger, demerger or conversion of of ING Groep N.V., and winding-up of ING Groep N.V., all subject to a proposal made by the Executive Board with approval of the Supervisory Board;

•

the issuance of shares or rights to subscribe for shares, the restriction or exclusion of pre-emptive rights of shareholders, and delegation of these powers to the Executive Board, subject to a proposal by the Executive Board that has been approved by the Supervisory Board;

•

the authorization of a repurchase of outstanding shares and/or a cancellation of shares. In addition, the approval of the general meeting is required for Executive Board decisions that would be expected to have a material effect on the identity or nature of ING Groep N.V. or its enterprise.

Reporting

Resolutions adopted at a general meeting are generally published on www.ing.com within one week following the meeting. In accordance with the Dutch Corporate Governance Code, the draft minutes of the general meeting are made available to shareholders www.ing.com no later than three months after the meeting. Shareholders then have three months to react to the draft minutes. After that, the minutes are adopted by the chair of the meeting and by a shareholder appointed by that meeting. The minutes are made available on www.ing.com. By exception to the provisions of the Dutch Corporate Governance Code, shareholders will not have the opportunity to react to the minutes of a general meeting if a notarial report of the meeting is made, as this would be in conflict with laws applicable to such notarial report.

Capital and shares

Capital structure

The authorized capital of ING Groep N.V. consists of ordinary shares and cumulative preference shares. Currently, only ordinary shares are issued, while a call option to acquire cumulative preference shares has been granted to the ING Continuity Foundation (Stichting Continuïteit ING). The acquisition of cumulative preference shares pursuant to the call option is subject to the restriction that, immediately after the issuance of cumulative preference shares, the total amount of cumulative preference shares outstanding may not exceed one third of the total issued share capital of ING Group. The purpose of this call option is to protect the independence, continuity and identity of ING Group against influences that are contrary to the interests of ING Groep N.V., its enterprise and the enterprises of its subsidiaries and all stakeholders (including, but not limited to, hostile takeovers). However, the ordinary shares are not used for protective purposes.

The board of the ING Continuity Foundation is comprised of three members who are independent of ING. Under the terms of the articles of association of the ING Continuity Foundation, the following persons may not be appointed to the board of the ING Continuity Foundation: (i) a current or former Executive Board member,

(ii) a current or former Supervisory Board member, (iii) a spouse or relative by blood or marriage up to the fourth remove of a member of the Executive Board or Supervisory Board of ING Groep N.V. and/or its subsidiaries, (iv) a current or former ING Group employee, (v) a current permanent adviser to ING Groep N.V., (vi) a former permanent adviser to ING Groep N.V. during the first three years after the termination of his engagement as an adviser, or (vii) a director or employee of a bank with which ING Groep N.V. has a lasting and significant relationship. The board of the ING Continuity Foundation appoints its own members, after consultation with the Supervisory Board of ING Groep N.V., but without any requirement for approval by ING Groep N.V.

ING Groep N.V.’s authorized capital is the maximum amount of capital allowed to be issued under the terms of the Articles of Association. New shares in excess of this amount can only be issued if the Articles of Association are amended.

Issuance of shares

Share issuances are decided by the general meeting, which may also delegate its authority to another body for a period of time not exceeding five years. Each year, a proposal is made to the general meeting to delegate authority to the Executive Board to resolve on the issuance of new ordinary shares or to grant rights to subscribe to new ordinary shares, both with and without pre-emptive rights for existing shareholders.

The set-up and content of the currently applicable share issue authorization have been discussed with many investors, proxy advisors and other stakeholders in the context of the corporate governance review of 2016 and in the general meetings of 2016 and subsequent years; their feedback has taken into account. The current share issue authorization enables the Executive Board to resolve on the issuance of new ordinary shares (including the granting of rights to subscribe for ordinary shares, such as warrants or in connection with convertible debt instruments) for a period of 18 months, ending on October 22, 2024 (or when the authorization is renewed, whichever is earlier) subject to the following conditions and limits:

•

No more than 40% of the issued share capital in connection with a rights issue, being a share offering to all shareholders in proportion to their existing holdings of ordinary shares. However, the Executive Board and Supervisory Board may exclude or restrict pre-emptive rights of existing shareholders if deemed necessary or practical;

•	No more than 10 percent of the issued share capital, with or without pre-emptive rights of existing shareholders.

Specific approval by the general meeting is required for any share issuance exceeding these limits.

The purpose of this share issue authorization is to delegate to the Executive Board the power to issue new ordinary shares without first having to obtain the consent of the general meeting, which in The Netherlands is subject to a statutory convocation period of at least 42 days. This authorization gives ING Group flexibility in managing its capital resources, including regulatory capital, while taking into account shareholders’ interests to prevent dilution of their shares. It particularly enables ING Group to respond promptly to developments in the financial markets, should circumstances require.

This authorization may be used for any purpose, including but not limited to strengthening capital, financing, mergers or acquisitions. However, the authorization to issue ordinary shares by way of rights issue cannot be used for mergers or acquisitions on a share-for-share basis as this is incompatible with the concept of pre-emptive rights for existing shareholders.

In line with market practice, ING Group currently intends to include the following categories of shareholders in such a rights issue:

1.	Qualified and retail investors in The Netherlands and the U.S. (SEC registered offering);

2.	Qualified investors in EU member states (and potentially the UK);

3.

Retail investors in EU member states (and potentially the UK) where ING has a significant retail investor base, provided that it is feasible to meet local requirements (in ING’s 2009 rights offering, shares were offered to existing shareholders in Belgium, France, Germany, Luxembourg, Spain and the UK, where ING believed the vast majority of retail investors were located at that time); and

4.	Qualified or institutional investors in Canada and Australia.

Retail investors in Canada and Australia and investors in Japan will not be included in such a share offering.

Shareholders who are not allowed to, do not elect to, or are unable to subscribe to a rights offering, are entitled to sell their rights in the market or receive any net financial benefit upon completion of a rump offering after the exercise period has ended.

Transfer of shares and transfer restrictions

Shares not included in the Securities Giro Transfer Act system (‘Wet Giraal Effectenverkeer’ system) are transferred by means of a deed of transfer between the transferor and the transferee. To become effective, ING Groep N.V. has to acknowledge the transfer, unless ING Groep N.V. itself is a party to the transfer. The Articles of Association do not restrict the transfer of ordinary shares, whereas the transfer of cumulative preference shares is subject to prior approval of the Executive Board. ING Group is not aware of the existence of any agreement pursuant to which the transfer of ordinary shares or American depositary receipts for such shares is restricted.

Shares that are included in the Securities Giro Transfer system are transferred pursuant to the Securities Giro Transfer Act (Wet Giraal Effectenverkeer). A shareholder, who wishes to transfer such shares, must instruct the securities intermediary where its shares are administered accordingly.

Repurchase of shares

ING Groep N.V. may repurchase issued shares. Although the power to repurchase shares is vested in the Executive Board subject to the approval of the Supervisory Board, prior authorization from the general meeting is required for these repurchases. Under Dutch law, this authorization lapses after a maximum of 18 months. For ING Groep N.V., each year, a proposal is made to the general meeting to authorize the repurchase of shares by the Executive Board subject to the approval of the Supervisory Board for a period of 18 months (or until the authorization is renewed, whichever is earlier).

Pursuant to the authorization currently in force, until October 22, 2026 (or until the authorization is renewed, whichever is earlier), no more than 10 percent of ING Groep N.V.’s issued share capital may be held as treasury shares. When repurchasing shares, the Executive Board must observe the price ranges prescribed in the authorization. For the ordinary shares, the authorization currently in force stipulates a minimum price of one eurocent and a maximum price equal to 110% of the opening stock price on the Amsterdam stock exchange on the date on which the purchase agreement is concluded or on the preceding day of stock market trading.

Share Buyback Program

On October 31, 2024, ING commenced a €2,000 million share buyback program and expects it to be completed before April 30, 2025. As of April 17, 2025 a total of 114,366,879 shares have been repurchased at an average price of €15.73 per share and for a total consideration of €1,798 million. ING intends to cancel these shares in June 2025. The total amount of the share buyback program of €2,000 million is already deducted from total equity as of December 31, 2024. On March 3, 2025, ING announced a share repurchase program which was completed on March 5, 2025. In total 3,674,043 shares have been repurchased at an average price of €17.44 per share and for a total consideration of €64 million. The purpose of the share repurchase program is to meet obligations under ING’s share-based compensation plans.

Special rights of control

No special rights of control referred to in Article 10 of the directive of the European Parliament and the Council on takeover bids (2004/25/EC) are attached to any share.

Obligations of shareholders to disclose holdings

Pursuant to Section 5.3 of the Dutch Financial Supervision Act (“Major Holdings Rules”), any person who, directly or indirectly, acquires or disposes of an interest in the voting rights and/or the capital of (in short) a public limited company incorporated under the laws of The Netherlands with an official listing on a stock exchange within the European Economic Area, as a result of which acquisition or disposal the percentage of voting rights or capital interest, whether through ownership of ordinary shares, ADSs or any other financial instrument, whether stock-settled or cash-settled, such as call or put options, warrants, swaps or any other similar contract, reaches, exceeds or falls below 3%, 5%, 10%, 15%, 20%, 25%, 30%, 40%, 50%, 60%, 75% or 95% is required to provide updated information on its holdings and are recorded in the Dutch AFM (Authority for the Financial Markets) register (http://www.afm.nl/nl-en/professionals/registers/meldingenregisters/substantiele-deelnemingen). With respect to ING Groep N.V., the Major Holdings Rules would require any person whose interest in the voting rights and/or capital of ING Groep N.V. reached, exceeded or fell below those percentage interests, whether through ownership of ordinary shares, ADSs or any other financial instrument whether stock settled or cash settled, such as call or put options, warrants, swaps or any other similar contract, to notify in writing the Dutch Authority for the Financial Markets (Autoriteit Financiële Markten, the “AFM”) immediately after the acquisition or disposal of the triggering interest in ING’s share capital.

A notification requirement also applies if a person’s capital interest or voting rights reaches, exceeds or falls below the above-mentioned thresholds as a result of a change in ING Groep N.V.’s total issued share capital or voting rights. Such notification must be made no later than the fourth trading day after the AFM has published ING Groep N.V.’s notification of the change in its issued share capital.

The notification will be recorded in a public register that is held by the AFM and published on afm.nl/en/.

Non-compliance with the obligations of the Major Holdings Rules can lead to criminal prosecution or administrative law sanctions. In addition, a civil court can issue orders against any person who fails to notify or incorrectly notifies the AFM, in accordance with the Major Holdings Rules, including suspension of the voting right in respect of such person’s ordinary shares.

In addition to the investors (or potential shareholders) shown in Item 7.A ‘Major shareholders’ in the 2024 Form 20-F as per year-end 2024, based on the AFM register additional shareholders with holdings of 3% or more in ING Groep N.V. are BlackRock Inc. (5.28% interest and 6.33% voting rights reported on March 15, 2024) and Capital Research and Management Company (4.99% voting rights reported on November 26, 2024).

Each person holding a gross short position in relation to the issued share capital of ING Groep N.V. that reaches, exceeds or falls below any one of the above-mentioned thresholds must immediately give written notice to the AFM. If a person’s gross short position reaches, exceeds or falls below one of the above-mentioned thresholds as a result of a change in ING Groep N.V.’s issued share capital, such person must make a notification not later than the fourth trading day after the AFM has published the Company’s notification in the public register of the AFM.

In addition, pursuant to Regulation (EU) no. 236/2012 of the European Parliament and the Council on short-selling and certain aspects of credit default swaps, any person who acquires or disposes of a net short position relating to the issued share capital of ING Groep N.V., whether by a transaction in shares or ADRs, or by a transaction creating or relating to any financial instrument where the effect or one of the effects of the transaction is to confer a financial advantage on the person entering into that transaction in the event of a change in the price of such shares or ADRs, is required to notify the AFM, in accordance with the provisions of the above-mentioned regulation if, as a result of such acquisition or disposal the person’s net short position reaches, exceeds or falls below 0.2% of the issued share capital of ING Groep N.V. and each 0.1% above that. Each reported net short position equal to 0.5% of the issued share capital of ING Groep N.V. and any subsequent increase of that position by 0.1% will be made public via the short selling register on the website of the AFM.

Change of control provisions

Legal provisions

Pursuant to the terms of the Dutch Financial Supervision Act, a declaration of no objection from the ECB must be obtained by anyone wishing to acquire or hold a participating interest of at least 10 percent in ING Groep N.V. and to exercise control attached to such a participating interest. Similarly, on the basis of indirect change of control statutes in the various jurisdictions where subsidiaries of ING Groep N.V. are operating, permission from, or notification to, local regulatory authorities may be required for the acquisition of a substantial interest in ING Groep N.V.

Pursuant to the proposed Dutch Act on the national screening of investments mergers and acquisitions (Wet veiligheidstoets investeringen, fusies en overnames, the “Dutch FDI Act”), inter alia the acquisition of control (zeggenschap) in providers of certain vital processes (vitale aanbieders), which will likely include ING Bank N.V., needs to be ex ante notified to the Dutch Minister of Economic Affairs. The Dutch Minister of Economic Affairs may impose prior conditions to the acquisition of such control in ING Group.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

This section and your prospectus supplement will summarize all of the material provisions of the Amended and Restated Deposit Agreement, dated as of October 4, 2018, as amended by Amendment No. 1, dated November 19, 2021, pursuant to which the American depositary receipts (which we refer to as ADRs) are to be issued among ING Groep N.V., JPMorgan Chase Bank, N.A., as depositary, and the holders from time to time of ADRs. We refer to this agreement as the “deposit agreement.” We do not, however, describe every aspect of the deposit agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part. You should read the deposit agreement for a more detailed description of the terms of the ADRs. Additional copies of the deposit agreement are available for inspection at the principal office of the depositary in New York, which is presently located at 383 Madison Avenue, Floor 11, New York, New York 10179.

American Depositary Receipts

The depositary will issue ADRs evidencing ADSs pursuant to the deposit agreement. Each ADS will represent one ordinary share. Only persons in whose names ADRs are registered on the books of the depositary will be treated by the depositary and us as holders of ADRs. Unless certificated ADRs are specifically requested by you, all ADSs will be issued on the books of our depositary in book-entry form and periodic statements will be mailed to you which reflect your ownership interest in such ADSs. In our description, references to American depositary receipts or ADRs shall include the statements you will receive which reflect your ownership of ADSs.

You may hold ADSs either directly or indirectly through your broker or other financial institution. If you hold ADSs directly, by having an ADS registered in your name on the books of the depositary, you are an ADR holder. This description assumes you hold your ADSs directly. If you hold the ADSs through your broker or financial institution nominee, you must rely on the procedures of such broker or financial institution to assert the rights of an ADR holder described in this section. You should consult with your broker or financial institution to find out what those procedures are.

Pursuant to the terms of the deposit agreement, registered holders of ADRs and all persons holding any interest in ADRs and/or ADSs will be subject to any applicable disclosure requirements regarding acquisition and ownership of ordinary shares as are applicable pursuant to the terms of our articles of association or other provisions of or governing the ordinary shares. See “Description of Ordinary Shares — Obligations of shareholders to disclose holdings” above for a description of such disclosure requirements applicable to ordinary shares and the consequences of noncompliance as of the date of this prospectus. In order to enforce such disclosure requirements, we reserve the right to instruct ADR holders to deliver their ADSs for cancellation and withdrawal of the deposited securities so as to permit us to deal directly with the holder thereof as a holder of ordinary shares, and, by being a holder of an ADR, ADR holders are contractually agreeing to comply with such instructions. The depositary has agreed, subject to the terms and conditions of the deposit agreement, to cooperate with ING in its efforts to inform ADR holders of any exercise by us of our rights to instruct ADR holders to deliver their ADSs for cancellation, and to consult with and provide us with reasonable assistance without risk, liability or expense on the part of the depositary, on the manner or manners in which we may enforce such rights with respect to any ADR holder.

The depositary will keep, at its transfer office, (i) a register for the registration, registration of transfer, combination and split-up of ADRs, which at all reasonable times will be open for inspection by holders of ADRs and us for the purpose of communicating with holders in the interest of our business or a matter relating to the deposit agreement and (ii) facilities for the delivery and receipt of ADRs.

Deposit, Transfer and Withdrawal

The depositary has agreed that upon delivery of our ordinary shares (or rights to receive our ordinary shares from us or any registrar, transfer agent, clearing agency or other entity recording ordinary share ownership or transactions for us) to their custodian, which is currently ING Bank N.V., and in accordance with the procedures set forth in the deposit agreement, the depositary will issue ADRs for delivery at its designated transfer office.

Upon surrender at the office of the depositary of an ADR for the purpose of withdrawal of the deposited securities represented by the ADSs evidenced by such ADR, and upon payment of the fees, governmental charges and taxes provided in the deposit agreement, and subject to the terms and conditions of the deposit agreement, the holder of such ADR will be entitled to delivery to such holder or upon such holder’s order, as permitted by applicable law, of the amount of deposited securities at the time represented by the ADS evidenced by such ADR. The custodian will ordinarily deliver such deposited securities at or from its office. The forwarding of deposited securities for delivery at any other place specified by the holder will be at the risk and expense of the holder.

Dividends, Other Distributions and Rights

To the extent practicable, the depositary will distribute to you, in proportion to the number of ADSs you hold, any U.S. dollars available to the depositary resulting from a cash dividend or other cash distribution or the net proceeds of sales of any other distribution that it receives in respect of the deposited securities. See “Taxation — Material Tax Consequences of Owning American Depositary Shares — Netherlands Taxation — Withholding Tax.” Such a distribution will be subject to (i) appropriate adjustments for taxes withheld, (ii) the impermissibility or impracticability of such distribution with respect to certain holders and (iii) the deduction of the depositary and/or its agents’ fees and expenses in (1) converting any foreign currency to U.S. dollars by sale or in such other manner as the depositary may determine, to the extent that it determines that such conversion may be made on a reasonable basis, (2) transferring foreign currency or U.S. dollars to the United States by such means as the depositary may determine, to the extent that it determines that such transfer may be made on a reasonable basis, (3) obtaining any approval or license of any governmental authority required for such conversion or transfer, which is obtainable at a reasonable cost and within a reasonable time and (4) making any sale by public or private means in any commercially reasonable manner. To the extent that the depositary determines in its discretion that any distribution under the terms of the deposit agreement is not practicable with respect to any holder, the depositary may make such distribution as it so deems practicable, including the distribution of foreign currency, securities or property (or appropriate documents evidencing the right to receive foreign currency, securities or property) or the retention thereof as deposited securities with respect to such holder’s ADRs (without liability for interest thereon or the investment thereof). For a description of our dividend policies, see “Description of Ordinary Shares — Dividends” above.

If any distribution on deposited securities consists of a dividend in, or free distribution of, ordinary shares, the depositary will, to the extent practicable, distribute to you, in proportion to the number of ADSs you hold, additional ADRs evidencing an aggregate number of ADSs that represents the amount of ordinary shares received as such dividend or free distribution. In lieu of delivering ADRs for fractional ADSs in the event of any such dividend or free distribution, the depositary shall sell the number of ordinary shares represented by the aggregate of such fractions and distribute the net proceeds to holders entitled thereto.

If we offer or cause to be offered to holders of deposited securities any rights to subscribe for additional shares or rights of any nature, the depositary will to the extent practicable distribute warrants or other instruments, in its discretion, representing rights to acquire additional ADRs in respect of any rights that have been made available to the depositary as a result of a distribution on deposited securities, to the extent that we timely furnish to the depositary evidence satisfactory to the depositary that the depositary may lawfully distribute the same. We have no obligation to furnish such evidence, and to the extent that we do not furnish such evidence and the sales of rights are practicable, the depositary will distribute any U.S. dollars available to the depositary from the net proceeds of sales of rights, as in the case of cash, or, to the extent that we do not furnish such evidence and such sales cannot practicably be accomplished by reason of the non-transferability of the rights, limited markets therefor, their short duration, or otherwise, the depositary will distribute nothing (and any rights may lapse).

The depositary will not offer rights to holders having an address in the U.S. unless both the rights and the securities to which such rights relate are either exempt from registration under the Securities Act with respect to a distribution to all holders or are registered under the provisions of the Securities Act. Notwithstanding any terms of the deposit agreement to the contrary, we shall have no obligation to prepare and file a registration statement in respect of any such rights.

Whenever the depositary shall receive any distribution other than cash, ordinary shares or rights in respect of the deposited securities, the depositary will to the extent practicable distribute securities or property available to the depositary resulting from such distribution to the holders entitled thereto by any means that the depositary may deem equitable and practicable, or, to the extent that the depositary deems distribution of such securities or property to not be equitable and practicable, any U.S. dollars available to the depositary from the net proceeds of sales of such securities or property, as in the case of cash.

Whenever we intend to distribute a dividend payable at the election of the holders of ordinary shares in cash or in additional shares, we shall give notice thereof to the depositary at least 30 days prior to the proposed distribution stating whether or not we wish such elective distribution to be made available to ADR holders. Upon receipt of notice indicating that we wish such elective distribution to be made available to ADR holders, the depositary shall consult with us to determine, and we shall assist the depositary in its determination, whether it is lawful and reasonably practicable to make such elective distribution available to the ADR holders. The depositary shall make such elective distribution available to ADR holders only if (i) we shall have timely requested that the elective distribution is available to ADR holders, (ii) the depositary shall have determined that such distribution is reasonably practicable and (iii) the depositary shall have received satisfactory documentation within the terms of the deposit agreement including, without limitation, any legal opinions of counsel in any applicable jurisdiction that the depositary in its reasonable discretion may request, at our expense. If the above conditions are not satisfied, the depositary shall, to the extent permitted by law, distribute to the ADR holders, on the basis of the same determination as is made in the local market in respect of the ordinary shares for which no election is made, either (x) cash or (y) additional ADSs representing such additional ordinary shares. If the above conditions are satisfied, the depositary shall establish a record date and establish procedures to enable ADR holders to elect the receipt of the proposed dividend in cash or in additional ADSs. We shall assist the depositary in establishing such procedures to the extent necessary. Nothing herein shall obligate the depositary to make available to ADR holders a method to receive the elective dividend in ordinary shares (rather than ADSs). There can be no assurance that ADR holders generally, or any holder in particular, will be given the opportunity to receive elective distributions on the same terms and conditions as the holders of ordinary shares.

If the depositary determines that any distribution of property other than cash (including ordinary shares or rights) on deposited securities is subject to any tax which the depositary or the custodian is obligated to withhold, the depositary may dispose of all or a portion of such property in such amounts and in such manner as the depositary deems necessary and practicable to pay such taxes, by public or private sale, and the depositary will distribute the net proceeds of any such sale or the balance of any such property after deduction of such taxes to the holders entitled thereto.

Changes Affecting Deposited Securities

Pursuant to the terms of the deposit agreement, the depositary may, in its discretion, and will if we so reasonably request, amend the ADRs or distribute additional or amended ADRs (with or without calling for the exchange of any ADRs) or cash, securities or property on the record date set by the depositary therefor to reflect any change in par value, split-up, consolidation, cancellation or other reclassification of deposited securities, any share distribution or any distribution other than cash, ordinary shares or rights, which in each case is not distributed to holders or any cash, securities or property available to the depositary in respect of the deposited securities from (and the depositary is authorized to surrender any deposited securities to any person and, irrespective of whether such deposited securities are surrendered or otherwise cancelled by operation of law, rule, regulation or otherwise, to sell by public or private sale any property received in connection with) any recapitalization, reorganization, merger, consolidation, liquidation, receivership, bankruptcy or sale of all or substantially all of our assets, and to the extent that the depositary does not so amend the ADRs or make a distribution to holders to reflect any of the foregoing, or the net proceeds thereof, whatever cash, securities or property results from any of the foregoing shall constitute deposited securities and each ADS evidenced by an ADR shall automatically represent its pro rata interest in the deposited securities as then constituted. Promptly upon the occurrence of any of the aforementioned changes affecting deposited securities, we shall notify the depositary in writing of such occurrence and as soon as practicable after receipt of such notice, may instruct the depositary to give notice thereof, at our expense, to holders in accordance with the provisions of the deposit agreement. Upon receipt of such instruction, the depositary shall give notice to the holders in accordance with the terms of the deposit agreement, as soon as reasonably practicable.

Record Dates

The depositary may, after consultation with us if practicable, fix a record date (which, to the extent applicable, shall be as near as practicable to any corresponding record date set by us) for the determination of the holders who shall be responsible for the fee assessed by the depositary for administration of the ADR program and for any expenses provided in the deposit agreement as well as for the determination of the holders who shall be entitled to receive any distribution on or in respect of deposited securities, to give instructions for the exercise of any voting rights, to receive any notice or to act in respect of other matters and only such holders shall be so entitled or obligated.

Voting of Deposited Securities

Subject to the following sentence, as soon as practicable after receipt of notice of any meetings at which the holders of ordinary shares are entitled to vote, or of solicitation of consents or proxies from holders of ordinary shares or other deposited securities, the depositary shall fix the ADS record date in accordance with the deposit agreement in respect of such meeting or solicitation of consent or proxy. The depositary shall, if we request in writing in a timely manner (the depositary having no obligation to take any further action if the request shall not have been received by the depositary at least thirty (30) days’ prior to the date of such vote or meeting) and at our expense and provided no legal prohibitions exist, distribute to holders a notice stating:

(i)	such information as is contained in such notice and any solicitation materials;

(ii)

that each holder on the record date set by the depositary therefor will, subject to any applicable provisions of Dutch law, be entitled to instruct the depositary as to the exercise of the voting rights, if any, pertaining to the deposited securities represented by the ADSs evidenced by such holder’s ADRs; and

(iii)	the manner in which such instructions may be given, including instructions to give a discretionary proxy to a person designated by us.

Upon actual receipt by the ADR department of the depositary of instructions of a holder on such record date in the manner and on or before the time established by the depositary for such purpose, the depositary shall endeavor, insofar as practicable and permitted under the provisions of, or governing, deposited securities, to vote or cause to be voted the deposited securities represented by such holder’s ADRs in accordance with such instructions. The depositary will not itself exercise any voting discretion in respect of any deposited securities. There is no guarantee that holders generally or any holder in particular will receive the notice described above with sufficient time to enable such holder to return any voting instructions to the depositary in a timely manner.

Notwithstanding anything contained in the deposit agreement or any ADR, the depositary may, to the extent not prohibited by law or regulations, or by the requirements of the stock exchange on which the ADSs are listed, in lieu of distribution of the materials provided to the depositary in connection with any meeting of, or solicitation of consents or proxies from, holders of deposited securities, distribute to holders of ADRs a notice that provides such holders with, or otherwise publicizes to such holders, instructions on how to retrieve such materials or receive such materials upon request (i.e., by reference to a website containing the materials for retrieval or a contact for requesting copies of the materials).

ADR holders are strongly encouraged to forward their voting instructions as soon as possible. Voting instructions will not be deemed received until such time as the ADR department responsible for proxies and voting has received such instructions notwithstanding that such instructions may have been physically received by the depositary prior to such time.

Reports and Other Communications

We have delivered to the depositary, the custodian and any transfer office a copy of all provisions of or governing the ordinary shares and any other deposited securities issued by us or any of our affiliates and, promptly upon any change thereto, we will deliver to the depositary, the custodian and any transfer office, a copy (in English or with an English translation) of such provisions as so changed.

Amendment and Termination of the Deposit Agreement

Subject to the provisions of the deposit agreement, the ADRs and the deposit agreement may at any time be amended by us and the depositary without your consent; provided that any amendment that imposes or increases any fees or charges (other than stock transfer or other taxes and other governmental charges, transfer or registration fees, SWIFT, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or which otherwise prejudices any substantial existing right of yours, will take effect 30 days after notice of any such amendment has been given to ADR holders. Every holder of an ADR at the time any amendment to the deposit agreement so becomes effective will be deemed by continuing to hold such ADRs to consent and agree to such amendment and to be bound by the deposit agreement as amended thereby. In no event may any amendment impair the right of any holder of ADRs to surrender such ADRs and receive the deposited securities represented thereby, except in order to comply with mandatory provisions of applicable law.

Any amendments or supplements which (i) are reasonably necessary (as agreed by us and the depositary) in order for (a) the ADSs to be registered under the Securities Act or (b) the ADSs or our ordinary shares to be traded solely in electronic book-entry form and (ii) do not in either such case impose or increase any fees or charges to be borne by holders of ADRs, shall be deemed not to prejudice any substantial rights of such holders. Notwithstanding the foregoing, if any governmental body or regulatory body should adopt new laws, rules or regulations which would require amendment or supplement of the deposit agreement or the form of ADR to ensure compliance therewith, we and the depositary may amend or supplement the deposit agreement and the form of ADR at any time in accordance with such changed laws, rules or regulations. Such amendment or supplement to the deposit agreement in such circumstances may become effective before a notice of such amendment or supplement is given to holders of ADRs or within any other period of time as required for compliance. Notice of any amendment to the deposit agreement or form of ADR shall not need to describe in detail the specific amendments effectuated thereby, and failure to describe the specific amendments in any such notice shall not render such notice invalid, provided, however, that, in each such case, the notice given to the holders identifies a means for holders to retrieve or receive the text of such amendment (i.e., upon retrieval from the SEC’s, the depositary’s or our website or upon request from the depositary).

The depositary may, and shall at our written direction, terminate the deposit agreement and the ADRs by mailing notice of such termination to the ADR holders at least 30 days prior to the date fixed in such notice for such termination; provided, however, if the depositary shall have (i) resigned as depositary, notice of such termination by the depositary shall not be provided to ADR holders unless a successor depositary shall not be operating under the deposit agreement within 60 days of the date of such resignation, or (ii) been removed as depositary, notice of such termination by the depositary shall not be provided to ADR holders unless a successor depositary shall not be operating under the deposit agreement on the 60th day after our notice of removal was first provided to the depositary. After the date so fixed for termination, the depositary and its agents will perform no further acts under the deposit agreement and the ADRs, except to receive and hold (or sell) distributions on deposited securities and deliver deposited securities being withdrawn. As soon as practicable after the expiration of 6 months from the date so fixed for termination, the depositary shall sell the deposited securities and shall thereafter (as long as it may lawfully do so) hold in a segregated or unsegregated account the net proceeds of such sales, together with any other cash then held by it under the deposit agreement, without liability for interest, in trust for the pro rata benefit of the holders of ADRs not theretofore surrendered. After making such sale, the depositary shall be discharged from all obligations in respect of the deposit agreement and the ADRs, except to account for such net proceeds and other cash. After the date so fixed for termination, we shall be discharged from all obligations under the deposit agreement except for our obligations to the depositary and its agents.

In the event that the depositary resigns, is removed or is otherwise substituted, and a successor thereto is appointed, the successor depositary will promptly mail you notice of such appointment.

Liability of Holder for Taxes

If any tax or other governmental charges (including any penalties and/or interest) become payable by the custodian or the depositary with respect to any ADR, any deposited securities represented by the ADSs evidenced thereby or any distribution thereon, such tax or other governmental charge will be paid by the holder thereof to the depositary and by holding or having held an ADR the holder and all prior holders, jointly and severally, agree to indemnify, defend and hold harmless each of the depositary and its agents in respect thereof. The depositary may refuse to effect any registration, registration of transfer or any split-up or combination of such ADR or any withdrawal of deposited securities underlying such ADR until such payment is made. The depositary may also deduct from any dividends or other distributions or may sell by public or private sale for your account any part or all of the deposited securities underlying such ADR and may apply such dividends, distributions or the proceeds of any such sale to pay any such tax or other governmental charges, and the holder of such ADR shall remain liable for any deficiency, and the depositary shall reduce the number of ADSs evidenced thereby to reflect any such sales of shares. In connection with any distribution to holders, we will remit to the appropriate governmental authority or agency all amounts (if any) required to be withheld and owing to such authority or agency by us; and the depositary and the custodian will remit to the appropriate governmental authority or agency all amounts (if any) required to be withheld and owing to such authority or agency by the depositary or the custodian. If the depositary determines that any distribution in property other than cash (including shares or rights) on deposited securities is subject to any tax that the depositary or the custodian is obligated to withhold, the depositary may dispose of all or a portion of such property in such amounts and in such manner as the depositary deems necessary and practicable to pay such taxes, by public or private sale, and the depositary shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such taxes to the holders entitled thereto. Each holder of an ADR or an interest therein agrees to indemnify the depositary, us, the custodian and any of their respective officers, directors, employees, agents and affiliates against, and hold each of them harmless from, any claims by any governmental authority with respect to taxes, additions to tax, penalties or interest arising out of any refund of taxes, reduced rate of withholding at source or other tax benefit obtained, which obligations shall survive any transfer or surrender of ADSs or the termination of the deposit agreement.

Transfer of American Depositary Receipts

The ADRs are transferable on the books of the depositary, provided that the depositary may close the transfer books or any portion thereof at any time or from time to time when deemed expedient by it, and may also close the issuance book portion of the transfer books when reasonably requested by us solely in order to enable us to comply with applicable law. As a condition precedent to the issue, registration, registration of transfer, split-up or combination of any ADR, the delivery of any distribution thereon, or withdrawal of any deposited securities, the depositary, we or the custodian may require (i) payment of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to ordinary shares being deposited or withdrawn) and payment of any applicable fees payable by the holders of ADRs under the deposit agreement, (ii) proof of the identity of any signatory and genuineness of any signature, (iii) information as to citizenship or residence, exchange control approval, beneficial ownership of any securities, compliance with applicable law, regulations, provisions of or governing the deposited securities and terms of the deposit agreement and the ADR or other information as it may deem necessary or proper, and (iv) compliance with such regulations as the depositary may establish consistent with the deposit agreement. The issuance, transfer, combination or split-up of ADRs or the withdrawal of deposited securities may be suspended, generally or in particular instances, during any period when the transfer books of the depositary or the books of ING or its agent for the registration and transfer of ordinary shares are closed or if any such action is deemed advisable by the depositary.

Limitations on Liability

Neither the depositary nor we nor any of our respective directors, officers, employees, agents or affiliates will be liable to you if by reason of any provision of any present or future law, rule, regulation, fiat, order or decree of the United States, The Netherlands or any other country or jurisdiction, or of any other governmental or regulatory authority or securities exchange or market or automated quotation system, or by reason of any provision of or governing any deposited securities or any provision of our charter, or by reason of any act of God, war, terrorism, nationalization, expropriation, currency restrictions, work stoppage, strike, civil unrest, revolutions, rebellions, explosions, computer failure or circumstance beyond any such party’s direct and immediate control, the depositary, we or any of our respective directors, employees, agents or affiliates shall be prevented or delayed in performing, or shall be subject to any civil or criminal penalty in connection with, any act which by the terms of the deposit agreement or the ADRs it is provided shall be done or performed by it or them (including, without limitation, voting pursuant to the terms of the ADRs); nor will the depositary, we or any of our respective directors, employees, agents or affiliates incur any liability to you by reason of any exercise of, or failure to exercise, any discretion provided for under the deposit agreement or any ADR (including, without limitation, any failure to determine that any distribution or action may be lawful or reasonably practicable), or for any action or inaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting ordinary shares for deposit, any ADR holder, or any other person believed by it to be competent to give such advice or information.

Neither we nor the depositary nor any of our respective directors, officers, employees, agents or affiliates assume any obligation or will be subject to any liability except to perform its obligations to the extent they are specifically provided under the deposit agreement or the ADRs without gross negligence or willful misconduct. We, the depositary and its agents and may rely and shall be protected in acting upon any written notice, request, direction, instruction or document believed to be genuine and to have been signed, presented or given by the proper party or parties.

The depositary and its agents have no obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any deposited securities or the ADRs, and we and our agents have no obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any deposited securities or the ADRs, which in our opinion may involve us in expense or liability, unless indemnity satisfactory to us against all expense (including fees and disbursements of counsel) and liability is furnished as often as may be required.

The depositary shall not be liable for the acts or omissions made by, or the insolvency of, any securities depository, clearing agency or settlement system, and shall not have any liability for the price received in connection with any sale of securities, the timing thereof or any delay in action or omission to act, nor shall it be responsible for any error or delay in action, omission to act, default or negligence on the part of the party so retained in connection with any such sale or proposed sale. The depositary shall be under no obligation to inform registered holders of ADRs or any other holders of an interest in any ADSs about the requirements of the laws, rules or regulations or any changes therein or thereto of any country or jurisdiction or of any governmental or regulatory authority or any securities exchange or market or automated quotation system. The depositary and its agents will not be responsible for any failure to carry out any instructions to vote any of the deposited securities, for the manner in which any such vote is cast or for the effect of any such vote. The depositary may rely upon instructions from us or our counsel in respect of any approval or license required for any currency conversion, transfer or distribution. The depositary and its agents may own and deal in any class of our securities and securities or our affiliates and in ADRs. Notwithstanding anything to the contrary set forth in the deposit agreement or an ADR, the depositary and its agents may fully respond to any and all demands or requests for information maintained by or on its behalf in connection with the deposit agreement, any ADR holder or holders, any ADR or ADRs or otherwise related thereto to the extent such information is requested or required by or pursuant to any lawful authority, including without limitation laws, rules, regulations, administrative or judicial process, banking, securities or other regulators.

None of us, the depositary or the custodian shall be liable for the failure by any registered holder or beneficial owner of ADRs to obtain the benefits of credits or refunds of non-U.S. tax paid against such holder’s or beneficial owner’s income tax liability. Neither we nor the depositary shall incur any liability for any tax or tax consequences that may be incurred by registered holders or beneficial owners of ADRs on account of their ownership or disposition of the ADRs or ADSs.

The depositary shall not incur any liability for the content of any information submitted to it by us or on our behalf for distribution to the ADR holders or for any inaccuracy of any translation thereof, for any investment risk associated with acquiring an interest in the deposited securities, for the validity or worth of the deposited securities, for the credit-worthiness of any third party, for allowing any rights to lapse upon the terms of the deposit agreement or for the failure or timeliness of any notice from us. The depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the depositary or in connection with any matter arising wholly after the removal or resignation of the depositary, unless a liability is directly caused by the previous gross negligence or willful misconduct of the depositary or its directors, officers, employees, agents or affiliates acting in their capacities as such under the deposit agreement.

Neither we nor the depositary nor any of our respective agents shall be liable to registered holders of ADRs or beneficial owners of interests in ADSs for any indirect, special, punitive or consequential damages (including, without limitation, legal fees and expenses) or lost profits, in each case of any form incurred by any person or entity, whether or not foreseeable and regardless of the type of action in which such a claim may be brought.

The depositary shall not be responsible for, and shall incur no liability in connection with or arising from any act or omission to act on the part of the custodian except to the extent that (i) such custodian was not us or one of our affiliates when such act or omission occurred and (ii) a holder has incurred liability directly as a result of the custodian having (a) committed fraud or willful misconduct in the provision of custodial services to the depositary or (b) failed to use reasonable care in the provision of custodial services to the depositary as determined in accordance with the standards prevailing in the jurisdiction in which the custodian is located. As long as we or one of our affiliates is serving as the custodian with respect to the deposit agreement we shall be solely liable for each and any act or failure to act on the part of the custodian.

No disclaimer of liability under the Securities Act of 1933 or the Securities Exchange Act of 1934, to the extent applicable, is intended by any provision of the deposit agreement.

Governing Law, Submission to Jurisdiction and Waiver of Right to Trial by Jury

The deposit agreement is governed by and construed in accordance with the laws of the State of New York.

We have irrevocably agreed that any legal suit, action or proceeding against us brought by the depositary or any holder, arising out of or based upon the deposit agreement or the transactions contemplated thereby, may be instituted in any state or federal court in New York, New York, and irrevocably waive any objection which we may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submit to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. We have also irrevocably agreed that any legal suit, action or proceeding against the depositary brought by us, arising out of or based upon the deposit agreement or the transactions contemplated thereby, may only be instituted in a state or federal court in New York, New York.

Each holder or beneficial owner of ADSs and each holder of interests therein, has irrevocably agreed that any legal suit, action or proceeding against or involving us or the depositary, arising out of or based on the deposit agreement, the ADSs, or the transactions contemplated thereby, may only be instituted in a state or federal court in New York, New York, and each such party has irrevocably waived any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding.

Each party to the deposit agreement, including each holder and beneficial owner and/or holder of interests in ADRs, irrevocably waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in any suit, action or proceeding against the depositary and/or us directly or indirectly arising out of or relating to the ordinary shares or other deposited securities, the ADSs or the ADRs, the deposit agreement or any transaction contemplated therein, or the breach thereof, whether based on contract, tort, common law or any other theory.

Appointment

In the deposit agreement, each registered holder of ADRs and each person holding an interest in ADSs, upon acceptance of any ADSs (or any interest therein) issued in accordance with the terms and conditions of the deposit agreement shall be deemed for all purposes to:

(a) be a party to and bound by the terms of the deposit agreement and the applicable ADR(s), and

(b) appoint the depositary its attorney-in-fact, with full power to delegate, to act on its behalf and to take any and all actions contemplated in the deposit agreement and the applicable ADR(s), to adopt any and all procedures necessary to comply with applicable law and to take such action as the depositary in its sole discretion may deem necessary or appropriate to carry out the purposes of the deposit agreement and the applicable ADR(s), the taking of such actions to be the conclusive determinant of the necessity and appropriateness thereof.

Fees and Payments made by the ADR depositary to ING

In consideration for acting as depositary, the depositary has agreed to provide us with certain amounts on an annual basis. In the year ended December 31, 2024, the ADR depositary paid aggregate fees and made other direct and indirect payments to us in an amount of USD 6,154,943.

Under certain circumstances, including removal of the ADR depositary or termination of the ADR program by us, we are required to repay the ADR depositary certain amounts reimbursed and/or expenses paid to or on behalf of us.

LEGAL OWNERSHIP AND BOOK-ENTRY ISSUANCE

In this section, we describe special considerations that will apply to registered securities issued in global — i.e., book-entry — form. First we describe the difference between legal ownership and indirect ownership of registered securities. Then we describe special provisions that apply to global securities.

Who is the Legal Owner of a Registered Security?

Each security in registered form will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. We refer to those who have securities registered in their own names on the books that we, the trustee in respect of any debt securities or capital securities or any agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those who, indirectly through others, own beneficial interests in securities that are not registered in their own names as indirect owners of those securities. As we discuss below, indirect owners are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect owners.

Legal Holders

Our obligations, as well as the obligations of the trustee under any indenture and the obligations, if any, of any agent and any other third parties employed by us, the trustee or any of those agents, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect owner of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for that payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect owners but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose — e.g., to amend the indenture for a series of debt securities or capital securities or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture — we would seek the approval only from the holders, and not the indirect owners, of the relevant securities. Whether and how the holders contact the indirect owners is up to the holders.

When we refer to “you” in this prospectus, we mean those who invest in the securities being offered by this prospectus, whether they are the holders or only indirect owners of those securities. When we refer to “your securities” in this prospectus, we mean the securities in which you will hold a direct or indirect interest.

Book-Entry Owners

Unless your prospectus supplement provides otherwise, we will issue each security in book-entry form only. This means securities will be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Under each indenture, only the person in whose name a security is registered is recognized as the holder of that security. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities and we will make all payments on the securities, including deliveries of any property other than cash, to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect owners, and not holders, of the securities.

Street Name Owners

In the future we may terminate a global security or issue securities initially in non-global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities and we will make all payments on those securities, including deliveries of any property other than cash, to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect owners, not holders, of those securities.

Special Considerations for Indirect Owners

If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	whether and how you can instruct it to exchange or convert a security for or into other property;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

What Is a Global Security?

A global security may represent one or any other number of individual securities. Generally, all securities represented by the same global security will have the same terms. We may, however, issue a global security that represents multiple securities of the same kind, such as debt securities, that have different terms and are issued at different times. We call this kind of global security a master global security. Your prospectus supplement will not indicate whether your securities are represented by a master global security.

A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under “— Owner’s

Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only indirect interests in a global security.

Indirect interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect owner of an interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. We describe the situations in which this can occur below under “— Owner’s Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated.” If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

As an indirect owner, an investor’s rights relating to a global security will be governed by the account rules of the depositary and those of the investor’s financial institution or other intermediary through which it holds its interest (e.g., Euroclear or Clearstream, Luxembourg, if DTC is the depositary), as well as general laws relating to securities transfers. We do not recognize this type of investor or any intermediary as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

•

an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below or as may be described in your prospectus supplement;

•

an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above under “— Who is the Legal Owner of a Registered Security?”;

•	an investor may not be able to sell interests in the securities to some insurance companies and other institutions that are required by law to own their securities in non-book-entry form;

•

in addition to restrictions imposed by applicable law, an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•

the depositary’s policies will govern payments, deliveries, transfers, exchanges, notices and other matters relating to an investor’s interest in a global security, and those policies may change from time to time. Neither we nor the trustee nor any of our or its agents will have any responsibility for any aspect of the depositary’s policies, actions or records of ownership interests in a global security. Neither we nor the trustee nor any of our or its agents supervise the depositary in any way;

•

the depositary will require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds and your broker or bank may require you to do so as well; and

•

financial institutions that participate in the depositary’s book-entry system and through which an investor holds its interest in the global securities, directly or indirectly, may also have their own policies affecting payments, deliveries, transfers, exchanges, notices and other matters relating to the securities, and those policies may change from time to time. For example, if you hold an interest in a global security through Euroclear or Clearstream, Luxembourg, when DTC is the depositary, Euroclear or Clearstream, Luxembourg, as applicable, will require those who purchase and sell interests in that security through them to use immediately available funds and comply with other policies and procedures, including deadlines for giving instructions as to transactions that are to be effected on a particular day. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the policies or actions or records of ownership interests of any of those intermediaries.

Unless your prospectus supplement provides otherwise, the securities , other than the ordinary shares, will initially be issued to investors only in book-entry form. Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of one or more financial institutions or clearing systems, or their nominees, which we select. A financial institution or clearing system that we select for any security for this purpose is called the “depositary” for that security. A security will usually have only one depositary but it may have more.

Owner’s Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated

If we issue any series of securities in book-entry form but we choose to give the beneficial owners of that series the right to obtain non-global securities, any beneficial owner entitled to obtain non-global securities may do so by following the applicable procedures of the depositary, any transfer agent or registrar for that series and that owner’s bank, broker or other financial institution through which that owner holds its beneficial interest in the securities.

In addition, in a few special situations described below, a global security will be terminated and interests in it will be exchanged for certificates in non-global form representing the securities it represented. After that exchange, the choice of whether to hold the securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders. We have described the rights of holders and street name investors above under “— Who is the Legal Owner of a Registered Security?”

Unless your prospectus supplement says otherwise, the special situations for termination of a global security are as follows:

•

if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 60 days;

•	if we notify the trustee or any agent, as applicable, that we wish to terminate that global security; or

•

in the case of a global security representing debt securities or capital securities issued under an indenture, if an event of default has occurred with regard to these debt securities and has not been cured or waived.

If a global security is terminated, only the depositary, and neither we nor the trustee for any debt securities, nor any agent, is responsible for deciding the names of the institutions in whose names the securities represented by the global security will be registered and, therefore, who will be the holders of those securities.

Limitations on Rights Resulting from Book-Entry Form

The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in the global securities as represented by a global certificate.

CLEARANCE AND SETTLEMENT

Securities we issue may be held through one or more international and domestic clearing systems. The principal clearing systems we will use are the book-entry systems operated by The Depository Trust Company, or “DTC”, in the United States, Clearstream Banking, S.A., or “Clearstream, Luxembourg”, in Luxembourg, and Euroclear Bank SA/NV, or “Euroclear”, in Brussels, Belgium. These systems have established electronic securities and payment transfer, processing, depositary and custodial links among themselves and others, either directly or through custodians and depositaries. These links allow securities to be issued, held and transferred among the clearing systems without the physical transfer of certificates.

Special procedures to facilitate clearance and settlement have been established among these clearing systems to trade securities across borders in the secondary market. Where payments for securities we issue in global form will be made in U.S. dollars, these procedures can be used for cross-market transfers and the securities will be cleared and settled on a delivery against payment basis.

Global securities will be registered in the name of a nominee for, and accepted for settlement and clearance by, one or more of, Euroclear, Clearstream, Luxembourg, DTC and any other clearing system identified in the applicable prospectus supplement.

Cross-market transfers of securities that are not in global form may be cleared and settled in accordance with other procedures that may be established among the clearing systems for these securities. Investors in securities that are issued outside of the United States, its territories and possessions must initially hold their interests through Euroclear, Clearstream, Luxembourg or the clearance system that is described in the applicable prospectus supplement.

The policies of DTC, Clearstream, Luxembourg and Euroclear will govern payments, transfers, exchange and other matters relating to the investors’ interests in securities held by them. This is also true for any other clearance system that may be named in a prospectus supplement.

Clearstream, Luxembourg and Euroclear hold interests on behalf of their participants through customers’ securities accounts in Clearstream, Luxembourg’s and Euroclear’s names on the books of their respective depositaries which, in the case of securities for which a global security in registered form is deposited with DTC, in turn hold such interests in customers’ securities accounts in the depositaries’ names on the books of DTC.

We have no responsibility for any aspect of the actions of DTC, Clearstream, Luxembourg or Euroclear or any of their direct or indirect participants. Neither we nor the trustee nor any of our or its agents has any responsibility for any aspect of the records kept by DTC, Clearstream, Luxembourg or Euroclear or any of their direct or indirect participants. We do not supervise these systems in any way. This is also true for any other clearing system indicated in a prospectus supplement.

DTC, Clearstream, Luxembourg, Euroclear and their participants perform these clearance and settlement functions under agreements they have made with one another or with their customers. You should be aware that they are not obligated to perform these procedures and may modify them or discontinue them at any time.

The description of the clearing systems in this section reflects our understanding of the rules and procedures of DTC, Clearstream, Luxembourg and Euroclear as they are currently in effect. Those systems could change their rules and procedures at any time.

The Clearing Systems

DTC

DTC has advised us as follows:

•	DTC is:

•	a limited purpose trust company organized under the laws of the State of New York;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act.

•

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes to accounts of its participants. This eliminates the need for physical movement of certificates.

•

Participants in DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is partially owned by some of these participants or their representatives.

•	Indirect access to the DTC system is also available to banks, brokers, dealers and trust companies that have relationships with participants.

•	The rules applicable to DTC and DTC participants are on file with the SEC.

Purchases of securities under the DTC system must be made by or through DTC direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of each actual purchaser of each security (for purposes of this section, the “beneficial owner”) is in turn to be recorded on the DTC direct and DTC indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the DTC direct or DTC indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the securities are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in securities, except in the event that use of the book-entry system for the securities is discontinued.

To facilitate subsequent transfers, all securities deposited by DTC direct participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or any other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or any other DTC nominee do not affect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the securities; DTC’s records reflect only the identity of the DTC direct participants to whose accounts those securities are credited, which may or may not be the beneficial owners. The DTC direct and DTC indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to DTC direct participants, by DTC direct participants to DTC indirect participants, and by DTC direct participants and DTC indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial owners of securities may wish to take steps to augment the transmission to them of notices of significant events with respect to the securities, such as redemptions, tenders, defaults, and proposed amendments to the security documents. For example, beneficial owners of securities may wish to ascertain that the nominee holding the securities for their benefit has agreed to obtain and transmit notices to beneficial owners. In the alternative, beneficial owners may wish to provide their names and addresses to the registrar and request that copies of notices be provided directly to them.

With respect to the securities that contain an option to redeem, redemption notices shall be sent to DTC. If less than all of the securities within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each DTC direct participant in the issue to be redeemed.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to securities unless authorized by a DTC direct participant in accordance with DTC’s MMI Procedures. Under its usual procedures, DTC mails an omnibus proxy to an issuer as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts securities are credited on the record date (identified in a listing attached to the omnibus proxy).

Redemption proceeds, distributions, and dividend payments on the securities will be made to Cede & Co., or any other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit DTC direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from issuer or agent, on payable date in accordance with their respective holdings shown on DTC’s records. Payments by DTC participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities registered in “street name”, and will be the responsibility of that DTC participant and not of DTC, agent, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and dividend payments to Cede & Co. (or any other nominee as may be requested by an authorized representative of DTC) is the responsibility of issuer or agent, disbursement of those payments to DTC direct participants will be the responsibility of DTC, and disbursement of those payments to the beneficial owners will be the responsibility of DTC direct and DTC indirect participants.

A beneficial owner shall give notice to elect to have its securities purchased or tendered, through its participant, to an agent, and shall effect delivery of those securities by causing the DTC direct participant to transfer the DTC participant’s interest in the securities, on DTC’s records, to an agent. The requirement for physical delivery of securities in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the securities are transferred by DTC direct participants on DTC’s records and followed by a book-entry credit of tendered securities to the agent’s DTC account.

DTC may discontinue providing its services as depositary with respect to the securities at any time by giving reasonable notice to issuer or agent. Under those circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.

We may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depositary). In that event, securities certificates will be printed and delivered to DTC (or its successor).

Clearstream, Luxembourg

Clearstream, Luxembourg has advised us as follows:

•

Clearstream, Luxembourg is a duly licensed bank organized as a société anonyme incorporated under the laws of Luxembourg and is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier).

•

Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions among them. It does so through electronic book-entry transfers between the accounts of its customers. This eliminates the need for physical movement of certificates.

•

Clearstream, Luxembourg provides other services to its customers, including safekeeping, administration, clearance and settlement of internationally traded securities and lending and borrowing of securities. It interfaces with the domestic markets in over 30 countries through established depositary and custodial relationships.

•

Clearstream, Luxembourg’s customers include worldwide securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other professional financial intermediaries. Its U.S. customers are limited to securities brokers and dealers and banks.

•

Indirect access to the Clearstream, Luxembourg system is also available to others that clear through Clearstream, Luxembourg customers or that have custodial relationships with its customers, such as banks, brokers, dealers and trust companies.

Euroclear

Euroclear has advised us as follows:

•

Euroclear is incorporated under the laws of Belgium as a bank and is subject to regulation by the Belgian Financial Services and Markets Authority (L’Autorité des Services et Marchés Financiers) and the National Bank of Belgium (Banque Nationale de Belgique).

•

Euroclear holds securities for its customers and facilitates the clearance and settlement of securities transactions among them. It does so through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates.

•

Euroclear provides other services to its customers, including credit, custody, lending and borrowing of securities and tri-party collateral management. It interfaces with the domestic markets of several countries.

•

Euroclear customers include banks, including central banks, securities brokers and dealers, trust companies and clearing corporations and may include certain other professional financial intermediaries.

•	Indirect access to the Euroclear system is also available to others that clear through Euroclear customers or that have custodial relationships with Euroclear customers.

•	All securities in Euroclear are held on a fungible basis. This means that specific certificates are not matched to specific securities clearance accounts.

Other Clearing Systems

We may choose any other clearing system for a particular series of securities. The clearance and settlement procedures for the clearing system we choose will be described in the applicable prospectus supplement.

Primary Distribution

The distribution of the securities will be cleared through one or more of the clearing systems that we have described above or any other clearing system that is specified in the applicable prospectus supplement. Payment for securities will be made on a delivery versus payment or free delivery basis. These payment procedures will be more fully described in the applicable prospectus supplement.

Clearance and settlement procedures may vary from one series of securities to another according to the currency that is chosen for the specific series of securities. Customary clearance and settlement procedures are described below.

We will submit applications to the relevant system or systems for the securities to be accepted for clearance. The clearance numbers that are applicable to each clearance system will be specified in the prospectus supplement.

Clearance and Settlement Procedures—DTC

DTC participants that hold securities through DTC on behalf of investors will follow the settlement practices applicable to United States corporate debt obligations in DTC’s Same-Day Funds Settlement System, or such other procedures as are applicable for other securities.

Securities will be credited to the securities custody accounts of these DTC participants against payment in same-day funds, for payments in U.S. dollars, on the settlement date. For payments in a currency other than U.S. dollars, securities will be credited free of payment on the settlement date.

Clearance and Settlement Procedures—Euroclear and Clearstream, Luxembourg

We understand that investors that hold their securities through Euroclear or Clearstream, Luxembourg accounts will follow the settlement procedures that are applicable to conventional Eurobonds in registered form for debt securities, or such other procedures as are applicable for other securities.

Securities will be credited to the securities custody accounts of Euroclear and Clearstream, Luxembourg participants on the business day following the settlement date, for value on the settlement date. They will be credited either free of payment or against payment for value on the settlement date.

Secondary Market Trading

Trading Between DTC Participants

Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC’s rules. Secondary market trading will be settled using procedures applicable to United States corporate debt obligations in DTC’s Same-Day Funds Settlement System for debt securities, or such other procedures as are applicable for other securities.

If payment is made in U.S. dollars, settlement will be in same-day funds. If payment is made in a currency other than U.S. dollars, settlement will be free of payment. If payment is made other than in U.S. dollars, separate payment arrangements outside of the DTC system must be made between the DTC participants involved.

Trading Between Euroclear and/or Clearstream, Luxembourg Participants

We understand that secondary market trading between Euroclear and/or Clearstream, Luxembourg participants will occur in the ordinary way following the applicable rules and operating procedures of Euroclear and Clearstream, Luxembourg. Secondary market trading will be settled using procedures applicable to conventional Eurobonds in registered form for debt securities, or such other procedures as are applicable for other securities.

Trading Between a DTC Seller and a Euroclear or Clearstream, Luxembourg Purchaser

A purchaser of securities that are held in the account of a DTC participant must send instructions to Euroclear or Clearstream, Luxembourg at least one business day prior to settlement. The instructions will provide for the transfer of the securities from the selling DTC participant’s account to the account of the purchasing Euroclear or Clearstream, Luxembourg participant. Euroclear or Clearstream, Luxembourg, as the case may be, will then instruct the common depositary for Euroclear and Clearstream, Luxembourg to receive the securities either against payment or free of payment.

The interests in the securities will be credited to the relevant clearing system. The clearing system will then credit the account of the participant, following its usual procedures. Credit for the securities will appear on the next day, European time. Cash debit will be back-valued to, and the interest on the securities will accrue from, the value date, which would be the preceding day, when settlement occurs in New York. If the trade fails and settlement is not completed on the intended date, the Euroclear or Clearstream, Luxembourg cash debit will be valued as of the actual settlement date instead.

Euroclear participants or Clearstream, Luxembourg participants will need the funds necessary to process same-day funds settlement. The most direct means of doing this is to pre-position funds for settlement, either from cash or from existing lines of credit, as for any settlement occurring within Euroclear or Clearstream, Luxembourg. Under this approach, participants may take on credit exposure to Euroclear or Clearstream, Luxembourg until the securities are credited to their accounts one business day later.

As an alternative, if Euroclear or Clearstream, Luxembourg has extended a line of credit to them, participants can choose not to pre-position funds and will instead allow that credit line to be drawn upon to finance settlement. Under this procedure, Euroclear participants or Clearstream, Luxembourg participants purchasing securities would incur overdraft charges for one business day (assuming they cleared the overdraft as soon as the securities were credited to their accounts). However, any interest on the securities would accrue from the value date. Therefore, in many cases, the investment income on securities that is earned during that one business day period may substantially reduce or offset the amount of the overdraft charges. This result will, however, depend on each participant’s particular cost of funds.

Because the settlement will take place during New York business hours, DTC participants will use their usual procedures to deliver securities to the depositary on behalf of Euroclear participants or Clearstream, Luxembourg participants. The sale proceeds will be available to the DTC seller on the settlement date. For the DTC participants, then, a cross-market transaction will settle no differently than a trade between two DTC participants.

Special Timing Considerations

You should be aware that investors will be able to make and receive deliveries, payments and other communications involving the securities through Clearstream, Luxembourg and Euroclear only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, there may be problems with completing transactions involving Clearstream, Luxembourg and Euroclear on the same business day as in the United States. U.S. investors who wish to transfer their interests in the securities, or to receive or make a payment or delivery of the securities, on a particular day, may find that the transactions will not be performed until the next business day in Luxembourg or Brussels, depending on whether Clearstream, Luxembourg or Euroclear is used.

TAXATION

The following describes the material U.S. federal income and Dutch tax consequences of owning certain securities we may offer pursuant to this prospectus and a prospectus supplement. This discussion is the opinion of Sullivan & Cromwell LLP insofar as it relates to matters of U.S. federal income tax law and the opinion of PricewaterhouseCoopers Belastingadviseurs N.V. insofar as it relates to matters of Dutch tax law. It applies to you only if you acquire your securities in an initial offering or in a qualified reopening and you hold your securities as capital assets for U.S. federal income tax purposes. The “U.S Taxation” subsections address only U.S. federal income taxation and do not discuss all of the tax consequences that may be relevant to you in light of your individual circumstances, including foreign, state or local tax consequences, and tax consequences arising under the Medicare contribution tax on net investment income or the alternative minimum tax.

This section, insofar as it pertains to U.S. federal income tax consequences, does not describe all of the material tax consequences which may be applicable to you if you are a member of a class of holders subject to special U.S. federal income tax rules, such as:

•	a dealer in securities or currencies;

•	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings;

•	a bank;

•	a life insurance company;

•	a tax-exempt organization;

•	a person that owns securities that are a hedge or that are hedged against interest rate or currency risks;

•	a person that owns securities as part of a straddle or conversion transaction for tax purposes;

•	a person that actually or constructively owns 10% or more of the combined voting power of our voting stock or the total value of our stock;

•	a person that purchases or sells the securities as part of a wash sale for U.S. federal income tax purposes;

•	an entity or arrangement that is treated as a partnership for U.S. federal income tax purposes; or

•	a U.S. holder (as defined below) whose functional currency for U.S. federal income tax purposes is not the U.S. dollar.

This section, insofar as it relates to U.S. federal income tax laws, is based on the Code, its legislative history, existing and proposed regulations under the Code, published rulings and court decisions, as well as the relevant provisions of the present double taxation treaty between The Netherlands and the United States (the “Treaty”), all as of the date hereof. These laws are subject to change, possibly on a retroactive basis.

If an entity or arrangement that is treated as a partnership for U.S. federal income tax purposes owns the securities, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership owning the securities should consult its tax advisor with regard to the U.S. federal income tax treatment of an investment in the securities.

For purposes of this section, you are a U.S. holder if you are a beneficial owner of a security and you are for U.S. federal income tax purposes:

•	a citizen or resident of the United States;

•	a domestic corporation or other entity taxable as a domestic corporation;

•	an estate whose income is subject to U.S. federal income tax regardless of its source; or

•	a trust if a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust.

You are a Non-U.S. holder if you are the beneficial owner of a security and are, for U.S. federal income tax purposes:

•	a non-resident alien individual;

•	a foreign corporation; or

•	an estate or trust that in either case is not subject to U.S. federal income tax on a net income basis on income or gain from a security.

Please consult your own tax advisor concerning the consequences of owning these securities in your particular circumstances.

Material Tax Consequences of Owning Our Debt Securities

Netherlands Taxation

This section provides a general summary of the material Dutch tax issues and consequences of acquiring, holding, substitution, variation, redeeming and/or disposing of the debt securities. This summary provides general information only and is restricted to the matters of Dutch taxation stated herein. The information given below is neither intended as tax advice nor purports to describe all of the tax considerations that may be relevant to a prospective purchaser of the debt securities.

The prospective purchaser should consult his or her own tax advisor regarding Dutch tax consequences of acquiring, holding, substitution, variation, redeeming and/or disposing of the debt securities.

This summary is based on the tax legislation, published case law, and other regulations in The Netherlands in force as of the date of this prospectus, without prejudice to any amendments introduced at a later date and implemented with or without retroactive effect.

This summary does not describe the potential consequences for holders of the debt securities pursuant to the Dutch Minimum Tax Act 2024 (Wet minimumbelasting 2024), which entered into force on December 31, 2023.

We assume that the debt securities and income received or capital gains derived there from are not attributable to employment activities of the holder of the debt securities.

We assume that the holders of the debt securities do not hold a substantial interest in ING Groep N.V. Generally speaking, an interest in the share capital of ING Groep N.V. should not be considered a substantial interest if the holder of such interest, and, if the holder is an individual, his or her spouse, registered partner, certain other relatives or certain persons sharing the holder’s household, do not hold, alone or together, whether directly or indirectly, the ownership of, or certain rights over, shares or rights resembling shares representing 5% or more of the total issued and outstanding capital, or the issued and outstanding capital of any class of shares, of ING Groep N.V.

Where this summary refers to a holder of a debt security, an individual holding debt securities or an entity holding debt securities, such reference is restricted to an individual or entity holding legal title to as well as an economic interest in such debt securities or otherwise being regarded as owning debt securities for Dutch tax purposes. It is noted that for purposes of Dutch income, corporate and gift and inheritance tax, assets legally owned by a third party such as a trustee, foundation or similar entity, may be treated as assets owned by the (deemed) settlor, grantor or similar originator or the beneficiaries in proportion to their interest in such arrangement.

Where the summary refers to “The Netherlands” or “Dutch” it refers only to the European part of the Kingdom of The Netherlands.

For the purpose of this summary, the term “entity” means a corporation as well as any other person that is taxable as a corporation for Dutch corporate income tax purposes.

Withholding Tax

Generally, all payments by ING Groep N.V. in respect of the debt securities can be made without withholdings or deductions for or on account of any taxes, duties or charges of any nature whatsoever that are or may be withheld or assessed by The Netherlands, any political subdivision thereof or therein or any of their representatives, agents or delegates.

However, Dutch withholding tax may apply on certain (deemed) interest due and payable to an affiliated (gelieerde) entity of ING Groep N.V. if such entity (i) is considered to be resident (gevestigd) in a jurisdiction that is listed in the yearly updated Dutch Regulation on low-taxing states and non-cooperative jurisdictions for tax purposes (Regeling laagbelastende staten en niet-coöperatieve rechtsgebieden voor belastingdoeleinden), or (ii) has a permanent establishment located in such jurisdiction to which the interest is attributable, or (iii) is entitled to the interest payable for the main purpose or one of the main purposes to avoid taxation of another person, or (iv) is not considered to be the recipient of the interest in its jurisdiction of residence because such jurisdiction treats another (lower-tier) entity as the recipient of the interest (hybrid mismatch), (v) is not treated as resident anywhere (also a hybrid mismatch), or (vi) is a reverse hybrid whereby the jurisdiction of residence of a higher-tier beneficial owner (achterliggende gerechtigde) that has a qualifying interest (kwalificerend belang) in the reverse hybrid treats the reverse hybrid as tax transparent and that higher-tier beneficial owner would have been taxable based on one (or more) of the items in (i)-(v) above had the interest been due to him or her directly, all within the meaning of the Dutch Withholding Tax Act 2021 (Wet bronbelasting 2021). In the event that any withholding would be required pursuant to the Dutch Withholding Tax Act 2021 with respect to payments on the debt securities, ING Groep N.V. will not pay any additional amounts in respect of this withholding.

An entity is generally affiliated within the meaning of the Dutch Withholding Tax Act 2021 if it can directly or indirectly, either alone or as part of a qualifying unity, control the decisions made by ING Groep N.V. An example of such control includes a situation in which an entity has more than 50% of the voting rights in ING Groep N.V. An entity is also affiliated if, broadly speaking, ING Groep N.V. can directly or indirectly, either alone or as part of a qualifying unity, control the decisions made by that entity. Lastly, an entity is affiliated to ING Groep N.V. if a third party can directly or indirectly, either alone or as part of a qualifying unity, control the decisions of both ING Groep N.V. and the other entity.

Taxes on Income and Capital Gains

Residents of The Netherlands. Income derived from the debt securities or a gain realized on the disposal, redemption, substitution or variation of the debt securities, by a holder of a debt security who is a resident or a deemed resident of The Netherlands for Dutch corporate income tax purposes and who is subject to Dutch corporate income tax, is generally taxable in The Netherlands at a rate of 25.8%, with a step up rate of 19% on the first EUR 200,000 of taxable income (2025 rate).

Income derived or deemed to be derived from a debt security or a gain realized on the disposal, redemption, substitution or variation of a debt security, by a holder of a debt security who is an individual who is a resident or deemed a resident of The Netherlands for Dutch personal income tax purposes, may, amongst others, be subject to Dutch personal income tax at progressive individual income tax rates up to 49.5% (2025 rate) if:

(i)

the individual carries on a business, or is deemed to carry on a business, for example pursuant to a co-entitlement to the net value of an enterprise (medegerechtigde), to the assets of which such debt security is attributable; or

(ii)

such income or gain qualifies as income from miscellaneous activities (resultaat uit overige werkzaamheden), which e.g., include activities with respect to the debt security that exceed regular, active portfolio management (normaal actief vermogensbeheer).

If neither condition (i) nor condition (ii) above applies to an individual that holds the debt security, taxable income with regard to the debt security must be determined on the basis of a deemed return on savings and investments (sparen en beleggen), rather than on the basis of income actually received or gains actually realized. This deemed return on savings and investments is determined based on the individual’s yield basis (rendementsgrondslag) at the beginning of the calendar year (1 January), insofar as the individual’s yield basis exceeds a statutory threshold (heffingvrij vermogen) (EUR 57,684 in 2025). The individual’s yield basis is determined as the fair market value of certain qualifying assets held by the individual (including the debt security) less the fair market value of certain qualifying liabilities on 1 January. The individual’s deemed return is calculated by multiplying the individual’s yield basis with a ‘deemed return percentage’ (effectief rendementspercentage), which percentage depends on the actual composition of the yield basis. As of 1 January 2025, the deemed return percentage applicable to the debt security is 5.88%.

In June 2024, the Dutch Supreme Court ruled that, in situations where the actual return on investments is lower than the deemed return prescribed by law, the determination of the taxable income based on a deemed return has a discriminatory effect and is in violation of the right to property. Pursuant to the Supreme Court ruling, the actual return includes both the regular benefits associated with the investments (such as interest, dividends and rent) as well as realised and unrealised changes in the value of the investments. To the extent an individual can demonstrate that the actual return on the investments is lower than the deemed return, the taxable income in relation to these investments should be calculated taking into account the actual return. New legislation is anticipated, to align the Dutch taxation on investments with the Supreme Court ruling.

The deemed or actual return on savings and investments is taxed at a rate of 36% (2025 rate).

Non-residents of The Netherlands. A holder of a debt security who is neither resident nor deemed to be resident of The Netherlands for Dutch corporate or personal income tax purposes who derives income from such debt security, or who realizes a gain on the disposal or redemption of the debt security will not be subject to Dutch taxation on income or capital gains, unless:

(i)

such holder carries on a business, or is deemed to carry on a business or part thereof, for example pursuant to a co-entitlement to the net value of an enterprise (medegerechtigde), through a permanent establishment or a permanent representative in The Netherlands to which the debt security is attributable; or

(ii)

the holder is an individual, and such income or gain qualifies as income from miscellaneous activities in The Netherlands (resultaat uit overige werkzaamheden in Nederland), which e.g., include activities with respect to the debt security that exceed regular, active portfolio management (normaal actief vermogensbeheer).

Taxation of Gifts and Inheritances

Residents of The Netherlands. Generally, gift and inheritance tax will be due in The Netherlands in respect of the acquisition of a debt security by way of a gift by, or on the death of, a holder of a debt security who is a resident or deemed to be a resident of The Netherlands for the purposes of Dutch gift and inheritance tax at the date of the gift or his or her death. An individual of Dutch nationality is deemed to be a resident of The Netherlands for the purposes of Dutch gift and inheritance tax if he or she was a resident in The Netherlands at any time during the 10 years preceding the date of the gift or his or her death. For the purposes of Dutch gift tax, an individual is deemed to be a resident of The Netherlands if he or she was a resident of The Netherlands at any time during the 12 months preceding the date of the gift.

Non-residents of The Netherlands. No Netherlands gift or inheritance taxes will arise on the transfer of a debt security by way of a gift by, or on the death of, a holder who is neither resident nor deemed to be resident in The Netherlands, unless:

(i)

in case of a gift of the debt securities under a condition precedent by an individual who, at the date of the gift, was neither a resident nor deemed to be a resident in The Netherlands, such individual is a resident or deemed to be a resident in The Netherlands at the date (a) of the fulfillment of the condition; or (b) of his or her death and the condition of the gift is fulfilled after the date of his or her death; or

(ii)

in case of a gift of debt securities by an individual who, at the date of the gift or, in case of a gift under a condition precedent, at the date of the fulfillment of the condition, was neither resident nor deemed to be resident in The Netherlands, such individual dies within 180 days after the date of the gift or the fulfillment of the condition, while being a resident or deemed to be a resident in The Netherlands.

Value-Added Tax

No value-added tax will be due in The Netherlands in respect of payments made in consideration for the issue of the debt securities, whether in respect of payments of interest and principal or in respect of the transfer of a debt security.

Other Taxes

There will be no registration tax, capital contribution tax, customs duty, stamp duty, real estate transfer tax or any other similar tax or duty due in The Netherlands in respect of or in connection with the mere issue, transfer, execution or delivery by legal proceedings of the debt securities or the performance of the ING Groep N.V.’s obligations under the relevant documents.

Residency

A holder of a debt security will not become, and will not be deemed to be, resident in The Netherlands merely by virtue of holding such debt security or by virtue only of the execution, performance, delivery and/or enforcement of any relevant documents.

FATCA and the Common Reporting Standard

On July 1, 2014, the Foreign Account Tax Compliance Act (“FATCA”) entered into force. As a result, financial institutions where the notes are maintained have to report specified information to the tax administration on financial accounts held by U.S. persons. The tax administration in turn exchanges this information with the United States.

Furthermore, the Organization of Economic Co-operation and Development (“OECD”) released the Common Reporting Standard (“CRS”) and its Commentary on July 21, 2014. Over 100 countries, including The Netherlands, have publicly committed to implement the CRS. On December 9, 2014, Member States adopted Directive 2014/107/EU on administrative cooperation in direct taxation (“DAC2”) which provides for mandatory automatic exchange of financial information as foreseen in the OECD global standard. DAC2 amends the previous Directive on administrative cooperation in direct taxation, Directive 2011/16/EU (“DAC1”). Since the CRS and DAC2 were implemented into legislation as per January 1, 2016 in most countries, financial institutions have to identify their account holder’s country of tax residence and report specified account information to the tax administration. The tax administration in turn exchanges this information with the tax administration of the account holder’s tax jurisdiction(s).

Investors who are in any doubt as to their position under FATCA and/or CRS or would like to know more should consult their professional advisers.

U.S. Taxation

This subsection deals only with debt securities that are treated as indebtedness for U.S. federal income tax purposes and are due to mature 30 years or less from the date on which they are issued. The U.S. federal income tax consequences of owning debt securities that are to mature more than 30 years from their date of issue or are otherwise not treated as indebtedness for U.S. federal income tax purposes and any other special U.S. federal income tax consequences applicable to a particular series of debt securities will be discussed in the applicable prospectus supplement.

There is no direct legal authority as to the proper U.S. federal income tax treatment of an instrument that is denominated as a debt instrument and has significant debt features, but that is subject to statutory bail-in powers such as the Dutch Bail-in Power. Therefore, U.S. holders should consult their tax advisors as to the proper characterization for U.S. federal income tax purposes of debt securities that are subject to the Dutch Bail-in Power.

U.S. Holders

The following describes the tax consequences to a U.S. holder (as described above). If you are not a U.S. holder, this does not apply to you and you should refer to “— Non-U.S. Holders” below.

Payments of Interest

Except as described below in the case of interest on a discount debt security that is not qualified stated interest, each as defined below under “— Original Issue Discount — General,” you will be taxed on any interest on your debt security, whether payable in U.S. dollars or a foreign currency, including a composite currency or basket of currencies other than U.S. dollars, as ordinary income at the time you receive the interest or when it accrues, depending on your method of accounting for tax purposes.

Interest paid by us on the debt securities and original issue discount, if any, accrued with respect to the debt securities (as described below under “— Original Issue Discount”) and any additional amounts paid with respect to withholding tax on the debt securities, including withholding tax on payments of such additional amounts (“additional amounts”) constitute income from sources outside the United States for purposes of the rules regarding the foreign tax credit allowable to a U.S. holder. Under the foreign tax credit rules, interest and original issue discount and additional amounts will generally be “passive” income for purposes of computing the foreign tax credit allowable to a U.S. holder.

Cash Basis Taxpayers. If you are a taxpayer that uses the cash receipts and disbursements method of accounting for tax purposes and you receive an interest payment that is denominated in, or determined by reference to, a foreign currency, you must recognize income equal to the U.S. dollar value of the interest payment, based on the exchange rate in effect on the date of receipt, regardless of whether you actually convert the payment into U.S. dollars.

Accrual Basis Taxpayers. If you are a taxpayer that uses an accrual method of accounting for tax purposes, you may determine the amount of income that you recognize with respect to an interest payment denominated in, or determined by reference to, a foreign currency by using one of two methods. Under the first method, you will determine the amount of income accrued based on the average exchange rate in effect during the interest accrual period or, with respect to an accrual period that spans two taxable years, that part of the period within the taxable year.

If you elect the second method, you would determine the amount of income accrued on the basis of the exchange rate in effect on the last day of the accrual period, or, in the case of an accrual period that spans two taxable years, the exchange rate in effect on the last day of the part of the period within the taxable year. Additionally, under this second method, if you receive a payment of interest within five business days of the last day of your accrual period or taxable year, you may instead translate the interest accrued into U.S. dollars at the exchange rate in effect on the day that you actually receive the interest payment. If you elect the second method, it will apply to all debt instruments that you hold at the beginning of the first taxable year to which the election applies and to all debt instruments that you subsequently acquire. You may not revoke this election without the consent of the Internal Revenue Service.

When you actually receive an interest payment, including a payment attributable to accrued but unpaid interest upon the sale or retirement of your debt security, denominated in, or determined by reference to, a foreign currency for which you accrued an amount of income, you will recognize ordinary income or loss measured by the difference, if any, between the exchange rate that you used to accrue interest income and the exchange rate in effect on the date of receipt, regardless of whether you actually convert the payment into U.S. dollars.

Original Issue Discount

General. If you own a debt security, other than a short-term debt security with a term of one year or less, it will be treated as a discount debt security issued at an original issue discount if the amount by which the debt security’s stated redemption price at maturity exceeds its issue price is equal to or more than a de minimis amount. Generally, a debt security’s issue price will be the first price at which a substantial amount of debt securities included in the issue of which the debt security is a part is sold for money to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers. A debt security’s stated redemption price at maturity is the total of all payments provided by the debt security that are not payments of qualified stated interest. Generally, an interest payment on a debt security is qualified stated interest if it is one of a series of stated interest payments on a debt security that are unconditionally payable at least annually at a single fixed rate, with certain exceptions for lower rates paid during some periods, applied to the outstanding principal amount of the debt security. There are special rules for variable rate debt securities that are discussed under “— Variable Rate Debt Securities.”

In general, your debt security is not a discount debt security if the amount by which its stated redemption price at maturity exceeds its issue price is less than 1/4 of 1% of its stated redemption price at maturity multiplied by the number of complete years to its maturity. Your debt security will have de minimis original issue discount if the amount of the excess is less than such amount. If your debt security has de minimis original issue discount, you must include the de minimis amount in income as stated principal payments are made on the debt security, unless you make the election described below under “— Election to Treat All Interest as Original Issue Discount.” You can determine the includible amount with respect to each such payment by multiplying the total amount of your debt security’s de minimis original issue discount by a fraction equal to:

•	the amount of the principal payment made, divided by:

•	the stated principal amount of the debt security.

Generally, if your discount debt security matures more than one year from its date of issue, you must include original issue discount, or OID, in income before you receive cash attributable to that income. The amount of OID that you must include in income is calculated using a constant-yield method, and generally you will include increasingly greater amounts of OID in income over the life of your debt security. More specifically, you can calculate the amount of OID that you must include in income by adding together the daily portions of OID with respect to your discount debt security for each day during the taxable year or portion of the taxable year that you hold your discount debt security. You can determine the daily portion by allocating to each day in any accrual period a pro rata portion of the OID allocable to that accrual period. You may select an accrual period of any length with respect to your discount debt security and you may vary the length of each accrual period over the term of your discount debt security. However, no accrual period may be longer than one year and each scheduled payment of interest or principal on the discount debt security must occur on either the first or final day of an accrual period.

You can determine the amount of OID allocable to an accrual period by:

•	multiplying your discount debt security’s adjusted issue price at the beginning of the accrual period by your debt security’s yield to maturity; and then

•	subtracting from this figure the sum of the payments of qualified stated interest on your debt security allocable to the accrual period.

You must determine the discount debt security’s yield to maturity on the basis of compounding at the close of each accrual period and adjusting for the length of each accrual period. Further, you determine your discount debt security’s adjusted issue price at the beginning of any accrual period by:

•	adding your discount debt security’s issue price and any accrued OID for each prior accrual period; and then

•	subtracting any payments previously made on your discount debt security that were not qualified stated interest payments.

If an interval between payments of qualified stated interest on your discount debt security contains more than one accrual period, then, when you determine the amount of OID allocable to an accrual period, you must allocate the amount of qualified stated interest payable at the end of the interval, including any qualified stated interest that is payable on the first day of the accrual period immediately following the interval, pro rata to each accrual period in the interval based on their relative lengths. In addition, you must increase the adjusted issue price at the beginning of each accrual period in the interval by the amount of any qualified stated interest that has accrued prior to the first day of the accrual period but that is not payable until the end of the interval. You may compute the amount of OID allocable to an initial short accrual period by using any reasonable method if all other accrual periods, other than a final short accrual period, are of equal length.

The amount of OID allocable to the final accrual period is equal to the difference between:

•	the amount payable at the maturity of your debt security, other than any payment of qualified stated interest; and

•	your debt security’s adjusted issue price as of the beginning of the final accrual period.

Acquisition Premium. If you purchase your debt security for an amount that is less than or equal to the sum of all amounts, other than qualified stated interest, payable on your debt security after the purchase date but is greater than the amount of your debt security’s adjusted issue price, as determined above under “— General,” the excess is acquisition premium. If you do not make the election described below under “— Election to Treat All Interest as Original Issue Discount,” then you must reduce the daily portions of OID by an amount equal to:

•	the excess of your adjusted basis in the debt security immediately after purchase over the adjusted issue price of the debt security, divided by:

•	the excess of the sum of all amounts payable, other than qualified stated interest, on the debt security after the purchase date over the debt security’s adjusted issue price.

Pre-Issuance Accrued Interest. An election may be made to decrease the issue price of your debt security by the amount of pre-issuance accrued interest if:

•	a portion of the initial purchase price of your debt security is attributable to pre-issuance accrued interest;

•	the first stated interest payment on your debt security is to be made within one year of your debt security’s issue date; and

•	such payment will equal or exceed the amount of pre-issuance accrued interest.

If this election is made, a portion of the first stated interest payment will be treated as a return of the excluded pre-issuance accrued interest and not as an amount of interest payable on your debt security.

Debt Securities Subject to Contingencies Including Optional Redemption. Your debt security is subject to a contingency if it provides for an alternative payment schedule or schedules applicable upon the occurrence of a contingency or contingencies, other than a remote or incidental contingency, whether such contingency relates to payments of interest or of principal. In such a case, you must determine the yield and maturity of your debt security by assuming that the payments will be made according to the payment schedule most likely to occur if:

•	the timing and amounts of the payments that comprise each payment schedule are known as of the issue date; and

•	one of such schedules is significantly more likely than not to occur.

If there is no single payment schedule that is significantly more likely than not to occur, other than because of a mandatory sinking fund, you must include income on your debt security in accordance with the general rules that govern contingent payment obligations. These rules will be discussed in the applicable prospectus supplement.

Notwithstanding the general rules for determining yield and maturity, if your debt security is subject to contingencies, and either you or we have an unconditional option or options that, if exercised, would require payments to be made on the debt security under an alternative payment schedule or schedules, then:

•

in the case of an option or options that we may exercise, we will be deemed to exercise or not exercise an option or combination of options in the manner that minimizes the yield on your debt security; and

•

in the case of an option or options that you may exercise, you will be deemed to exercise or not exercise an option or combination of options in the manner that maximizes the yield on your debt security.

If both you and we hold options described in the preceding sentence, those rules will apply to each option in the order in which they may be exercised. You will determine the yield on your debt security for the purposes of those calculations by using any date on which your debt security may be redeemed or repurchased as the maturity date and the amount payable on such date in accordance with the terms of your debt security as the principal amount payable at maturity.

If a contingency, including the exercise of an option, actually occurs or does not occur contrary to an assumption made according to the above rules then, except to the extent that a portion of your debt security is repaid as a result of this change in circumstances and solely to determine the amount and accrual of OID, you must redetermine the yield and maturity of your debt security by treating your debt security as having been retired and reissued on the date of the change in circumstances for an amount equal to your debt security’s adjusted issue price on that date.

Election to Treat All Interest as Original Issue Discount. You may elect to include in gross income all interest that accrues on your debt security using the constant-yield method described above under “— General,” with the modifications described below. For purposes of this election, interest will include stated interest, OID, de minimis original issue discount, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium, described below under “— Debt Securities Purchased at a Premium,” or acquisition premium.

If you make this election for your debt security, then, when you apply the constant-yield method:

•	the issue price of your debt security will equal your cost;

•	the issue date of your debt security will be the date you acquired it; and

•	no payments on your debt security will be treated as payments of qualified stated interest.

Generally, this election will apply only to the debt security for which you make it; however, if the debt security has amortizable bond premium, you will be deemed to have made an election to apply amortizable bond premium against interest for all debt instruments with amortizable bond premium, other than debt instruments the interest on which is excludible from gross income, that you hold as of the beginning of the taxable year to which the election applies or any taxable year thereafter. Additionally, if you make this election for a market discount debt security, you will be treated as having made the election discussed below under “— Market Discount” to include market discount in income currently over the life of all debt instruments having market discount that you acquire on or after the first day of the first taxable year to which the election applies. You may not revoke any election to apply the constant-yield method to all interest on a debt security or the deemed elections with respect to amortizable bond premium or market discount debt securities without the consent of the Internal Revenue Service.

Variable Rate Debt Securities. Your debt security will be a variable rate debt security if:

•	your debt security’s issue price does not exceed the total non-contingent principal payments by more than the lesser of:

(1)	0.015 multiplied by the product of the total non-contingent principal payments and the number of complete years to maturity from the issue date; or

(2)	15% of the total non-contingent principal payments;

•	your debt security provides for stated interest, compounded or paid at least annually, only at:

(1)	one or more qualified floating rates;

(2)	a single fixed rate and one or more qualified floating rates;

(3)	a single objective rate; or

(4)	a single fixed rate and a single objective rate that is a qualified inverse floating rate; and

•

the value of any floating rate on any date during the term of your debt security is set no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

Your debt security will have a variable rate that is a qualified floating rate if:

•	variations in the value of the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which your debt security is denominated; or

•	the rate is equal to such a rate either:

(1)	multiplied by a fixed multiple that is greater than 0.65 but not more than 1.35 or

(2)	multiplied by a fixed multiple greater than 0.65 but not more than 1.35, and then increased or decreased by a fixed rate.

If your debt security provides for two or more qualified floating rates that are within 0.25 percentage points of each other on the issue date or can reasonably be expected to have approximately the same values throughout the term of the debt security, the qualified floating rates together constitute a single qualified floating rate.

Your debt security will not have a qualified floating rate, however, if the rate is subject to certain restrictions (including caps, floors, governors, or other similar restrictions) unless such restrictions are caps, floors or governors that are fixed throughout the term of the debt security or such restrictions are not reasonably expected to significantly affect the yield on the debt security.

Your debt security will have a variable rate that is a single objective rate if:

•	the rate is not a qualified floating rate; and

•

the rate is determined using a single, fixed formula that is based on objective financial or economic information that is not within the control of or unique to the circumstances of the issuer or a related party.

Your debt security will not have a variable rate that is an objective rate, however, if it is reasonably expected that the average value of the rate during the first half of your debt security’s term will be either significantly less than or significantly greater than the average value of the rate during the final half of your debt security’s term.

An objective rate as described above is a qualified inverse floating rate if:

•	the rate is equal to a fixed rate minus a qualified floating rate; and

•	the variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the cost of newly borrowed funds.

Your debt security will also have a single qualified floating rate or an objective rate if interest on your debt security is stated at a fixed rate for an initial period of one year or less followed by either a qualified floating rate or an objective rate for a subsequent period, and either:

•	the fixed rate and the qualified floating rate or objective rate have values on the issue date of the debt security that do not differ by more than 0.25 percentage points; or

•	the value of the qualified floating rate or objective rate is intended to approximate the fixed rate.

In general, if your variable rate debt security provides for stated interest at a single qualified floating rate or objective rate, or one of those rates after a single fixed rate for an initial period, all stated interest on your debt security is qualified stated interest. In this case, the amount of OID, if any, is determined by using, in the case of a qualified floating rate or qualified inverse floating rate, the value as of the issue date of the qualified floating rate or qualified inverse floating rate, or, for any other objective rate, a fixed rate that reflects the yield reasonably expected for your debt security.

If your variable rate debt security does not provide for stated interest at a single qualified floating rate or a single objective rate, and also does not provide for interest payable at a fixed rate other than a single fixed rate for an initial period, you generally must determine the interest and OID accruals on your debt security by:

•	determining a fixed rate substitute for each variable rate provided under your variable rate debt security;

•	constructing the equivalent fixed rate debt instrument, using the fixed rate substitute described above;

•	determining the amount of qualified stated interest and OID with respect to the equivalent fixed rate debt instrument; and

•	adjusting for actual variable rates during the applicable accrual period.

When you determine the fixed rate substitute for each variable rate provided under the variable rate debt security, you generally will use the value of each variable rate as of the issue date or, for an objective rate that is not a qualified inverse floating rate, a rate that reflects the reasonably expected yield on your debt security.

If your variable rate debt security provides for stated interest either at one or more qualified floating rates or at a qualified inverse floating rate, and also provides for stated interest at a single fixed rate other than at a single fixed rate for an initial period, you generally must determine interest and OID accruals by using the method described in the previous paragraph. However, your variable rate debt security will be treated, for purposes of the first three steps of the determination, as if your debt security had provided for a qualified floating rate, or a qualified inverse floating rate, rather than the fixed rate. The qualified floating rate, or qualified inverse floating rate, that replaces the fixed rate must be such that the fair market value of your variable rate debt security as of the issue date approximates the fair market value of an otherwise identical debt instrument that provides for the qualified floating rate, or qualified inverse floating rate, rather than the fixed rate.

Short-Term Debt Securities. In general, if you are an individual or other cash-basis U.S. holder of a short-term debt security, you are not required to accrue OID, as specially defined below for the purposes of this paragraph, for U.S. federal income tax purposes unless you elect to do so (although it is possible that you may be required to include any stated interest in income as you receive it). If you are an accrual-basis taxpayer, a taxpayer in a special class, including, but not limited to, a regulated investment company, common trust fund, or a certain type of pass-through entity, or a cash-basis taxpayer who so elects, you will be required to accrue OID on short-term debt securities on either a straight-line basis or under the constant-yield method, based on daily compounding. If you are not required and do not elect to include OID in income currently, any gain you realize on the sale or retirement of your short-term debt security will be ordinary income to the extent of the accrued OID, which will be determined on a straight-line basis unless you make an election to accrue the OID under the constant-yield method, through the date of sale or retirement. However, if you are not required and do not elect to accrue OID on your short-term debt securities, you will be required to defer deductions for interest on borrowings allocable to your short-term debt securities in an amount not exceeding the deferred income until the deferred income is realized.

When you determine the amount of OID subject to these rules, you must include all interest payments on your short-term debt security, including stated interest, in your short-term debt security’s stated redemption price at maturity.

Foreign Currency Discount Debt Securities. If your discount debt security is denominated in, or determined by reference to, a foreign currency, you must determine OID for any accrual period on your discount debt security in the foreign currency and then translate the amount of OID into U.S. dollars in the same manner as stated interest accrued by an accrual-basis U.S. holder, as described under “— U.S. Holders — Payments of Interest.” You may recognize ordinary income or loss when you receive an amount attributable to OID in connection with a payment of interest or the sale or retirement of your debt security.

Market Discount

You will be treated as if you purchased your debt security, other than a short-term debt security, at a market discount, and your debt security will be a market discount debt security if:

•	you purchase your debt security for less than its issue price as determined under “Original Issue Discount—General” and

•

the difference between the debt security’s stated redemption price at maturity or, in the case of a discount debt security, the debt security’s revised issue price, and the price you paid for your debt security is equal to or greater than 1/4 of 1 percent of your debt security’s stated redemption price at maturity multiplied by the number of complete years to the debt security’s maturity. To determine the revised issue price of your debt security for these purposes, you generally add any OID that has accrued on your debt security to its issue price.

If your debt security’s stated redemption price at maturity or, in the case of a discount debt security, its revised issue price, exceeds the price you paid for the debt security by less than 1/4 of 1 percent of the debt security’s stated redemption price at maturity multiplied by the number of complete years to the debt security’s maturity, the excess constitutes de minimis market discount, and the rules discussed below are not applicable to you.

You must treat any gain you recognize on the maturity or disposition of your market discount debt security as ordinary income to the extent of the accrued market discount on your debt security. Alternatively, you may elect to currently include market discount in income over the life of your debt security. If you make this election, it will apply to all debt instruments with market discount that you acquire on or after the first day of the first taxable year to which the election applies. You may not revoke this election without the consent of the Internal Revenue Service. If you own a market discount debt security and do not make this election, you will generally be required to defer deductions for interest on borrowings allocable to your debt security in an amount not exceeding the accrued market discount on your debt security until the maturity or disposition of your debt security.

If you own a market discount debt security, the market discount would accrue on a straight-line basis unless an election is made to accrue market discount using a constant-yield method. If you make this election, it will apply only to the debt security with respect to which it is made and you may not revoke it. You would, however, not include accrued market discount in income unless you elect to do so as described above.

Where you elect to include market discount in income currently, the amount of market discount will be determined for any accrual period in the relevant foreign currency and then translated into U.S. dollars on the basis of the average rate in effect during the accrual period. Exchange gain or loss realized with respect to such accrued market discount will be determined in accordance with the rules relating to accrued interest described above.

Debt Securities Purchased at a Premium

If you purchase your debt security for an amount in excess of its principal amount (or, in the case of a discount debt security, in excess of the sum of all amounts payable on the debt security after the acquisition date (other than payments of qualified stated interest)), you may elect to treat the excess as amortizable bond premium. If you make this election, you will reduce the amount required to be included in your income each accrual period with respect to interest on your debt security by the amount of amortizable bond premium allocable to that accrual period, based on your debt security’s yield to maturity.

If the amortizable bond premium allocable to an accrual period exceeds your interest income from the debt securities for such accrual period, such excess is first allowed as a deduction to the extent of interest included in your income in respect of the debt security in previous accrual periods and is then carried forward to your next accrual period. If the amortizable bond premium allocable and carried forward to the accrual period in which the debt security is sold, retired or otherwise disposed of exceeds your interest income for such accrual period, you would be allowed an ordinary deduction equal to such excess.

If you make this election and your debt security is denominated in, or determined by reference to, a foreign currency, you will compute your amortizable bond premium in units of the foreign currency and your amortizable bond premium will reduce your interest income in units of the foreign currency. Gain or loss recognized that is attributable to changes in exchange rates between the time your amortized bond premium offsets interest income and the time of the acquisition of your debt security is generally taxable as ordinary income or loss. If you make an election to amortize bond premium, it will apply to all debt instruments, other than debt instruments the interest on which is excludible from gross income, that you hold at the beginning of the first taxable year to which the election applies or that you thereafter acquire, and you may not revoke it without the consent of the Internal Revenue Service. See also “— Original Issue Discount — Election to Treat All Interest as Original Issue Discount.”

Purchase, Sale and Retirement of the Debt Securities

Your tax basis in your debt security will generally be the U.S. dollar cost, as defined below, of your debt security, adjusted by:

•	adding any OID or market discount previously included in income with respect to your debt security, and then

•

subtracting any payments on your debt security that are not qualified stated interest payments and any amortizable bond premium to the extent that such premium either reduced interest income on your debt security or gave rise to a deduction on your debt security.

If you purchase your debt security with foreign currency, the U.S. dollar cost of your debt security will generally be the U.S. dollar value of the purchase price on the date of purchase. However, if you are a cash-basis taxpayer, or an accrual-basis taxpayer that so elects, and your debt security is traded on an established securities market, as defined in the applicable U.S. Treasury regulations, the U.S. dollar cost of your debt security will be the U.S. dollar value of the purchase price on the settlement date of your purchase.

You will generally recognize gain or loss on the sale or retirement of your debt security equal to the difference between the amount you realize on the sale or retirement, excluding any amounts attributable to accrued but unpaid interest (which will be treated as interest payments), and your tax adjusted basis in your debt security. If your debt security is sold or retired for an amount in foreign currency, the amount you realize will be the U.S. dollar value of such amount on the date the debt security is disposed of or retired, except that in the case of a debt security that is traded on an established securities market, as defined in the applicable U.S. Treasury regulations, a cash basis taxpayer, or an accrual basis taxpayer that so elects, will determine the amount realized based on the U.S. dollar value of the foreign currency on the settlement date of the sale.

You will recognize capital gain or loss when you sell or retire your debt security, except to the extent:

•	described above under “— Original Issue Discount — Short-Term Debt Securities” or “— Market Discount”; or

•	attributable to changes in exchange rates as described below.

Capital gain of a non-corporate U.S. holder is generally taxed at preferential rates where the property is held for more than one year. The deductibility of capital losses is subject to limitations.

You must treat any portion of the gain or loss that you recognize on the sale or retirement of a debt security as ordinary income or loss to the extent attributable to changes in exchange rates. However, you take exchange gain or loss into account only to the extent of the total gain or loss you realize on the transaction.

Exchange of Amounts in Other Than U.S. Dollars

If you receive foreign currency as interest on your debt security or on the sale or retirement of your debt security, your tax basis in the foreign currency will equal its U.S. dollar value when the interest is received or at the time of the sale or retirement. If you purchase foreign currency, you generally will have a tax basis equal to the U.S. dollar value of the foreign currency on the date of your purchase. If you sell or dispose of a foreign currency, including if you use it to purchase debt securities or exchange it for U.S. dollars, any gain or loss recognized generally will be ordinary income or loss.

Contingent Payment Debt Instruments

The applicable prospectus supplement will discuss the special U.S. federal income tax rules with respect to debt securities that are subject to the rules governing contingent payment debt instruments.

Information with Respect to Foreign Financial Assets

A U.S. holder that owns “specified foreign financial assets” with an aggregate value in excess of $50,000 (and in some circumstances, a higher threshold) may be required to file an information report with respect to such assets with its tax returns. “Specified foreign financial assets” may include financial accounts maintained by foreign financial institutions, as well as the following, but only if they are held for investment and not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-United States persons, (ii) financial instruments and contracts that have non-United States issuers or counterparties, and (iii) interests in foreign entities. You are urged to consult your tax advisor regarding the application of this reporting requirement to your ownership of the debt securities.

Non-U.S. Holders

This subsection describes the U.S. federal tax consequences to a Non-U.S. holder (as described above). If you are a U.S. holder, this section does not apply to you. The discussion below does not address the tax consequences to a Non-U.S. holder of an investment in a debt security that references directly or indirectly the performance of U.S. equities. The tax treatment of any such debt securities will be discussed in the applicable prospectus supplement.

Under present U.S. federal income and estate tax law, and subject to the discussion of FATCA withholding and backup withholding below, if you are a Non-U.S. holder of a debt security, interest on a debt security paid to you will not be subject to U.S. federal income tax unless the interest is “effectively connected” with your conduct of a trade or business within the United States, and the interest is attributable to a permanent establishment that you maintain in the United States if required by an applicable income tax treaty as a condition for subjecting you to U.S. taxation on a net income basis. In such cases, you generally will be taxed in the same manner as a U.S. holder.

Purchase, Sale, Retirement and Other Disposition of the Debt Securities. If you are a Non-U.S. holder of a debt security, you generally will not be subject to U.S. federal income tax on gain realized on the sale, exchange or retirement of a debt security unless:

•

the gain is effectively connected with your conduct of a trade or business in the United States, and the gain is attributable to a permanent establishment that you maintain in the United States if required by an applicable income tax treaty as a condition for subjecting you to U.S. taxation on a net income basis; or

•	you are an individual and are present in the United States for 183 or more days during the taxable year in which the gain is realized and certain other conditions exist.

For purposes of the U.S. federal estate tax, the debt securities will be treated as situated outside the United States and will not be includible in the gross estate of a holder who is neither a citizen nor a resident of the United States at the time of death.

Treasury Regulations Requiring Disclosure of Reportable Transactions

U.S. Treasury regulations require U.S. taxpayers to report certain transactions that give rise to a loss in excess of certain thresholds (a “Reportable Transaction”). Under these regulations, if the debt securities are denominated in a foreign currency, a U.S. holder (or a Non-U.S. holder that holds the debt securities in connection with a U.S. trade or business) that recognizes a loss with respect to the debt securities that is characterized as an ordinary loss due to changes in currency exchange rates (under any of the rules discussed above) would be required to report the loss on Internal Revenue Service Form 8886 (a “Reportable Transaction Disclosure Statement”) if the loss exceeds the thresholds set forth in the regulations. For individuals and trusts, this loss threshold is $50,000 in any single taxable year. For other types of taxpayers and other types of losses, the thresholds are higher. You should consult with your tax advisor regarding any tax filing and reporting obligations that may apply in connection with acquiring, owning and disposing of debt securities.

Foreign Account Tax Compliance Withholding

A 30% withholding tax will be imposed on certain payments to certain non-U.S. financial institutions that fail to comply with information reporting or certification requirements and withholding requirements in respect of their direct and indirect United States shareholders and/or United States accountholders (“FATCA withholding”). To avoid becoming subject to the FATCA withholding, we and other non-U.S. financial institutions may be required to report information to the Internal Revenue Service regarding the holders of the debt securities and to withhold on a portion of payments under the debt securities to certain holders that fail to comply with the relevant information reporting requirements (or hold debt securities directly or indirectly through certain non-compliant intermediaries). However, such withholding will not apply to payments made before the date that is two years after the date on which final regulations defining the term “foreign passthru payment” are enacted. Moreover, such withholding would only apply to debt securities issued at least six months after the date on which final regulations defining the term “foreign passthru payment” are enacted, provided that existing debt securities are not materially modified on or after that date. The rules for the implementation of this legislation have not yet been fully finalized, so it is impossible to determine at this time what impact, if any, this legislation will have on holders of debt securities. Holders are urged to consult their own tax advisors and any banks or brokers through which they will hold debt securities as to the consequences (if any) of these rules to them.

We will not pay any additional amounts in respect of FATCA withholding, so, if this withholding applies, you will receive significantly less than the amount that you would have otherwise received with respect to your debt securities. Depending on your circumstances, you may be entitled to a refund or credit in respect of some or all of this withholding. However, even if you are entitled to have any such withholding refunded, the required procedures could be cumbersome and significantly delay your receipt of any amounts withheld.

Backup Withholding and Information Reporting

If you are a non-corporate U.S. holder, information reporting requirements, on Internal Revenue Service Form 1099, generally would apply to payments of principal and interest on a debt security within the United States, and the payment of proceeds to you from the sale of a debt security effected at a United States office of a broker. Information reporting may also apply in respect of any OID that accrues on a debt security.

Additionally, backup withholding may apply to such payments if you fail to comply with applicable certification requirements or (in the case of interest payments) are notified by the Internal Revenue Service that you have failed to report all interest and dividends required to be shown on your federal income tax returns.

If you are a Non-U.S. holder, you are generally exempt from backup withholding and information reporting requirements with respect to payments of principal and interest made to you outside the United States by us or another non-United States payor. You are also generally exempt from backup withholding and information reporting requirements in respect of payments of principal and interest made within the United States and the payment of the proceeds from the sale of a debt security effected at a United States office of a broker, as long as either (i) the payor or broker does not have actual knowledge or reason to know that you are a United States person and you have furnished a valid Internal Revenue Service Form W-8 or other documentation upon which the payor or broker may rely to treat the payments as made to a non-United States person in accordance with U.S. Treasury regulations, or (ii) you otherwise establish an exemption.

Payment of the proceeds from the sale of a debt security effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker could be subject to information reporting in the same manner as a sale within the United States (and in certain cases may be subject to backup withholding as well) if (i) the broker has certain connections to the United States, (ii) the proceeds or confirmation are sent to the United States or (iii) the sale has certain other specified connections with the United States.

Amounts withheld under the backup withholding rules are not additional taxes. You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by filing a timely refund claim with the Internal Revenue Service.

Material Tax Consequences of Owning our Capital Securities

The applicable prospectus supplement will discuss certain U.S. federal income and Dutch tax consequences of owning our capital securities.

Material Tax Consequences of Owning American Depositary Shares

The following describes the material Dutch tax consequences, and U.S. federal income tax consequences, of the ownership of ADSs representing our ordinary shares.

The summary is a general description of the present U.S. federal income tax laws and practices as well as the relevant provisions of the Treaty. It should not be read as extending to matters not specifically discussed, and prospective investors should consult their own advisors as to the tax consequences of their purchase, ownership and disposal of ADSs representing our ordinary shares. The summary is based in part upon the representations of the depositary and the assumption that each obligation in the deposit agreement and any related agreement will be performed in accordance with its terms.

In general, for U.S. federal income and Dutch tax purposes, holders of ADRs evidencing ADSs will be treated as the owners of the ordinary shares represented by the ADSs, and exchanges of ordinary shares for ADSs representing our ordinary shares and then for ADRs, and exchanges of ADRs for ordinary shares, will not be subject to U.S. federal or Dutch income tax.

It is assumed for the purposes of this summary that the holders of the ADSs are entitled to the benefits of the Treaty.

Netherlands Taxation

This section provides a general summary of the material Dutch tax issues and consequences of acquiring, holding, redeeming and/or disposing of the ADSs. This summary provides general information only and is restricted to the matters of Dutch taxation stated therein. The information given below is neither intended as tax advice nor purports to describe all of the tax considerations that may be relevant to a prospective purchaser of the ADSs.

The prospective purchaser should consult his or her own tax advisor regarding Dutch tax consequences of acquiring, holding, redeeming and/or disposing of the ADSs.

This summary is based on the tax legislation, published case law, and other regulations in The Netherlands in force as at the date of this prospectus, without prejudice to any amendments introduced at a later date and implemented with or without retroactive effect.

This summary does not describe the potential consequences for holders of the ADSs pursuant to the Dutch Minimum Tax Act 2024 (Wet minimumbelasting 2024), which entered into force on December 31, 2023.

We assume that the ADSs and income received or capital gains derived there from are not attributable to employment activities of the holder of the ADSs.

We assume that the holders of the ADSs do not hold a substantial interest in ING Groep N.V. Generally speaking, an interest in the share capital of ING Groep N.V. should not be considered a substantial interest if the holder of such interest, and, if the holder is an individual, his or her spouse, registered partner, certain other relatives or certain persons sharing the holder’s household, do not hold, alone or together, whether directly or indirectly, the ownership of, or certain rights over, shares or rights resembling shares representing 5% or more of the total issued and outstanding capital, or the issued and outstanding capital of any class of shares, of ING Groep N.V.

Where this summary refers to a holder of the ADSs, an individual holding ADSs or an entity holding ADSs, such reference is restricted to an individual or entity holding legal title to as well as an economic interest in such ADSs or otherwise being regarded as owning ADSs for Dutch tax purposes. It is noted that for purposes of Dutch income, corporate and gift and inheritance tax, assets legally owned by a third party such as a trustee, foundation or similar entity, may be treated as assets owned by the (deemed) settlor, grantor or similar originator or the beneficiaries in proportion to their interest in such arrangement.

Where the summary refers to “The Netherlands” or “Dutch” it refers only to the European part of the Kingdom of The Netherlands.

For the purpose of this summary, the term “entity” means a corporation as well as any other person that is taxable as a corporation for Dutch corporate income tax purposes.

Withholding tax

Dividends received from the ADSs are generally subject to Dutch dividend withholding tax at a rate of 15% (2025 rate). The term “dividends” includes but is not limited to:

(i)	distributions in cash or in kind, including deemed and constructive distributions;

(ii)

liquidation proceeds on redemption of the ADSs in excess of the average paid-in capital as recognized for Dutch dividend withholding tax purposes and, as a rule, the consideration for the repurchase of the ADSs by ING Groep N.V. in excess of the average paid-in capital recognized for Dutch dividend withholding tax purposes, unless such repurchase is (a) for temporary investment or (b) exempt on the basis of the Dutch Dividend Withholding Tax Act of 1965;

(iii)

the par value in respect of the issue of bonus shares to a holder of the ADSs, or an increase in the par value of the ADSs, in exchange for a lower consideration, except where the issue or increase is funded out of ING Groep N.V.’s paid-in capital as recognized for Dutch dividend withholding tax purposes;

(iv)

partial redemption of the ADSs to the extent this constitutes a repayment of contributed capital (as understood under the Dutch Dividend Withholding Tax Act of 1965), and to the extent ING Groep N.V. has net profits (zuivere winst) (as that expression is understood for Dutch dividend withholding tax purposes), unless the shareholders of ING Groep N.V. have resolved in a general meeting to make such repayment, and the par value of the ADSs concerned has been reduced by a corresponding amount by way of an amendment of the articles of association of ING Groep N.V.

If dividends are distributed to an entity holding the ADSs that qualifies in respect of the ADSs for the participation exemption, as defined in the Dutch Corporate Income Tax Act of 1969, and if such ADSs are attributable to an enterprise carried out in The Netherlands, such dividends are exempt from Dutch dividend withholding tax, provided that the recipient of the dividends can be considered the beneficial owner of the dividends. Subject to certain conditions, an exemption from Dutch dividend withholding tax will apply with respect to dividends distributed to entities that are (a) resident in a Member State of the European Union or the European Economic Area or (b) resident of another jurisdiction with which The Netherlands has concluded a double taxation convention that includes a dividend article, provided that the holder of the ADS holds a qualifying participation in ING Groep N.V. and can be considered the beneficial owner of the dividends, unless such holder holds our ADSs with the primary aim or one of the primary aims to avoid the levy of Dutch dividend withholding tax at the level of another person and our ADSs are not held for valid commercial reasons that reflect economic reality.

Subject to certain conditions, an entity resident of The Netherlands that is not subject to Dutch corporate income tax may request a refund of the tax withheld, provided it is not an exempt investment entity as defined in article 6a of the Dutch Corporate Income Tax Act of 1969 and it is the beneficial owner — as defined by the Dutch Dividend Withholding Tax Act of 1965 — of the dividends. In addition, subject to certain conditions, an entity resident in a Member State of the European Union or the European Economic Area that is not subject to a profit based tax in that Member State, and, should that entity be a resident of The Netherlands, would not be subject to Dutch corporate income tax, may request a refund of the tax withheld, provided it is the beneficial owner — as defined by the Dutch Dividend Withholding Tax Act of 1965 — of the dividends. This may, subject to certain conditions, also apply to similar entities that are resident of a State which has a treaty with The Netherlands which provides for the exchange of information. Certain designated international organizations may also request a refund. Further, based on Dutch tax law not yet entered into force as per the date of this prospectus, in those circumstances, an exemption at source may also become available upon request in all these cases.

A holder of an ADS resident outside The Netherlands may be entitled to a full or partial exemption from or refund of Dutch dividend withholding tax under an applicable double taxation convention depending on its terms and conditions and subject to compliance by the holder of the ADSs with those terms and conditions.

Further, upon request and under certain conditions, certain qualifying holders of ADSs which are not subject to personal or corporate income tax in The Netherlands may request a refund of Dutch dividend withholding tax insofar as the withholding tax withheld is higher than the personal or corporate income tax which would have been due if they were resident or established in The Netherlands, provided that the holder of the ADSs can be considered the beneficial owner of the dividends. This refund is, however, not applicable when, based on a double taxation convention, the Dutch dividend withholding tax can be fully credited in the country of residence of that holder. However, it is unclear (i) which (financing) costs can be taken into account when determining the hypothetical personal or corporate income tax due on the net income and (ii) whether or how The Netherlands would determine whether, based on a double taxation convention, a credit is available in the country of residence of that holder for purposes of this refund. See “U.S. Taxation—Distributions” for more information. In essence, this provision is intended to be a codification of certain judgements by both the European Free Trade Association Court of Justice and the European Court of Justice that indicated that in certain circumstances a refund should be available prior to the introduction of this provision. It is possible that this provision is an insufficient codification of these judgements and that based on EU law a larger refund should be provided.

Generally, a holder of an ADS that is a resident, or is deemed to be a resident, in The Netherlands will be allowed a credit against Dutch personal income tax or corporate income tax for the tax withheld on dividends paid in respect of the ADSs. On the basis of the anti-abuse provisions regarding dividend stripping transactions, a holder of the ADSs that is a resident, or is deemed to be a resident, of The Netherlands will only be allowed a credit against Dutch personal income tax or corporate income tax for the tax withheld on dividends paid in respect of the ADSs if the holder of the ADSs that is entitled to the dividends is the beneficial owner — as defined by the Dutch Dividend Withholding Tax Act of 1965 — of the dividends.

Currently ING Groep N.V. may, with respect to certain dividends received from qualifying non-Dutch subsidiaries, credit taxes withheld from those dividends against Dutch withholding tax imposed on certain qualifying dividend distributions by ING Groep N.V., up to a maximum of the lesser of (i) 3% of the portion of the gross amount of the qualifying dividend distributions by ING Groep N.V. that are subject to withholding; and (ii) 3% of the gross amount of the dividends received from qualifying non-Dutch subsidiaries. The credit reduces the amount of dividend withholding tax that ING Groep N.V. is required to pay to The Netherlands tax administration but does not reduce the amount of tax ING Groep N.V. is required to withhold from its dividend distributions. ING Groep N.V. will endeavor to provide you with information concerning the extent to which it has applied the reduction described above with respect to dividends paid to U.S. holders.

Additionally, dividends from the ADSs may be subject to Dutch withholding tax if paid or accrued to an affiliated (gelieerde) entity of ING Groep N.V. if such entity (i) is considered to be resident (gevestigd) in a jurisdiction that is listed in the yearly updated Dutch Regulation on low-taxing states and non-cooperative jurisdictions for tax purposes (Regeling laagbelastende staten en niet-coöperatieve rechtsgebieden voor belastingdoeleinden), or (ii) has a permanent establishment located in such jurisdiction to which the dividends are attributable, or (iii) is entitled to the dividends for the main purpose or one of the main purposes to avoid taxation of another person, or (iv) is not considered to be the recipient of the dividends in its jurisdiction of residence because such jurisdiction treats another (lower-tier) entity as the recipient of the dividends (hybrid mismatch), or (v) is not treated as resident anywhere (also a hybrid mismatch), or (vi) is a reverse hybrid whereby the jurisdiction of residence of a higher-tier beneficial owner (achterliggende gerechtigde) that has a qualifying interest (kwalificerend belang) in the reverse hybrid treats the reverse hybrid as tax transparent and that higher-tier beneficial owner would have been taxable based on one (or more) of the items in (i)-(v) above had the dividends been paid or accrued to him or her directly, all within the meaning of the Dutch Withholding Tax Act 2021 (Wet bronbelasting 2021). The term ‘dividends’ should be interpreted in a manner consistent with its interpretation under the Dutch Dividend Withholding Tax Act of 1965, as described above. In the event that any withholding would be required pursuant to the Dutch Withholding Tax Act 2021 with respect to payments on the ADSs, ING Groep N.V. will not pay any additional amounts in respect of this withholding.

An entity is generally affiliated within the meaning of the Dutch Withholding Tax Act 2021 if it can directly or indirectly, either alone or as part of a qualifying unity, control the decisions made by ING Groep N.V. An example of such control includes a situation in which an entity has more than 50% of the voting rights in ING Groep N.V. An entity is also affiliated if, broadly speaking, ING Groep N.V. can directly or indirectly, either alone or as part of a qualifying unity, control the decisions made by that entity. Lastly, an entity is affiliated to ING Groep N.V. if a third party can directly or indirectly, either alone or as part of a qualifying unity, control the decisions of both ING Groep N.V. and the other entity.

Taxes on income and capital gains

Residents of The Netherlands. Income derived from the ADSs or a gain realized on the disposal or redemption of the ADSs, by a holder of an ADS who is a resident or deemed a resident of The Netherlands for Dutch corporate income tax purposes and who is subject to Dutch corporate income tax, is generally taxable in The Netherlands at a rate of 25.8%, with a step up rate of 19% on the first EUR 200,000 of taxable income (2025 rate).

Income derived or deemed to be derived from an ADS or a gain realized on the disposal or redemption of an ADS, by a holder of an ADS who is an individual who is a resident or a deemed resident of The Netherlands, may, amongst others, be subject to Dutch income tax at progressive individual income tax rates up to 49.5% (2025 rate) if:

(i)

the individual carries on a business, or is deemed to carry on a business, for example pursuant to a co-entitlement to the net value of an enterprise (medegerechtigde), to the assets of which such ADS is attributable, or

(ii)

such income or gain qualifies as income from miscellaneous activities (resultaat uit overige werkzaamheden), which include activities with respect to the ADS that exceed regular, active portfolio management (normaal actief vermogensbeheer).

If neither condition (i) nor condition (ii) above applies to an individual that holds the ADSs, taxable income with regard to the ADSs must be determined on the basis of a deemed return on savings and investments (sparen en beleggen), rather than on the basis of income actually received or gains actually realized. This deemed return on savings and investments is determined based on the individual’s yield basis (rendementsgrondslag) at the beginning of the calendar year (1 January), insofar as the individual’s yield basis exceeds a statutory threshold (heffingvrij vermogen) (EUR 57,684 in 2025). The individual’s yield basis is determined as the fair market value of certain qualifying assets held by the individual (including the ADSs) less the fair market value of certain qualifying liabilities on 1 January. The individual’s deemed return is calculated by multiplying the individual’s yield basis with a ‘deemed return percentage’ (effectief rendementspercentage), which percentage depends on the actual composition of the yield basis. As of 1 January 2025, the deemed return percentage applicable to the ADSs is 5.88%.

In June 2024, the Dutch Supreme Court ruled that, in situations where the actual return on investments is lower than the deemed return prescribed by law, the determination of the taxable income based on a deemed return has a discriminatory effect and is in violation of the right to property. Pursuant to the Supreme Court ruling, the actual return includes both the regular benefits associated with the investments (such as interest, dividends and rent) as well as realised and unrealised changes in the value of the investments. To the extent an individual can demonstrate that the actual return on the investments is lower than the deemed return, the taxable income in relation to these investments should be calculated taking into account the actual return. New legislation is anticipated, to align the Dutch taxation on investments with the Supreme Court ruling.

The deemed or actual return on savings and investments is taxed at a rate of 36% (2025 rate).

Non-residents of The Netherlands. A holder of an ADS who is neither resident nor deemed to be resident of The Netherlands for Dutch corporate or personal tax purposes who derives income from such ADS, or who realizes a gain on the disposal or redemption of the ADS will not be subject to Dutch taxation on income or capital gains, unless:

•

such holder carries on a business, or is deemed to carry on a business or part thereof, for example pursuant to a co-entitlement to the net value of an enterprise (medegerechtigde), through a permanent establishment or a permanent representative in The Netherlands to which the ADS is attributable; or

•

the holder is an individual, and such income or gain qualifies as income from miscellaneous activities in The Netherlands (resultaat uit overige werkzaamheden in Nederland), which include activities with respect to the ADS that exceed regular, active portfolio management (normaal actief vermogensbeheer).

Taxation of gifts and inheritances

Residents of The Netherlands. Generally, gift and inheritance tax will be due in The Netherlands in respect of the acquisition of an ADS by way of a gift by, or on the death of, a holder of an ADS who is a resident or deemed to be a resident of The Netherlands for the purposes of Dutch gift and inheritance tax at the date of the gift or his or her death. An individual of Dutch nationality is deemed to be a resident of The Netherlands for the purposes of Dutch gift and inheritance tax if he or she was a resident of The Netherlands at any time during the 10 years preceding the date of the gift or his or her death. For the purposes of Dutch gift tax, an individual is deemed to be a resident of The Netherlands if he or she was a resident of The Netherlands at any time during the 12 months preceding the date of the gift.

Non-residents of The Netherlands. No Netherlands gift or inheritance taxes will arise on the transfer of an ADS by way of a gift by, or on the death of, a Holder who is neither a resident nor deemed to be a resident of The Netherlands, unless:

(i)

in case of a gift of the ADS under a condition precedent by an individual who, at the date of the gift, was neither resident nor deemed to be resident in The Netherlands, such individual is resident or deemed to be resident in The Netherlands at the date (a) of the fulfilment of the condition; or (b) of his/her death and the condition of the gift is fulfilled after the date of his/her death; or

(ii)

in case of a gift of an ADS by an individual who, at the date of the gift or—in case of a gift under a condition precedent—at the date of the fulfilment of the condition, was neither resident nor deemed to be resident in The Netherlands, such individual dies within 180 days after the date of the gift or the fulfilment of the condition, while being resident or deemed to be resident in The Netherlands.

Value-added tax

No value-added tax will be due in The Netherlands in respect of payments made in consideration for the issue of the ADSs, whether in respect of payments of interest and principal or in respect of the transfer of an ADS.

Other taxes

There will be no registration tax, capital contribution tax, customs duty, stamp duty, real estate transfer tax or any other similar tax or duty due in The Netherlands in respect of or in connection with the mere issue, transfer, execution or delivery by legal proceedings of the ADSs or the performance of the ING Groep N.V.’s obligations under the relevant documents.

Residency

A holder of an ADS will not become, and will not be deemed to be, resident in The Netherlands merely by virtue of holding such ADS or by virtue only of the execution, performance, delivery and/or enforcement of any relevant documents.

FATCA and the Common Reporting Standard

On July 1, 2014, the Foreign Account Tax Compliance Act (“FATCA”) entered into force. As a result, financial institutions where the notes are maintained have to report specified information to the tax administration on financial accounts held by U.S. persons. The tax administration in turn exchanges this information with the United States.

Furthermore, the Organization of Economic Co-operation and Development (“OECD”) released the Common Reporting Standard (“CRS”) and its Commentary on 21 July 2014. Over 100 countries, including The Netherlands, have publicly committed to implement the CRS. On 9 December 2014, Member States adopted Directive 2014/107/EU on administrative cooperation in direct taxation (“DAC2”) which provides for mandatory automatic exchange of financial information as foreseen in the OECD global standard. DAC2 amends the previous Directive on administrative cooperation in direct taxation, Directive 2011/16/EU (“DAC1”). Since the CRS and DAC2 were implemented into legislation as per January 1, 2016 in most countries, financial institutions have to identify their account holder’s country of tax residence and report specified account information to the tax administration. The tax administration in turn exchanges this information with the tax administration of the account holder’s tax jurisdiction(s).

Investors who are in any doubt as to their position or would like to know more should consult their professional advisers.

U.S. Taxation

U.S. Holders

The tax treatment of your ADSs will depend in part on whether or not we are classified as a passive foreign investment company, or PFIC, for United States federal income tax purposes. Except as discussed below under “-PFIC Rules”, this discussion assumes that we are not classified as a PFIC for U.S. federal income tax purposes.

Distributions

Under the U.S. federal income tax laws, if you are a U.S. holder, the gross amount of any distribution we pay out of our current or accumulated earnings and profits (as determined for U.S. federal income tax purposes), other than certain pro rata distributions of our shares, will be treated as a dividend that is subject to U.S. federal income taxation. If you are a non-corporate U.S. holder, dividends that constitute qualified dividend income will be taxable to you at the preferential rates applicable to long-term capital gains provided that you meet certain requirements, including that you hold the ADSs representing our ordinary shares for more than 60 days during the 121-day period beginning 60 days before the ex-dividend date and meet other holding period requirements. Dividends we pay with respect to the ADSs representing our ordinary shares generally will be qualified dividend income provided that, in the year that you receive the dividend, either (i) the ADSs are readily tradable on an established securities market in the United States or (ii) we are eligible for the benefits of the Treaty. Our ADSs are listed on the New York Stock Exchange and we therefore expect that dividends will be qualified dividend income. In addition, we believe that we are currently eligible for the benefits of the Treaty and we therefore expect that dividends on the ADSs will be qualified dividend income on that basis as well, but there can be no assurance that we will continue to be eligible for the benefits of the Treaty.

You must include any Dutch tax withheld from the distribution in the gross amount of dividend income even though you do not in fact receive it. The dividend is taxable to you when the depositary receives the dividend, actually or constructively. The dividend will not be eligible for the dividends-received deduction generally allowed to United States corporations in respect of dividends received from other United States corporations. Distributions in excess of current and accumulated earnings and profits, as determined for U.S. federal income tax purposes, are treated as a non-taxable return of capital to the extent of your basis in the ADSs representing our ordinary shares and thereafter as capital gain. However, we do not expect to calculate earnings and profits in accordance with U.S. federal income tax principles. Accordingly, you should expect to generally treat distributions we make as dividends.

Dividends will generally be income from sources outside the United States, and will generally be “passive” category income for purposes of computing the foreign tax credit allowable to you. However, if (a) we are 50% or more owned, by vote or value, by United States persons (a “United States-owned foreign corporation”) and (b) at least 10% of our earnings and profits are attributable to sources within the United States, then for foreign tax credit purposes, a portion of our dividends would be treated as derived from sources within the United States. With respect to any dividend paid for any taxable year, the United States source ratio of our dividends for foreign tax credit purposes would be equal to the portion of our earnings and profits from sources within the United States for such taxable year, divided by the total amount of our earnings and profits for such taxable year. There can be no assurances that we are not, or will not become, a United States-owned foreign corporation. If a portion of dividends we pay are characterized as from sources within the United States as a result of these rules, this could adversely affect a U.S. holder’s foreign tax credit limitation (and, depending on the your circumstances, may limit your ability to credit any Dutch withholding tax on dividends against your U.S. federal income tax liability).

Subject to certain limitations, and subject to the discussion in the preceding paragraph, any Dutch tax withheld and paid over to The Netherlands will be creditable or deductible against your U.S. federal income tax liability. However, to the extent a reduction or refund of the tax withheld is available to you under Dutch Law or under the Treaty, the amount that could have been reduced or that is refundable will not be eligible for credit or deduction against your U.S. federal income tax liability. Furthermore, the Dutch withholding tax should not be creditable or deductible against your U.S. federal income tax liability to the extent that we are allowed to reduce the amount of dividend withholding tax paid over to Dutch tax administration by crediting withholding tax imposed on certain dividends paid to us as discussed under “Netherlands Taxation—Withholding Tax” above. In addition, to the extent an amount of Dutch tax withheld is contingent on the availability of a credit against the amount of income tax owed to another country, that amount of Dutch tax withheld will not be eligible for a credit against your United States federal income tax liability. It is unclear whether or how The Netherlands would apply this rule in determining whether, based on the Treaty, a credit is available in the United States for purposes of the dividend withholding tax refund provision described in “Netherlands Taxation—Withholding tax”.

Special rules apply in determining the foreign tax credit limitation with respect to dividends that are subject to the preferential rates applicable to qualified dividend income.

Because payments of dividends with respect to ordinary shares that are represented by ADSs are generally expected to be made in euros, you will generally be required to determine the amount of dividend income by translating the euros into U.S. dollars at the “spot rate” on the date the dividend is distributed, regardless of whether the payment is in fact converted into U.S. dollars. Generally, any gain or loss resulting from currency exchange fluctuations during the period from the date the dividend is distributed to the date such payment is converted into U.S. dollars will be treated as ordinary income or loss and will not be eligible for the special tax rate applicable to qualified dividend income. Such gain or loss will generally be income or loss from sources within the United States for foreign tax credit limitation purposes.

You will not be subject to tax on certain pro-rata distributions of ordinary shares. However, a distribution of ordinary shares pursuant to a distribution in which shareholders have the right to choose to receive cash or shares will be taxable to the same extent that a dividend of cash would be taxable. An otherwise non-taxable distribution of shares or rights to acquire shares may also be taxable to you as a dividend if the conversion prices or conversion ratios of certain securities convertible into shares are not “fully adjusted” to reflect such distribution.

Capital Gains

If you are a U.S. holder and you sell or otherwise dispose of your ADSs representing our ordinary shares, you will recognize capital gain or loss for U.S. federal income tax purposes equal to the difference between the U.S. dollar value of the amount that you realize and your tax basis, determined in U.S. dollars, in your ADSs representing our ordinary shares. Capital gain of a non-corporate U.S. holder is generally taxed at preferential rates where the property is held for more than one year. The deductibility of capital losses is subject to limitations. The gain or loss will generally be income or loss from sources within the United States for foreign tax credit limitation purposes.

PFIC Rules

We believe that ADSs should not currently be treated as stock of a PFIC for U.S. federal income tax purposes, and we do not expect to become a PFIC in the foreseeable future. However, this conclusion is a factual determination made annually and thus may be subject to change. It is therefore possible that we could become a PFIC in a future taxable year.

In general, we will be a PFIC with respect to you if, for any taxable year in which you hold the ADSs representing our ordinary shares, either (i) at least 75% of our gross income for the taxable year is passive income or (ii) at least 50% of the value, determined on the basis of a quarterly average, of our assets is attributable to assets that produce or are held for the production of passive income (including cash). If we were a PFIC, gain recognized by you on a sale or other disposition of the ADSs representing our ordinary shares would be allocated ratably over your holding period for the ADSs representing our ordinary shares. The amounts allocated to the taxable year of the sale or other disposition and to any year before we became a PFIC would be taxed as ordinary income. The amount allocated to each other taxable year would be subject to tax at the highest tax rate in effect for individuals or corporations, as appropriate, for that taxable year, and the interest charge generally applicable to underpayments of tax would be imposed on the resulting tax liability. Similar treatment may apply to certain distributions. With certain exceptions, your ADSs will be treated as stock in a PFIC if we were a PFIC at any time during your holding period in your ADSs. In addition, dividends that you receive from us would not be eligible for the special tax rates applicable to qualified dividend income if we are a PFIC (or are treated as a PFIC with respect to you) either in the taxable year of the distribution or the preceding taxable year, but instead will be taxable at rates applicable to ordinary income. You should consult your tax advisers regarding the potential application of the PFIC regime.

Information with Respect to Foreign Financial Assets

A U.S. holder that owns “specified foreign financial assets” with an aggregate value in excess of $50,000 (and in some circumstances, a higher threshold) may be required to file an information report with respect to such assets with its tax return. “Specified foreign financial assets” may include financial accounts maintained by foreign financial institutions, as well as the following, but only if they are held for investment and not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-United States persons, (ii) financial instruments and contracts that have non-United States issuers or counterparties, and (iii) interests in foreign entities. You are urged to consult your tax advisor regarding the application of this reporting requirement to your ownership of ADSs.

Significant penalties may apply for failing to satisfy these filing requirements. U.S. holders are urged to contact their tax advisors regarding these filing requirements.

Non-U.S. Holders

Distributions

If you are a Non-U.S. holder, dividends paid to you in respect of ADSs representing our ordinary shares will not be subject to U.S. federal income tax unless the dividends are “effectively connected” with your conduct of a trade or business within the United States, and the dividends are attributable to a permanent establishment that you maintain in the United States if that is required by an applicable income tax treaty as a condition for subjecting you to U.S. taxation on a net income basis. In such cases, you generally will be taxed in the same manner as a U.S. holder. If you are a corporate Non-U.S. holder, “effectively connected” dividends may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

Capital Gains

If you are a Non-U.S. holder, you will not be subject to U.S. federal income tax on gain recognized on the sale or other disposition of your ADSs representing our ordinary shares unless:

•

the gain is “effectively connected” with your conduct of a trade or business in the United States, and the gain is attributable to a permanent establishment that you maintain in the United States if that is required by an applicable income tax treaty as a condition for subjecting you to U.S. taxation on a net income basis; or

•	you are an individual and are present in the United States for 183 or more days in the taxable year of the sale and certain other conditions exist.

If you are a corporate Non-U.S. holder, “effectively connected” gains that you recognize may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

Foreign Account Tax Compliance Withholding

A 30% withholding tax will be imposed on certain payments to certain non-U.S. financial institutions that fail to comply with information reporting or certification requirements and withholding requirements in respect of their direct and indirect U.S. shareholders and/or U.S. accountholders. To avoid becoming subject to FATCA withholding, we and other non-U.S. financial institutions may be required to report information to the Internal Revenue Service regarding the holders of ADSs representing our ordinary shares and to withhold on a portion of payments under ADSs representing our ordinary shares to certain holders that fail to comply with the relevant information reporting requirements (or hold ADSs representing our ordinary shares directly or indirectly through certain non-compliant intermediaries). However, such withholding will not apply to payments made before the date that is two years after the date on which final regulations defining the term “foreign passthru payment” are enacted. The rules for the implementation of this legislation have not yet been fully finalized, so it is impossible to determine at this time what impact, if any, this legislation will have on holders of ADSs representing our ordinary shares.

Backup Withholding and Information Reporting

Information reporting rules and backup withholding generally apply to dividend payments and to the proceeds of the sale of ADSs representing our ordinary shares in the same manner that they apply to payments of interest and to the sale of debt securities, respectively. See “Material Tax Consequences of Owning Our Debt Securities — U.S. Taxation — Backup Withholding and Information Reporting” above for a complete discussion of these rules.

BENEFIT PLAN INVESTOR CONSIDERATIONS

A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), including entities such as collective investment funds, partnerships and separate accounts whose underlying assets include the assets of such plans (collectively, “Plans”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the securities offered hereby. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan, and whether the investment would involve a prohibited transaction under ERISA or the Code.

Section 406 of ERISA and Section 4975 of the Code prohibit Plans, as well as individual retirement accounts (“IRAs”), Keogh plans and any other plans or arrangements that are subject to Section 4975 of the Code (also “Plans”), from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the Plan. A violation of these prohibited transaction rules may result in excise tax or other liabilities under ERISA or the Code for parties in interest or disqualified persons who engaged in the transaction, unless exemptive relief is available under an applicable statutory, regulatory or administrative exemption. In addition, the fiduciary of the Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA or the Code.

The acquisition, conversion, and holding, as applicable, of securities offered hereby by a Plan with respect to which we, any of the underwriters, dealers or agents or any of our or their affiliates (the “Transaction Parties”) is or becomes a party in interest or disqualified person may result in a prohibited transaction under ERISA or Section 4975 of the Code, unless the securities offered hereby are acquired and held (as applicable) pursuant to an applicable exemption. The U.S. Department of Labor has issued several prohibited transaction class exemptions, or “PTCEs,” that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the purchase or holding of securities offered hereby. These exemptions include PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers), PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 95-60 (for transactions involving certain insurance company general accounts), and PTCE 96-23 (for transactions managed by in-house asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code provide an exemption for the purchase and sale of securities offered hereby, provided that neither the issuer of securities offered hereby nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction, and provided, further, that the Plan pays no more and receives no less than “adequate consideration” in connection with the transaction (the “service provider exemption”). There can be no assurance that any such exemptions will be available, or that all of the conditions of any such exemptions will be satisfied, with respect to transactions involving the securities offered hereby.

Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) (collectively, “Non-ERISA Arrangements”) are not subject to the fiduciary standards of ERISA or the prohibited transaction rules of Section 406 of ERISA or Section 4975 of the Code but may be subject to similar provisions under applicable federal, state, local, non-U.S. or other laws (“Similar Laws”).

Because of the foregoing, each purchaser or holder of securities offered hereby or any interest therein will be deemed to have represented by its purchase or holding of securities offered hereby that either (1) it is not a Plan or a Non-ERISA Arrangement and is not purchasing, converting or holding the securities offered hereby on behalf of or with the assets of any Plan or Non-ERISA Arrangement or (2) its purchase, holding, conversion and/or disposition of the securities offered hereby will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or a violation under any applicable Similar Laws.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is important that fiduciaries or other persons considering purchasing securities offered hereby on behalf of or with the assets of any Plan or Non-ERISA Arrangement consult with their counsel regarding the availability of exemptive relief under any of the PTCEs listed above, the service provider exemption or the potential consequences of any purchase or holding under Similar Laws, as applicable. Purchasers of securities offered hereby have exclusive responsibility for ensuring that their purchase, holding, conversion and/or disposition of securities offered hereby do not violate the fiduciary or prohibited transaction rules of ERISA or the Code or any provisions of Similar Laws. Neither this discussion nor anything in this prospectus is or is intended to be investment advice directed at any potential purchaser that is a Plan or a Non-ERISA Arrangement, or at such purchasers and holders generally, and such purchasers and holders should consult and rely on their counsel and advisors as to whether an investment in securities offered hereby is suitable and consistent with ERISA, the Code and any Similar Laws, as applicable.

The sale of any securities offered hereby to a Plan or Non-ERISA Arrangement is in no respect a representation by any of the Transaction Parties or their representatives that such an investment meets all relevant legal requirements with respect to investments by any such Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement or that such investment is appropriate for such Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement.

PLAN OF DISTRIBUTION

We may sell the securities from time to time in their initial offering as follows:

•	through agents;

•	to dealers or underwriters for resale;

•	directly to purchasers; or

•	through a combination of any of these methods of sale.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. In some cases, we or dealers acting with us or on our behalf may also repurchase securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in your prospectus supplement.

The securities we distribute by any of these methods may be sold to the public, in one or more transactions, either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

We may solicit offers to purchase the securities directly from the public from time to time. We may also designate agents from time to time to solicit offers to purchase securities from the public on our behalf. The prospectus supplement relating to any particular offering of securities will name any agents designated to solicit offers, and will include information about any commissions we may pay the agents, in that offering. Agents may be deemed to be “underwriters” as that term is defined in the Securities Act.

From time to time, we may sell securities to one or more dealers as principals. The dealers, who may be deemed to be “underwriters” as that term is defined in the Securities Act, may then resell those securities to the public.

We may sell securities from time to time to one or more underwriters, who would purchase the securities as principal for resale to the public, either on a firm-commitment or best-efforts basis. If we sell securities to underwriters, we will execute an underwriting agreement with them at the time of sale and will name them in your prospectus supplement. In connection with those sales, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agents. Underwriters may resell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from purchasers for whom they may act as agents. Your prospectus supplement will include information about any underwriting compensation we pay to underwriters, and any discounts, concessions or commissions underwriters allow to participating dealers, in connection with an offering of securities.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Underwriters, dealers, agents and other persons may be entitled, under agreements that they may enter into with us, to indemnification by us against civil liabilities, including liabilities under the Securities Act.

In connection with an offering, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities offered. These transactions may include overallotting the offering, creating a syndicate short position, and engaging in stabilizing transactions and purchases to cover positions created by short sales. Overallotment involves sales of the securities in excess of the principal amount or number of the securities to be purchased by the underwriters in the applicable offering, which creates a short position for the underwriters. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount it received because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions.

As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

The underwriters, dealers and agents, as well as their associates, may be customers of or lenders to, and may engage in transactions with and perform services for, ING Groep N.V. and its subsidiaries.

In addition, we expect to offer the securities to or through our affiliates, as underwriters, dealers or agents. Our affiliates may also offer the securities in other markets through one or more selling agents, including one another.

ING Financial Markets LLC, an affiliate of ING Groep N.V., may participate as an underwriter in distribution of securities issued pursuant to this prospectus. Rule 5121 of the Consolidated Financial Industry Regulatory Authority (FINRA) Rulebook imposes certain requirements when a FINRA member, such as ING Financial Markets LLC, distributes an affiliated company’s securities, such as our securities. ING Financial Markets LLC has advised ING Groep N.V. that any offering in which ING Financial Markets LLC acts as an underwriter will comply with the applicable requirements of Rule 5121.

Should ING Financial Markets LLC participate in the distribution of securities issued pursuant to this prospectus, it will not confirm initial sales to accounts over which they exercise discretionary authority without the prior written approval of the customer.

If so indicated in the prospectus supplement, we will authorize dealers or other persons acting as our agent to solicit offers by some institutions to purchase securities from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others.

Market-Making Resales by Affiliates

This prospectus may be used by ING Financial Markets LLC in connection with offers and sales of the securities in market-making transactions. In a market-making transaction, ING Financial Markets LLC may resell a security it acquires from other holders, after the original offering and sale of the security. Resales of this kind may occur in the open market or may be privately negotiated, at prevailing market prices at the time of resale or at related or negotiated prices. In these transactions, ING Financial Markets LLC may act as principal or agent, including as agent for the counterparty in a transaction in which it acts as principal, or as agent for both counterparties in a transaction in which it does not act as principal. ING Financial Markets LLC may receive compensation in the form of discounts and commissions, including from both counterparties in some cases. Other affiliates of ING Groep N.V. may also engage in transactions of this kind and may use this prospectus for this purpose.

The aggregate initial offering price specified on the cover of this prospectus relates to the initial offering of the securities not yet issued as of the date of this prospectus. This amount does not include the securities to be sold in market-making transactions. The latter include securities to be issued after the date of this prospectus, as well as securities previously issued.

ING Groep N.V. does not expect to receive, directly, any proceeds from market-making transactions. ING Groep N.V. does not expect that ING Financial Markets LLC or any other affiliate that engages in these transactions will pay, directly, any proceeds from its market-making resales to ING Groep N.V., although ING Groep N.V. may indirectly, for instance through the payment of dividends, receive all or a portion of such proceeds.

Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale.

Unless ING Groep N.V. or an agent informs you in your confirmation of sale that your security is being purchased in its original offering and sale, you may assume that you are purchasing your security in a market-making transaction.

Matters Relating to Initial Offering and Market-Making Resales

Each series of securities will be a new issue, and there will be no established trading market for any security prior to its original issue date. We may not list a particular series of securities on a securities exchange or quotation system. We have been advised by ING Financial Markets LLC that it may make a market in the securities, and any underwriters to whom we sell securities for public offering may also make a market in those securities. However, neither ING Financial Markets LLC nor any underwriter that makes a market is obligated to do so, and any of them may stop doing so at any time without notice. No assurance can be given as to the liquidity or trading market for any of the securities.

Unless otherwise indicated in your prospectus supplement or confirmation of sale, the purchase price of the securities will be required to be paid in immediately available funds in New York City.

In this prospectus, the terms “this offering” means the initial offering of the securities made in connection with their original issuance. This term does not refer to any subsequent resales of securities in market-making transactions.

VALIDITY OF THE SECURITIES

If stated in the prospectus supplement applicable to a specific issuance of debt securities, capital securities, ADSs or ordinary shares, Sullivan & Cromwell LLP, our U.S. counsel, and Davis Polk & Wardwell London LLP, U.S. counsel for any underwriters, will pass on certain matters relating to the validity of the securities under U.S. law. Linklaters LLP, or such other Dutch counsel as may be identified in the relevant prospectus supplement, will pass on certain matters relating to the validity of the securities under Dutch law.

PricewaterhouseCoopers Belastingadviseurs N.V., will pass on certain Dutch tax matters for us.

Sullivan & Cromwell LLP and Davis Polk & Wardwell London LLP may rely upon Dutch counsel with respect to all matters of Dutch law.

EXPERTS

The consolidated financial statements of ING Groep N.V. as of December 31, 2024 and 2023 and for each of the years in the three-year period ended December 31, 2024 appearing in the 2024 Form 20-F, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2024 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG Accountants N.V., independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

ENFORCEMENT OF CIVIL LIABILITIES

ING Groep N.V. is a limited liability company incorporated under Netherlands law. Most of its Supervisory Board members, its Executive Board members and some of the experts named in this document, currently reside outside the United States. All or a substantial portion of its assets and the assets of these individuals are located outside of the United States. As a result, it may not be possible for you to effect service of process within the United States upon non-U.S. resident directors or upon ING Groep N.V. or it may be difficult to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. securities laws against ING Groep N.V. We understand there is doubt as to the enforceability in The Netherlands of original actions or in actions for enforcement of judgments of U.S. courts of civil liabilities predicated solely upon the federal securities laws of the United States. As there is no treaty between the United States and The Netherlands providing for the reciprocal recognition and enforcement of judgments (other than arbitration awards in civic and commercial matters), a judgment rendered by a court in the United States will not be recognized and enforced by the Dutch courts. However, if a person has obtained a final and conclusive judgment for the payment of money based on civil liability rendered by a U.S. court which is enforceable in the United States (the “foreign judgment”) and files his claim with the competent Dutch court, the Dutch court will generally give binding effect to the foreign judgment insofar as it finds that (a) the jurisdiction of the U.S. court has been based on grounds which are internationally acceptable, (b) that proper legal procedures have been observed, (c) the foreign judgment does not contravene Dutch public policy and (d) the judgment by the U.S. court is not incompatible with a judgment rendered between the same parties by a Dutch court, or with an earlier judgment rendered between the same parties by a non-Dutch court in a dispute that concerns the same subject and is based on the same cause, provided that the earlier judgment qualifies for recognition in The Netherlands.

Subject to the foregoing and provided that service of process occurs in accordance with applicable treaties, investors may be able to enforce in The Netherlands, judgments in civil and commercial matters obtained from U.S. federal or state courts. However, no assurance can be given that such judgments will be enforceable. In addition, it is doubtful whether a Dutch court would accept jurisdiction and impose civil liability in an original action commenced in The Netherlands and predicated solely upon U.S. federal securities laws.

Enforcement of any foreign judgement in The Netherlands will be subject to the rules of Dutch civil procedure. Judgments may be rendered in a foreign currency but enforcement is executed in EUR at the applicable rate of exchange. Under certain circumstances, a Dutch court has the power to stay proceedings (aanhouden) or to declare that it has no jurisdiction, if concurrent proceedings are being brought elsewhere.

A Dutch court may reduce the amount of damages granted by a U.S. court and recognize damages only to the extent that they are necessary to compensate actual losses and damages.

EXPENSES

The following is a statement of the expenses (all of which are estimated), other than any underwriting discounts and commission and expenses reimbursed by us, to be incurred in connection with a distribution of an assumed amount of securities registered under this registration statement:

Securities and Exchange Commission registration fee	$(1	)*
Printing expenses		*
Legal fees and expenses		*
Trustee fees and expenses		*
Miscellaneous		*
Total		*

(1)

The registrant is registering an indeterminate amount of securities and is deferring payment of the registration fee in accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended.

*	To be provided by a prospectus supplement or as an exhibit to a Report on Form 6-K that is incorporated by reference into this registration statement.

PRINCIPAL EXECUTIVE OFFICE OF ING GROEP N.V.

ING GROEP N.V.

Bijlmerdreef 106

1102 CT Amsterdam

P.O. Box 1800, 1000 BV Amsterdam

The Netherlands

LEGAL ADVISORS TO THE REGISTRANT

As to U.S. federal and New York law:

Sullivan & Cromwell LLP

1 New Fetter Lane

London EC4A 1AN

United Kingdom

As to Dutch Civil & Corporate law:

Linklaters LLP

World Trade Centre Amsterdam

Tower One, 21st floor

Zuidplein 180

1077 XV Amsterdam

The Netherlands

As to Dutch tax law:

PricewaterhouseCoopers Belastingadviseurs N.V.

P.O. Box 90358

1006 BJ Amsterdam

The Netherlands

LEGAL ADVISOR TO THE UNDERWRITERS

As to U.S. federal and New York law:

Davis Polk & Wardwell London LLP

5 Aldermanbury Square

London EC2V 7HR

United Kingdom

AUDITORS

KPMG Accountants N.V.

P.O. Box 43004

3540 AA Utrecht

The Netherlands

ING GROEP N.V.

PROSPECTUS

April 24, 2025

PART I

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 8.	Indemnification of Directors and Officers

ING Groep N.V.

Article 26 of the Articles of Association of ING Groep N.V. provides that, insofar as permitted by Dutch law, “members and former members of the Executive Board or the Supervisory Board shall be reimbursed for (a) the reasonable costs of conducting a defence against claims for compensation of loss; (b) any payments that they owe, and (c) the reasonable costs of appearing in proceedings in which they are involved in the capacity as referred to below, with the exception of proceedings in which they mainly enforce a claim of their own, in connection with acts or omissions in the discharge of their duties as member of the Executive Board or Supervisory Board or in another position they occupy or have occupied at the request of the company. In the latter case, the reimbursement only applies to the amount not compensated in respect of the other position.” Article 26 also provides that no reimbursement will be due and payable in the event that “(a) the act or omission of the person involved must be considered to be intentional, wilfully negligent or seriously attributable, or (b) it concerns payments arising from legal proceedings between a current or former member of the Executive Board or the Supervisory Board and the company or its subsidiaries, except for legal proceedings instituted by one or more shareholders on behalf of the company, or (c) the costs and/or the loss of the person involved is covered by insurance.”

Additionally, Article 35.4 of the articles of association of ING Groep N.V. provides that “The annual accounts shall be adopted by the general meeting. When the resolution to adopt the annual accounts has been considered, a resolution shall be brought before the general meeting to ratify the actions of the members of the Executive Board in respect of their management and those of the members of the Supervisory Board in respect of their supervision of the management in the financial year, to the extent that this is reflected in the financial statements or has been reported upon at the general meeting.” Under Dutch law, this discharge is not absolute and without prejudice to, inter alia, the provisions of articles 138 and 149 of Book 2 of the Dutch Civil Code.

All members of the Supervisory Board and the Executive Board of ING Groep N.V. are covered under the Directors and Officers Liability Insurance program against liabilities resulting from their acts and omissions when acting in their capacities as far as legally permitted.

Any Underwriting Agreement used in connection with this registration statement may include provisions relating to the indemnification of certain officers and the Executive Board and Supervisory Board of ING Groep N.V.

Item 9.	Exhibits

Reference is made to the Exhibit Index included herewith which is incorporated herein by reference.

Item 10.	Undertakings

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.

To file a post-effective amendment to this registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

5.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

6.

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
7.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

9.

To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

10.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Number	Description	Incorporated by Reference to Filings Indicated

1.1	Form of Underwriting Agreement for Debt Securities.	**

1.2	Form of Underwriting Agreement for Capital Securities.	**

1.3	Form of Underwriting Agreement for Ordinary Shares.	**

3.1	Amended and Restated Articles of Association of ING Groep N.V., dated May 12, 2022.	Exhibit 99.1 to ING Groep N.V.’s Report on Form 6-K (File No. 1-14642), filed on May 17, 2022.

4.1	Senior Debt Securities Indenture, dated as of March 29, 2017, between ING Groep N.V. and The Bank of New York Mellon, London Branch.	Exhibit 4.1 to ING Groep N.V.’s Report on Form 6-K (File No. 1-14642), filed on March 29, 2017.

4.2	Subordinated Debt Indenture, dated as of July 18, 2002, between ING Groep N.V. and The Bank of New York.	Exhibit 2.1 to ING Groep N.V.’s Annual Report on Form 20-F (File No. 1-14642) for the year ended December 31, 2002, filed on March 27, 2003.

4.3	Capital Securities Indenture, dated as of April 16, 2015, between ING Groep N.V. and The Bank of New York Mellon, London Branch.	Exhibit 4.1 to ING Groep N.V.’s Report on Form 6-K (File No. 1-14642), filed on April 16, 2015.

4.4	Form of Senior Debt Securities (included in Exhibit 4.1).

4.5	Form of Subordinated Debt Securities (included in Exhibit 4.2).

4.6	Form of Capital Securities (included in Exhibit 4.3).

4.7	Form of Ordinary Share Certificate.	**

4.8	Form of Amended and Restated Deposit Agreement among ING Groep N.V., JPMorgan Chase Bank, N.A., as depositary, and the holders from time to time of American Depositary Receipts issued thereunder, including the form of American Depositary Receipt.	Exhibit (a)(1) to ING Groep N.V.’s Post-Effective Amendment No. 1 to its registration statement on Form F-6 (File No. 333-227695), filed on November 19, 2021.

4.9	Form of Amendment No. 1 to the Deposit Agreement.	Exhibit (a)(2) to ING Groep N.V.’s Post-Effective Amendment No. 1 to its registration statement on Form F-6 (File No. 333-227695), filed on November 19, 2021.

4.10	Fourth Supplemental Indenture, dated as of April 1, 2021, between ING Groep N.V. and The Bank of New York Mellon, London Branch, to the Senior Debt Securities Indenture, dated as of March 29, 2017, between ING Groep N.V. and The Bank of New York Mellon, London Branch.	Exhibit 4.1 to ING Groep N.V.’s Report on Form 6-K (File No. 1-14642), filed on April 1, 2021.

Number	Description	Incorporated by Reference to Filings Indicated

4.11	Fourth Supplemental Indenture, dated as of September 14, 2021, between ING Groep N.V. and The Bank of New York Mellon, London Branch, to the Capital Securities Indenture, dated as of April 16, 2015, between ING Groep N.V. and The Bank of New York Mellon, London Branch.	Exhibit 4.1 to ING Groep N.V.’s Report on Form 6-K (File No. 1-14642), filed on September 14, 2021.

4.12	Sixth Supplemental Indenture, dated as of September 11, 2023, between ING Groep N.V. and The Bank of New York Mellon, London Branch, to the Senior Debt Securities Indenture, dated as of March 29, 2017, between ING Groep N.V. and The Bank of New York Mellon, London Branch.	Exhibit 4.1 of ING Groep N.V.’s Report on Form 6-K (File No. 1-14642), filed on September 11, 2023

5.1	Opinion of Linklaters LLP as to the validity of the securities (Dutch law).	*

5.2	Opinion of Sullivan & Cromwell LLP as to the validity of the securities (New York law).	*

8.1	Opinion of PricewaterhouseCoopers Belastingadviseurs N.V. as to certain matters of Dutch taxation.	*

8.2	Opinion of Sullivan Cromwell LLP as to certain matters of U.S. taxation.	*

23.1	Consent of KPMG Accountants N.V.	*

23.2	Consent of Linklaters LLP (included in Exhibit 5.1).

23.3	Consent of Sullivan & Cromwell LLP (included in Exhibit 5.2).

23.4	Consent of PricewaterhouseCoopers Belastingadviseurs N.V., Dutch tax counsel to ING Groep N.V. (included in Exhibit 8.1).

23.5	Consent of Sullivan & Cromwell LLP, U.S. tax counsel to ING Groep N.V. (included in Exhibit 8.2).

24.1	Power of Attorney (included on signature page).

25.1	Statement of Eligibility on Form T-1 of The Bank of New York Mellon, as Trustee under the Senior Indenture.	*

25.2	Statement of Eligibility on Form T-1 of The Bank of New York Mellon, as Trustee under the Subordinated Indenture.	*

Number	Description	Incorporated by Reference to Filings Indicated

25.3	Statement of Eligibility on Form T-1 of The Bank of New York Mellon, as Trustee under the Capital. Securities Indenture.	*

107	Filing Fee Table.	*

*	Filed herewith.
**	To be filed by amendment or incorporated by reference from a subsequently filed Form 6-K.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, ING Groep N.V. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement on Form F-3 to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Amsterdam, The Netherlands, on April 24, 2025.

ING GROEP N.V.

By:	/s/ Tanate Phutrakul
Name:	Tanate Phutrakul
Title:	Chief Financial Officer

KNOW ALL PERSONS BY THESE PRESENTS that each of the individuals whose signature appears below constitutes and appoints Tanate Phutrakul, Jaap Kes, Zion Gorgi, Kirsten Tuinstra, Vroukje van Oosten Slingeland, Pim Brouwer, Peter Stekelenburg and Peter van der Linde and each of them, his or her true and lawful attorney-in-fact and agent, with full and several power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form F-3 has been signed below by the following persons in the capacities indicated on April 24, 2025.

Signature	Title

/s/ Steven J.A. van Rijswijk Steven J.A. van Rijswijk	Chairman of Executive Board and Chief Executive Officer (principal executive officer)

/s/ Tanate Phutrakul Tanate Phutrakul	Member of Executive Board and Chief Financial Officer (principal financial officer)

/s/ Ljiljana Čortan Ljiljana Čortan	Member of Executive Board and Chief Risk Officer

/s/ Erwin H. M. Olijslager Erwin H. M. Olijslager	Group Controller (principal accounting officer)

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned, the duly authorized representative of ING Groep N.V. in the United States, has signed this registration statement on Form F-3 in The City of New York, State of New York, on April 24, 2025.

ING FINANCIAL HOLDINGS CORPORATION

By:	/s/ Marcy S. Cohen
Name:	Marcy S. Cohen
Title:	General Counsel and Managing Director